UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    )

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Sunoco, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sunoco, Inc. 1735 Market Street, Suite LL Philadelphia, PA 19103-7583

NOTICE OF ANNUAL MEETING

Dear Sunoco Shareholder:

On Thursday, May 1, 2008, Sunoco, Inc. will hold its 2008 Annual Meeting of Shareholders at the Moore College of Art and Design, Stewart Auditorium, 20th Street and the Parkway, Philadelphia, PA. The meeting will begin at 9:30 a.m.

Only shareholders who owned stock at the close of business on February 8, 2008 can vote at this meeting or any adjournments that may take place. At the meeting we will consider:

1.	Election of a Board of Directors;

2.	Approval of the Sunoco, Inc. Long-Term Performance Enhancement Plan II;

3.	Ratification of the appointment of our independent registered public accounting firm for the fiscal year 2008; and

4.	Any other business properly presented at the meeting.

At the meeting we will also report on Sunoco’s 2007 business results and other matters of interest to shareholders.

Your Board of Directors recommends that you vote in favor of proposals 1 through 3 above, which are further described in this proxy statement. This proxy statement also outlines the corporate governance practices at Sunoco, discusses our compensation practices and philosophy, and describes the Audit Committee’s recommendation to the Board regarding our 2007 financial statements. We encourage you to read these materials carefully.

Whether or not you expect to attend the meeting, we urge you to vote promptly.

The approximate date of mailing for this proxy statement and card as well as a copy of Sunoco’s 2007 Annual Report is March 17, 2008. For further information about Sunoco, please visit our web site at www.SunocoInc.com.

By Order of the Board of Directors,

ANN C. MULÉ

CHIEF GOVERNANCE OFFICER, ASSISTANT GENERAL COUNSEL

AND CORPORATE SECRETARY

MARCH 17, 2008

Important notice regarding availability of proxy materials

for Sunoco’s 2008 Annual Meeting of Shareholders

to be held on May 1, 2008.

The proxy statement and 2007 annual report to

shareholders are available at www.SunocoInc.com/site/proxymaterials

PROXY STATEMENT

Questions and Answers

1.	Q:	Who is entitled to vote?
A:	Shareholders as of the close of business on the record date, February 8, 2008, are entitled to vote at the Annual Meeting.

2.	Q:	How do I cast my vote?
A:	There are four different ways you may cast your vote this year. You may vote by:

(1)	telephone, using the toll-free number listed on each proxy card (if you are a shareholder of record) or vote instruction card (if your shares are held by a bank, broker or other nominee);
(2)	the Internet, at the address provided on each proxy or vote instruction card;
(3)	marking, signing, dating, and mailing each proxy or vote instruction card and returning it in the envelope provided. If you return your signed proxy or vote instruction card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR proposals 1 through 3; or
(4)	attending the meeting (if your shares are registered directly in your name on Sunoco’s books and not held through a broker, bank or other nominee).

For voting procedures for shares held in the Sunoco, Inc. Capital Accumulation Plan, or SunCAP, Sunoco’s 401(k) Plan for employees, see Question 8.

If you are the registered shareholder (that is, if you hold your stock in your name), you can vote by telephone or electronically through the Internet by following the instructions provided on the proxy card.

If your shares are held in “street name” (that is, they are held in the name of a broker, bank or other nominee), you will receive instructions with your materials that you must follow in order to have your shares voted. Please review your proxy or vote instruction card to determine whether you will be able to vote by telephone or electronically.

The deadline for voting by telephone or electronically through the Internet is 11:59 p.m. Eastern U.S. Time, April 30, 2008. Voting instructions from SunCAP participants must be received no later than 9:30 a.m. Eastern U.S. Time on April 29, 2008.

3.	Q:	How do I revoke or change my vote?
A:	You may revoke or change your vote by:

(1)	notifying Sunoco’s Chief Governance Officer, Assistant General Counsel and Corporate Secretary or Sunoco’s designated agent, IVS Associates, Inc., 1925 Lovering Avenue, Wilmington, DE 19806, in writing at any time before the meeting;
(2)	submitting a later-dated proxy by mail, telephone, or via the Internet; or
(3)	voting in person at the meeting (if your shares are registered directly in your name on Sunoco’s books and not held through a broker, bank, or other nominee).

The latest-dated, timely, properly completed proxy that you submit, whether by mail, telephone or the Internet, will count as your vote. If a vote has been recorded for your shares and you submit a proxy card that is not properly signed or dated, the previously recorded vote will stand.

4.	Q:	Who will count the vote?
A:	Representatives of IVS Associates, Inc., an independent tabulator, will count the vote and act as the judge of election.

5.	Q:	Is my vote confidential?
A:	Proxy cards, vote instruction cards, telephone and Internet voting reports, ballots and voting tabulations that identify individual shareholders are returned directly to IVS Associates, Inc. and are handled in a manner designed to protect your voting privacy. As a registered shareholder, SunCAP participant, or Non-Objecting Beneficial Owner, your vote will not be disclosed to Sunoco except: (1) as needed to permit IVS Associates, Inc. to tabulate and certify the vote; (2) as required by law; or (3) in limited circumstances such as a proxy contest in opposition to the Board. Additionally, all comments written on the proxy or vote instruction card or elsewhere will be forwarded to Sunoco, but your identity will be kept confidential unless you specifically ask that your name be disclosed.

6.	Q:	What does it mean if I get more than one proxy or vote instruction card?
A:	If your shares are registered in more than one name or in more than one account, you will receive more than one card. Please complete and return all of the proxy or vote instruction cards you receive (or vote by telephone or the Internet all of the shares on all of the proxy or vote instruction cards received) to ensure that all of your shares are voted.

7.	Q:	How many shares can vote?
A:	As of the February 8, 2008 record date, 117,607,729 shares of Sunoco common stock were issued and outstanding. Every shareholder of common stock is entitled to one vote for each share held as of the record date.

8.	Q:	How is Sunoco common stock in SunCAP voted?
A:	If your shares of Sunoco common stock are held in custody for your account by the Vanguard Fiduciary Trust Company (“Vanguard”), as trustee for SunCAP, you may vote by instructing Vanguard how to vote your shares pursuant to the vote instruction card that is mailed to you with this proxy statement. If you do not provide voting instructions, or provide unclear voting instructions, then Vanguard will vote the shares in your SunCAP account in proportion to the way the shares of Sunoco common stock are voted by the other SunCAP participants. Voting instructions from SunCAP participants are maintained in the strictest confidence and will not be disclosed to Sunoco except as set forth in those limited circumstances discussed in the answer to Question 5, which apply to all shareholders.

9.	Q:	What is a “quorum”? What are the voting requirements to elect directors and to approve any other proposals discussed in the proxy statement?
A:	A “quorum” is the presence of the holders of a majority of the outstanding shares entitled to vote either in person or represented by proxy at the meeting. There must be a quorum for the meeting to be held. If you submit a timely, properly executed proxy or vote instruction card, then you will be considered part of the quorum, even if you abstain from voting.

Abstentions: Abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention. Abstentions and withheld votes are counted as shares present and entitled to be voted.

Broker Non-Votes: Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the shareholder, and (2) the broker lacks the authority to vote the shares at his/her discretion. Broker non-votes will not affect the outcome of any of the matters being voted upon at this meeting, and they are not counted as shares present and entitled to be voted with respect to the matter on which the broker has not expressly voted.

You may vote “for” or “withheld” with respect to the election of directors. Sunoco’s Bylaws set forth the procedures if a director-nominee does not receive at least a majority of votes cast at a meeting for election of directors where a quorum is present. In an uncontested election, any incumbent nominee for director who does not receive at least a majority of the votes cast must submit his or her resignation to the Board. Any nominee who is not an incumbent and who does not receive at least a majority of the votes cast is deemed to have been elected and to have immediately resigned. The Governance Committee will evaluate the tendered resignation and make a recommendation to the Board. The Board will act on the tendered resignation and publicly disclose its decision within 90 days after the certification of the election results. If the incumbent director’s resignation is not accepted by the Board, such director will continue to serve: (i) until the next annual meeting; (ii) until his successor is duly elected; or (iii) his earlier resignation or removal. If the director’s resignation is accepted by the Board, the Board may fill the resulting vacancy pursuant to Sunoco’s Bylaws. Full details of these procedures are set forth in Sunoco’s Bylaws. Proposals 2 and 3 must receive more than 50% of the shares voting at the meeting to be adopted.

10.	Q:	Who can attend the Annual Meeting and how do I get a ticket?
A:	All shareholders who owned shares on February 8, 2008 may attend. Just check the box on your proxy or vote instruction card, or as indicated on the Internet site, or press the appropriate key if voting by telephone. If your shares are held through a broker and you would like to attend, please write to the Chief Governance Officer, Assistant General Counsel and Corporate Secretary, Sunoco, Inc., 1735 Market Street, Suite LL, Philadelphia, PA 19103-7583. Include a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker), and we will send you a ticket.

11.	Q:	How will voting on any other business be conducted?
A:	Although we do not know of any business to be considered at the 2008 Annual Meeting other than the proposals described in this proxy statement, if any other business is presented at the Annual Meeting, your signed proxy or vote instruction card, or your authenticated Internet or telephone proxy, gives authority to John G. Drosdick, Sunoco’s Chairman, Chief Executive Officer and President, and Ann C. Mulé, Sunoco’s Chief Governance Officer, Assistant General Counsel and Corporate Secretary, to vote on such matters at their discretion.

12.	Q:	Can I, in the future, receive my proxy statement and annual report over the Internet?
A:	Yes. You can receive this information over the Internet.

(1)	If you are a registered shareholder: You can agree to access the proxy statement and annual report on the Internet in the space provided on your proxy or vote instruction card, on the Internet site, or by telephone. You will be notified when the materials are available on the designated web site. Your choice of electronic delivery will remain in effect until you notify us otherwise by sending a written request to the Chief Governance Officer, Assistant General Counsel and Corporate Secretary, Sunoco, Inc., 1735 Market Street, Suite LL, Philadelphia, PA 19103-7583.
(2)	If you hold shares through a broker, bank or other nominee: Please refer to the information provided by that entity in the proxy materials mailed to you; or contact your broker or bank and indicate your preference to access the documents on the Internet.

13.	Q:	If I am receiving multiple copies of the proxy statement and annual report at my residence, what do I need to do to receive only one copy?
A:	With your consent and the consent of other shareholders in your household, we may send one set of the proxy statement and annual report to a household where two or more Sunoco shareholders reside if we believe they are members of the same family. Each consenting shareholder would continue to receive a separate notice of annual meeting and proxy card. This procedure, referred to as “householding,” would reduce the volume of duplicate information you receive, and would also reduce the Company’s printing and mailing costs. If you are an eligible shareholder and would like to receive only one copy of the proxy statement and annual report, please indicate that on your proxy or vote instruction card, on the Internet site, or by telephone; or contact the Company by sending a written request to the Chief Governance Officer, Assistant General Counsel and Corporate Secretary, Sunoco, Inc., 1735 Market Street, Suite LL, Philadelphia, PA 19103-7583 or by calling 215-977-6440. Your consent will remain in effect until Sunoco receives contrary instructions from you or other shareholders in your household. Should you revoke your consent, Sunoco will begin sending individual copies of the proxy statement and annual report to you within thirty (30) days of your revocation. Also, if you would like to obtain a separate copy of the proxy statement or annual report, you may direct your request to the address above, or you may call 215-977-6440. If you hold your shares in street name, please contact your broker, bank or other nominee.

14.	Q:	I have Sunoco shares that are held in street name, as do others in my household. We received only one copy of the proxy statement and annual report. What should I do if I would like additional copies of these materials?
A:	Some brokerage firms have instituted “householding” in connection with the delivery of annual reports and proxy statements (see the answer to Question 13). If your family holds Sunoco shares in multiple brokerage accounts, you may have previously received “householding” notification from your broker, bank or other nominee. If you wish to revoke your decision to household and thereby receive multiple proxy statements and annual reports, please contact your broker, bank or other nominee. If any shareholder residing at the same address would like additional copies of the proxy statement and annual report, please contact your broker, bank or other nominee, or you may contact the Company by sending a written request to the Chief Governance Officer, Assistant General Counsel and Corporate Secretary, Sunoco, Inc., 1735 Market Street, Suite LL, Philadelphia, PA 19103-7583 or by calling 215-977-6440.

15.	Q:	Does any shareholder own 5% or more of Sunoco’s common stock?
A:	State Street Bank and Trust Company has reported the following ownership of Sunoco’s common stock, as of December 31, 2007. The information below is based on the most recent Schedule 13G filed with the Securities and Exchange Commission, except as otherwise known by the Company.

Shareholder Name and Address	Shares	Percent of Outstanding Shares

State Street Bank and Trust Company 225 Franklin Street Boston, MA 02110	7,247,662[1]	6.2%

NOTE TO TABLE:

[1]

According to a Schedule 13G dated February 12, 2008 filed with the Securities and Exchange Commission, State Street Bank and Trust Company, acting in various fiduciary capacities, holds sole voting power over 4,716,887 shares and shared dispositive power over 7,247,662 shares.

16.	Q:	When are the shareholder proposals for the 2009 Annual Meeting due?
A:	To be considered for inclusion in next year’s proxy statement, all shareholder proposals must be submitted in writing to the Chief Governance Officer, Assistant General Counsel and Corporate Secretary, Sunoco, Inc., 1735 Market Street, Suite LL, Philadelphia, PA 19103-7583 by November 17, 2008.

Additionally, Sunoco’s advance notice bylaw provisions require that any shareholder proposal to be presented from the floor of the 2009 Annual Meeting must be submitted in writing to the Chief Governance Officer, Assistant General Counsel and Corporate Secretary, at the above address, by December 31, 2008, and must be accompanied by:

♦	the name, residence and business addresses of the proposing shareholder;

♦	a representation that the shareholder is a record holder of Sunoco stock or holds Sunoco stock through a broker, bank or other nominee and the number of shares held; and

♦	a representation that the shareholder intends to appear in person or by proxy at the 2009 Annual Meeting to present the proposal.

A proposal may be presented from the floor only after Sunoco’s Board of Directors has determined that it is a proper matter for consideration under our bylaws.

17.	Q:	What is Sunoco’s process for nominating director candidates?
A:	All of Sunoco’s directors are elected each year by its shareholders at the annual meeting of shareholders. The Board of Directors is responsible for filling vacancies on the Board at any time during the year, and for nominating director nominees to stand for election at the annual meeting of shareholders. The Governance Committee of the Board of Directors reviews all potential director candidates, and recommends potential director candidates to the full Board. Director candidates may be identified by current directors of the Company, as well as by shareholders. The Governance Committee is comprised entirely of independent directors, as defined in the New York Stock Exchange listing standards and Sunoco’s Categorical Standards of Independence. The Governance Committee does not generally utilize the services of search firms or consultants to assist in identifying and screening potential candidates. The Governance Committee has an extensive diligence process for reviewing potential candidates, including an assessment of each candidate’s education, experience, independence and other relevant factors, as described under “Director Qualifications” in Sunoco’s Corporate Governance Guidelines (beginning on page 13 in this proxy statement) and in the Governance Committee Charter which can be found on Sunoco’s web site at www.SunocoInc.com. The full Board reviews and has final approval authority on all potential director candidates being recommended to the shareholders for election. See the answer to Question 18 below regarding the process for shareholder nominations of director candidates.

Gary Edwards is standing for election as a director for the first time. The Governance Committee and the Board have had as an objective adding a member to the Board with experience in the oil industry, particularly in the refining sector. Mr. Drosdick, in his capacity as Chairman of the Board of Sunoco Partners LLC (the general partner of Sunoco Logistics Partners L. P.) and CEO of Sunoco, Inc., suggested Mr. Edwards’ name to the Governance Committee. Mr. Drosdick has served with Mr. Edwards on the board of Sunoco Partners for more than five years. The Governance Committee, which is made up of independent directors, vetted Mr. Edwards through the same process as other potential director candidates, including an extensive due diligence process. Mr. Ratcliffe, Chair of the Governance Committee, and other independent directors met with Mr. Edwards to assess his qualifications. The Governance Committee recommended and the full Board approved Mr. Edwards standing for election as a director at the 2008 annual meeting.

18.	Q:	Can a shareholder nominate someone to be a director of Sunoco?
A:	As a shareholder, you may recommend any person as a nominee for director of Sunoco for consideration by the Governance Committee by submitting the name and supporting information in writing to the Governance Committee of the Board of Directors, c/o Sunoco, Inc., 1735 Market Street, Suite LL, Philadelphia, PA 19103-7583. Recommendations must be received by December 31, 2008 for the 2009 Annual Meeting, and must be accompanied by:

♦	the name, residence and business addresses of the nominating shareholder;

♦

a representation that the shareholder is a record holder of Sunoco stock or holds Sunoco stock through a broker, bank or other nominee and the number of shares held, the length of time such shares have been held, and a representation that the shareholder intends to hold such shares through the date of the 2009 Annual Meeting;

♦	a representation that the shareholder intends to appear in person or by proxy at the 2009 Annual Meeting to nominate the individual(s) if the nominations are to be made at a meeting of shareholders;

♦	information regarding each nominee which would be required to be included in a proxy statement;

♦	a description of any arrangements or understandings between and among the shareholder and each and every nominee; and

♦	the written consent of each nominee to serve as a director, if elected.

19.	Q:	How can shareholders communicate with Sunoco’s directors?
A:	Sunoco’s Board of Directors has established a process for shareholders to send communications to the Board. Shareholders may communicate with any of Sunoco’s directors, any committee chairperson or the Board of Directors by writing to the director, committee chairperson or the Board in care of Sunoco’s Chief Governance Officer, Assistant General Counsel and Corporate Secretary, at Sunoco, Inc., 1735 Market Street, Suite LL, Philadelphia, PA 19103-7583. Communications received are forwarded directly to the director. If the communication is addressed to the Board and no particular director is named, the communication will be forwarded, depending on the subject matter, to the appropriate Committee chairperson or to all non-management directors.

There were no material actions taken by the Board of Directors during 2007 as a result of communications from shareholders.

20.	Q:	How much will this proxy solicitation cost?
A:	Morrow & Co., Inc. was hired by Sunoco to assist in the distribution of proxy materials and the solicitation of votes for a fee of $10,000, plus estimated out-of-pocket expenses of $8,000. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

21.	Q:	Who is soliciting my vote?
A:	Your vote is being solicited by the Board of Directors of Sunoco, Inc. for the 2008 Annual Meeting of Shareholders to be held on Thursday, May 1, 2008 at 9:30 a.m.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, as well as persons who own more than 10% of Sunoco’s common stock to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission, or the SEC. Sunoco believes that during 2007 all SEC filings of its officers and directors complied with the requirements of Section 16 of the Securities Exchange Act, based on a review of forms filed, or written notice that no annual forms were required.

GOVERNANCE OF THE COMPANY

Corporate Governance Guidelines

INTRODUCTION

Sunoco’s corporate governance practices are designed so that qualified directors are elected, that—other than the CEO—Sunoco’s directors are independent directors, and that directors are provided with full and transparent information from management so that the Board can function at a high level. Corporate governance practices are also designed so that full and transparent disclosures are made by Sunoco to its shareholders, the securities markets and the Securities and Exchange Commission.

Sunoco’s Board has been focused on corporate governance practices for many years. Sunoco published its first set of formal corporate governance guidelines in 1998 and has updated and republished these guidelines each year in its proxy statement so that its shareholders would be well informed as to the manner in which Sunoco is governed.

Sunoco’s Board has specifically charged its Governance Committee with the responsibility of keeping up with “best practices” in corporate governance so that Sunoco’s practices can continually be updated. Recognizing that corporate governance is of critical importance to Sunoco and its shareholders and thus merits adequate resources, in 2002 Sunoco’s Board of Directors elected a Chief Governance Officer—a senior level executive whose job duties are dedicated to corporate governance and providing guidance with respect to compliance with the securities laws, rules and regulations, and the New York Stock Exchange Listing Standards. With respect to corporate governance matters, this executive reports directly to the Governance Committee and the full Board to help ensure that governance practices, consistent with Sunoco’s “best practices” philosophy, are implemented over time and in the context of an ever-changing and increasingly complex environment.

The following Corporate Governance Guidelines were adopted by Sunoco’s Board of Directors on February 26, 2008.

ROLE OF BOARD AND MANAGEMENT

Sunoco’s business is conducted by its employees under the direction of the CEO and the oversight of the Board, to enhance the long-term value of Sunoco for its shareholders. The Board is elected by the shareholders to oversee management and to strive to assure that the long-term interests of the shareholders are being served. Both the Board and management recognize that the long-term interests of Sunoco are advanced by responsibly addressing the concerns of other constituencies, including employees, customers, suppliers and the communities in which Sunoco operates.

BOARD COMPOSITION

Annual Director Election:    Each director is elected annually by shareholders for a one-year term. Sunoco does not have a “staggered board.”

Director Independence:    A director is “independent” only if he or she is a non-management director and is free of any direct or indirect material relationship with Sunoco or its management. Except for Sunoco’s Chairman and CEO, all current directors meet the “independence” standards of the New York Stock Exchange Listing Standards and Sunoco’s Categorical Standards of Independence set forth below.

Categorical Standards of Independence:    To be considered “independent”, a director must be determined by resolution of the full Board, after due deliberation, to have no direct or indirect material relationship with the Company. In making this determination, the Board, through its Governance Committee, shall consider all relevant facts and circumstances, and shall apply the following standards to assist the Board when assessing the independence of a director:

a.	A director will not be considered “independent” if:

(i)	the director is, or within the last three years was, employed by the Company or any of its subsidiaries;
(ii)	an immediate family member of the director is, or has been within the last three years, employed by the Company as an executive officer;
(iii)	the director has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees, and pension or other forms of deferred compensation for prior service (provided it is not contingent on continued service);
(iv)	an immediate family member of the director has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees, and pension or other forms of deferred compensation for prior service (provided it is not contingent on continued service);
(v)	the director is a current partner of a firm that is the Company’s (or any of its subsidiaries) internal or external auditor; or is a current employee of such a firm; or who was, within the last three years (but is no longer), a partner or employee of such firm and personally worked on the Company’s audit within that time;
(vi)	an immediate family member of the director is a current partner of a firm that is the Company’s (or any of its subsidiaries) internal or external auditor; or is a current employee of a firm that is the Company’s (or any of its subsidiaries) internal or external auditor and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or was, within the last three years (but is no longer), a partner or employee of such a firm and personally worked on the Company’s audit within that time;
(vii)	the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serve or served on that company’s compensation committee; or
(viii)	an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

b.	The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence:

(i)	if a director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount, which, in any of the last three fiscal years, did not exceed the greater of $1 million or two percent (2%) of such other company’s consolidated gross revenues;
(ii)	if a director of the Company is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than two percent (2%) of the total consolidated assets of either company; or
(iii)	if a director is an executive officer of a tax-exempt organization, and the Company or the Sunoco Foundation made, within the preceding three years, discretionary contributions that in any single fiscal year were less than the greater of $1 million or two percent (2%) of the tax-exempt organization’s consolidated gross revenues, as determined from the tax-exempt organization’s latest publicly available financial information.

c.	The following relationships are not material and do not impair a director’s independence:

(i)	a director or his immediate family members purchasing gasoline, heating oil, or other products or services of the Company, all on terms and conditions similar to those available to Company employees or other third parties (including, but not limited to, prices and discounts).

d.	An Audit Committee member may not have a direct or indirect financial relationship with the Company or any of its subsidiaries (i.e., accept directly or indirectly any consulting, advisory or other compensatory fee) other than compensation for service as a director. Audit Committee members may receive directors’ fees (in the form of cash, stock, stock units or other in-kind consideration ordinarily available to directors, as well as regular benefits that other directors receive).

e.	An Audit Committee member may not be an “affiliated person” of the Company or any of its subsidiaries. “Affiliated person” is defined in Rule 10A-3 of the Securities Exchange Act of 1934 to mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

f.	With respect to any relationship not covered by paragraphs “a”, “b” and “c” above, the determination of whether the relationship is material, and therefore whether the director would be independent, will be made by the directors who satisfy the independence criteria set forth in paragraphs “a” and “b” above. The Company will describe and explain in the next proxy statement the basis for any determination by the Board of Directors that a relationship is not material despite the fact that it does not meet the categorical standards set forth in paragraph “b” above. The Company will also disclose and explain the basis for any determination of independence for a director that does not meet the criteria in paragraphs “a” and “b” above.

Board Size and Mix:    Annually by resolution, Sunoco’s Board fixes the number of directors that will constitute the Board for the following year. The Board believes that a board size of between 10 and 12 directors is the ideal size for Sunoco, although at times the size may vary due to transition periods for new directors in anticipation of planned director retirements.

Director Qualifications:    The Governance Committee and the full Board of Directors considers, at a minimum, the following factors in recommending potential new Board members or the continued service of existing members:

a.	A director is nominated based on his or her professional experience. He or she should be accomplished and have recognized achievements in his or her respective field.

b.	A director should have relevant education, expertise and experience, and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience.

c.	A director should possess high personal and professional ethics, integrity and values.

d.	A director must be inquisitive and objective, have the ability to exercise practical and sound business judgment, and have an independent mind.

e.	A director must be willing to devote sufficient time and effort to carrying out his or her duties and responsibilities effectively.

f.	All of the directors, except for the Chief Executive Officer, should be “independent,” as outlined in Sunoco’s Categorical Standards of Independence.

g.	A director should have the ability to work effectively with others.

h.	The Board generally seeks active or former chief executive officers or senior level executives of public companies, or leaders of major complex organizations, with experience at a strategy/policy setting level or with high level management experience.

i.	The Board of Directors seeks qualified individuals who, taken together, represent a diversity of skills, backgrounds and experience, including ethnic background, gender and professional experience.

j.	The Board, through the Governance Committee, assesses which functional skills or areas of expertise are needed to round out the existing collective strengths of the Board as part of its director selection process.

Director Candidate Selection:    All of Sunoco’s directors are elected each year by its shareholders at the annual meeting of shareholders. The Board of Directors is responsible for filling vacancies on the Board at any time during the year, and for nominating director nominees to stand for election at the annual meeting of shareholders. The Governance Committee of the Board of Directors reviews all potential director candidates, and recommends potential director candidates to the full Board. Director candidates may be identified by current directors of the Company, as well as by shareholders. The full Board reviews and has final approval authority on all potential director candidates being recommended to the shareholders for election.

Changes to a Director’s Current Position:    If the primary position held by an independent director at the time of election (including retirement) changes, he or she must offer to tender his or her resignation as a director to the Governance Committee.

Service by Independent Directors on Other Boards and Other Audit Committees:

➢

Other Boards.    Sunoco does not limit the number of other public company boards on which an independent director may serve. However, Sunoco does expect all directors to devote sufficient time and effort to their duties as a Sunoco Board member. This is a factor that is considered in the annual individual director evaluation process.

➢	Other Audit Committees. As a general rule, Sunoco’s independent directors are expected to serve on not more than two other public company audit committees in addition to Sunoco’s.

Prior to joining the board of another public company, as well as the board of any non-public, for-profit company, directors are required to advise Sunoco’s Governance Committee so that a review can be performed to ensure there are no conflicts or other issues.

Service by CEO on Other Boards:    The CEO must obtain the approval of the Governance Committee prior to accepting an invitation to serve on the board of another public company. The Governance Committee is of the view that the CEO should be limited to two outside public company directorships in addition to board service on Sunoco Partners LLC, the general partner of Sunoco Logistics Partners L.P. Sunoco’s Board is of the view that service on the Sunoco Partners LLC board should not be considered an “outside public company directorship” because it is part of the responsibilities of Sunoco’s CEO to spend time overseeing each of Sunoco’s business units regardless of the corporate structure of those entities.

The CEO may not serve on the board of a company on which a Sunoco independent director serves as an officer.

Retirement Age:    Sunoco’s directors retire from the Board at the annual meeting following their 72nd birthday unless the Governance Committee recommends to the Board—in limited and special circumstances—an exception to this requirement and it is approved by the independent directors of the Board. Because Sunoco’s Board has adopted a mandatory retirement age and because Sunoco’s Governance Committee annually performs an individual director evaluation for each director prior to recommending his or her nomination for election by the shareholders, the Board has decided not to adopt term limits for its directors.

CEO Board Service:    Any CEO of the Company, who also serves as a director, shall tender his or her resignation from the Board at the same time he or she retires, resigns or is removed from the Company. The Governance Committee will recommend to the Board whether or not to accept he resignation, which must be approved by the independent directors of the Board.

BOARD OPERATIONS

Board Leadership:    Sunoco’s CEO also holds the position “Chairman of the Board.” Sunoco’s Chairman and CEO is not a member of any standing Board committee, other than the Executive Committee. Sunoco believes the unified position of Chairman and CEO serves the corporation well because the remainder of Sunoco’s non-management directors, who are all independent, have many opportunities to be involved with the agenda setting process and to significantly influence the Board process.

➢

Executive Sessions.    Executive Sessions of only non-management directors are regularly scheduled at the conclusion of each board meeting. A “Presiding Director” leads each Executive Session and is responsible for leading and facilitating the agenda and discussions at these sessions. Sunoco’s non-management directors each serve as Presiding Director for an Executive Session on a rotating basis. The Presiding Director’s other duties include (i) serving as liaison between the Chairman and the independent directors; and (ii) coordinating and developing future executive session meeting agendas and schedules and soliciting input for future Board and Committee meeting agendas and schedules, as appropriate, as well as seeking from the non-management directors any items and/or matters that warrant follow-up. The Presiding Director has the responsibility of providing appropriate comments, suggestions and other information to the Chairman and CEO after each Executive Session.

➢

Independent Director Only Meetings.    In addition to the Executive Sessions, two separate meetings of non-management directors are held each year. The Chair of the Governance Committee leads these meetings and is responsible for agenda preparation. The Chair of the Governance Committee is also responsible for leading the non-management directors in the CEO evaluation and the Board self-evaluation.

Board Meetings:    Sunoco’s Board usually meets seven times per year in regularly scheduled meetings, but meets more often if necessary. Six of these regularly scheduled meetings occur over a two-day period, including Committee meetings. During these meetings, strategic and other issues, as well as major corporate actions are reviewed and approved. In addition, annually, the Board meets over a longer period to summarize, review and approve strategic and other issues.

Meeting Agendas:    The Chairman and CEO establishes a preliminary agenda for each Board meeting. Any director may request items to be included on the agenda.

While the Board believes that a carefully planned agenda is important for effective Board meetings, the agenda is flexible enough to accommodate new developments. Ample time is scheduled at each Board meeting to assure full discussion of important matters. Agendas, in addition to including financial and operating reports, also include other reports, such as current issues that could affect Sunoco’s short-term and/or long-term strategy and business, critical measures and comparisons, and other types of presentations that could enhance a director’s perspective on various matters. Management presentations are scheduled to permit a substantial proportion of Board meeting time to be available for discussion and comments.

The Corporate Secretary maintains a list of recurring agenda items and the timing of such agenda items throughout the year. This list is circulated to all Board members, who are free to add additional agenda items.

Information Flow:    Board members receive agendas and other information well in advance of Board meetings so they will have an opportunity to prepare for discussion of the items at the meeting.

Information is provided from a variety of sources, including management reports, periodic SEC reports, a comparison of performance to operating and financial plans, reports on Sunoco’s stock performance and operations prepared by third parties, and articles from various business publications.

In many cases, significant items requiring Board approval may be reviewed and discussed at one or more meetings and voted upon in subsequent meetings.

Regular Attendance of Non-Directors at Board Meetings:    Board meetings generally begin in executive session with only Board members and Sunoco’s General Counsel and its Corporate Secretary in attendance. Thereafter, the Board meets in plenary session joined by the other Sunoco senior executives. At each meeting, various senior executives report to the Board on their respective areas of responsibility. At times, other Sunoco personnel are asked to make specific presentations to the Board.

New Director Orientation:    Sunoco’s new directors are required to attend orientation sessions which include receiving and reviewing extensive materials relating to Sunoco’s business and operations, visiting Sunoco facilities and meeting key personnel. The orientation also includes an overview of Sunoco’s strategic plan, goals and objectives, governance practices, disclosure procedures and practices, compensation philosophy and an overview of Sunoco’s investor relations program.

New directors attend meetings of all Board committees to acquaint them with the work and operations of each committee. After this rotation, new directors are assigned to particular committees. The new members attend committee orientation sessions. These sessions are designed to educate new committee members in helping them understand the substantive responsibilities of the committee.

Ongoing Director Education:    Sunoco conducts ongoing training or continuing director education for its Board members. In addition to plant and site visits, Sunoco has an ongoing program of continuing director education on emerging issues and topics designed to educate and inform directors in discharging their duties. Sunoco is supportive of, and reimburses its directors for, attending qualified third-party director education programs.

Performance Evaluations:    Sunoco’s Board has a three-tier performance evaluation process which enables continuous improvements at all three tiers.

➢	Full Board Evaluation. The Board, through the Governance Committee, conducts an annual evaluation of how it is functioning as a whole. The results are reviewed with the Board.

➢	Committee Evaluation. Sunoco’s individual committees conduct annual self-evaluations. The results are reviewed with each committee and with the Board.

➢

Individual Director Performance Evaluation.    Individual director evaluations are conducted annually by the Governance Committee. The Chair of the Governance Committee meets confidentially with each director to provide feedback.

BOARD STRUCTURE

Committees of the Board:    The full Board makes all decisions of major importance to Sunoco. The Board has established five standing committees so that certain areas can be addressed in more depth.

Committee Structure:    Sunoco’s five standing committees are: the Audit Committee, the Compensation Committee, the Governance Committee, the Corporate Responsibility Committee, and the Executive Committee. Each Committee has the authority to, as it deems appropriate, independently engage outside legal, accounting or other advisors or consultants at the expense of Sunoco. The current charters of each committee are published on Sunoco’s website and will be mailed to shareholders upon written request. A summary of the responsibilities of each of the committees follows:

➢

Audit Committee.    The Audit Committee assists the Board in its oversight of the integrity of Sunoco’s financial statements and disclosures and other internal control processes and Sunoco’s compliance with ethics policies and legal and regulatory requirements. This Committee prepares a report that is included in Sunoco’s proxy statement. The Committee appoints, retains, compensates, terminates and oversees the work of, and evaluates the independence and ability of, the independent registered public accounting firm, as well as selects and evaluates Sunoco’s General Auditor. The Committee also provides oversight on Sunoco’s guidelines and policies with respect to business risk matters and other matters deemed appropriate by the Committee. The Committee establishes procedures for handling complaints, including the anonymous, confidential treatment of complaints regarding Sunoco’s accounting, internal accounting controls or auditing matters.

➢

Compensation Committee.    The Compensation Committee reviews and approves Sunoco’s compensation philosophy, reviews and recommends Board approval of Sunoco’s short- and long-term incentive plans, and reviews and approves the executive compensation programs and awards. The Committee determines and approves CEO compensation, and reviews and approves the compensation of the other senior executive officers. The Committee reviews and discusses with management the Compensation Discussion & Analysis (the “CD&A”) required by the Securities and Exchange Commission and recommends to the Board that the CD&A be included in the Company’s proxy statement. The Committee produces an annual compensation committee report for inclusion in Sunoco’s proxy statement. The Committee also reviews the general employee pension and employee welfare benefit plans, as appropriate.

➢

Governance Committee.    The Governance Committee reviews the role, composition and structure of the Board and its committees, focusing on—among other things—the independence requirements as set forth in the New York Stock Exchange Corporate Governance Listing Standards and in Sunoco’s Categorical Standards of Independence. The Committee reviews and approves related person transactions in accordance with Sunoco’s Related Person Transactions Policy. The Committee reviews and evaluates individual Board members each year prior to recommending the annual directors’ slate for election by shareholders at the Annual Meeting. The Committee identifies and reviews qualified individuals as potential new director candidates. Additionally, the Committee sets and administers policies governing the level and form of directors’ compensation.

The Governance Committee monitors and reviews corporate governance issues, emerging trends and “best practices” and has specifically been charged with recommending to the Board, on an on-going basis, a set of corporate governance guidelines.

➢

Corporate Responsibility Committee.    The Corporate Responsibility Committee has oversight responsibility for, and makes recommendations to the Board, as appropriate, regarding the Company’s: (1) internal policies, practices, positions and performance in the areas of (a) health, environmental impact and safety, (b) equal employment opportunity and diversity, (c) government relations and (d) corporate philanthropy; and (2) external performance as a responsible corporate citizen, keeping the Board apprised of the integrity and propriety of the Company’s positions with those individuals, organizations and institutions over which the Company does not have direct control, but whose influence or actions are important to the success of the Company, such as shareholders, communities in which we do business, state, local and federal governments, special interest groups, and others.

➢

Executive Committee.    The Executive Committee exercises the authority of the Board during the intervals between meetings of the Board except for Board actions specifically excluded by law and except that no action shall be taken by this Committee if any member of the Committee has voted in opposition.

Committee Membership:

➢

Independence.    Each committee of the Board, except for the Executive Committee, is composed entirely of independent directors, as defined in the New York Stock Exchange Listing Standards and Sunoco’s Categorical Standards of Independence.

➢

Other Qualifications.    The individual qualifications of committee members are reviewed annually for compliance with the various regulatory requirements mandated for the members of each particular committee. The Governance Committee recommends the members and chairs of the Committees to the Board.

➢

Rotation Policy.    Sunoco’s Board does not have a practice of automatic rotation of committee chairs and members after a set time period. There are many reasons to maintain an individual director on a specific committee, including continuity and subject matter expertise necessary for an effective committee. However, the Governance Committee reviews the strengths and expertise of each director, as well as the current and anticipated needs for each committee and, at times, may rotate members based on committee needs.

Committee Agendas:    Committee agendas are prepared by the Committee Secretary in consultation with the Committee Chair. Annual recurring events for each committee are circulated each year and used as preliminary agenda items. All committee members are free to include additional items on an agenda.

Committee Reporting:    Each Committee Chair reports to the full Board on committee actions in a timely manner, but in no event later than the next Board meeting.

BOARD RESPONSIBILITIES

Review and Approve Sunoco’s Strategic Plan, Annual Operating Plan and Major Corporate Actions:

➢	Annually, the Board reviews and approves Sunoco’s three-year strategic plan and the annual operating plan.

➢	On an on-going basis, the Board reviews and approves all major corporate actions. The Board also reviews political, regulatory and economic trends and developments that may impact Sunoco.

Monitor Sunoco’s Performance:

➢	On an on-going basis during the year, the Board monitors Sunoco’s performance against its annual operating plan and against the performance of its peers.

➢

On a regular basis at Board meetings and through periodic updating, the Board reviews Sunoco’s financial performance with a particular focus on peer and competitive comparisons. These reviews include the views of management, as well as those of key investors and securities analysts.

Evaluate the CEO:

➢	The CEO is the highest-ranking member of the management team. As such, he or she is accountable to the Board for Sunoco’s management and performance.

➢	Annually, the CEO meets with the independent directors to discuss the overall performance and direction of the Company, as well as his or her individual performance.

➢

Following that discussion, the independent directors meet separately, at a meeting which is led by the Chair of the Governance Committee, to evaluate Sunoco’s direction and performance and the individual performance of the CEO.

➢	The results of this evaluation are communicated to the CEO at an executive session of the Board.

Review and Approve Executive Compensation:

➢

The Board, through the Compensation Committee, reviews and approves the compensation plans for senior executives to ensure they are appropriate, competitive and properly reflect Sunoco’s goals and objectives.

➢	Annually, the Compensation Committee approves appropriate goals and objectives for the annual and long term executive incentive plans, which are then reviewed with the entire Board.

Review and Approve CEO and Management Succession Planning and Development:

➢	The Board plans for succession of the CEO as well as the other senior executive positions.

➢	To assist the Board, the CEO annually provides the full Board with an assessment of senior executives, their potential to succeed him, and future development plans.

➢	The CEO also provides the full Board with an assessment of persons considered potential successors to the senior executive positions and future development plans.

Advise and Counsel Management:

➢

Advice and counsel to management occurs both through formal Board and Committee meetings and through informal, individual director contacts with the CEO and other members of management at various levels throughout the Company.

➢	The information needed for the Board’s decision-making will often be found within Sunoco, and directors have full access to management.

➢	The Board and its Committees have the right to, at any time, retain outside financial, legal or other advisors or consultants at the expense of Sunoco.

Monitor Ethical and Legal Compliance:

The Board, primarily through the Audit Committee, monitors ethical and legal compliance by overseeing the processes which are in place to maintain the integrity of the company—the integrity of the financial statements, and internal control over financial reporting and disclosure controls and procedures, and the integrity of compliance with laws and ethics and with Sunoco’s Code of Business Conduct and Ethics.

BOARD AND EXECUTIVE COMPENSATION PROGRAM

Sunoco maintains fair and straightforward compensation programs at both the Board and executive levels designed to enhance shareholder value.

Director Compensation:

➢	Sunoco’s Governance Committee, which is composed entirely of independent directors, sets and administers the policies that govern the level and form of director compensation.

➢

Sunoco’s Governance Committee and its Board of Directors believe that the compensation program for Sunoco’s independent directors should be designed to attract highly qualified directors; provide appropriate compensation for their time, efforts, commitment and contributions to Sunoco and Sunoco’s shareholders; and align the interests of the independent directors and Sunoco’s shareholders. This compensation philosophy includes providing a competitive level of compensation necessary to attract experienced and qualified individuals.

➢

Sunoco’s Governance Committee directly engages an independent compensation consultant to advise it on an annual basis as to “best practices” and emerging trends in director compensation. The compensation consultant also benchmarks Sunoco’s director compensation compared to the peer companies, the oil industry generally and general industry data.

➢

Sunoco’s Governance Committee believes that a substantial portion of the total director compensation package should be in the form of Sunoco common shares and share equivalents in order to better align the interests of Sunoco’s directors with the long-term interests of its shareholders.

➢	In 2003, the Governance Committee recommended, and the full Board approved, the discontinuance of the granting of stock options to the Company’s independent directors as a form of compensation.

➢

In order to further encourage a link between director and shareholder interests, the Committee adopted Director Stock Ownership Guidelines to which members of the Board of Directors are expected to adhere. Sunoco’s independent directors are expected to own shares or share equivalents equal to five times the total annual retainer within five years of joining the Sunoco Board.

➢

In addition to the Director Stock Ownership Guidelines, director-nominees are required to own at least $2,000 worth of Sunoco common shares prior to standing for election as a director for the first time.

➢	Sunoco directors are prohibited from entering into short sales, or purchasing, selling, or exercising any puts, calls or similar instruments pertaining to Company securities.

Executive Compensation:

➢

Sunoco’s Compensation Committee, which consists entirely of independent directors, has the sole authority to and does retain an independent compensation consultant to assist in the evaluation of CEO and senior executive compensation.

➢

Total compensation for Sunoco’s CEO and the senior executives has generally been targeted at median levels for targeted Company performance as determined from an annual review of peer companies, industry peers and general industry data, which is adjusted for each company’s relative revenue base. Actual total compensation has varied based upon Company performance.

➢

Sunoco’s annual incentive program is designed to result in payments that are closely correlated with Sunoco’s earnings, return on capital employed and health, environmental and safety performance. Most Sunoco salaried employees and hourly manufacturing employees have participated in an annual bonus plan utilizing the same performance factors used for the executive annual incentive plan.

➢	Sunoco’s long-term incentive awards have been a mix of stock options and performance-based common stock units that are based on performance factors over a three-year period.

➢	Sunoco’s long-term incentive awards (options and performance units) generally have been granted at a rate of less than 1% of outstanding shares per year.

➢

Under the current long-term incentive plan, stock options have been granted at the fair market value on the date of grant and have become exercisable two years after such date. In addition, the plan prohibits the repricing of out-of-the-money stock options and does not provide for reload options.

➢

Sunoco maintains stock ownership guidelines for its approximately top 40 executives. The amount of stock required to be owned increases with the level of responsibility of each executive, with the CEO expected to own stock with a value at least equal to six times his base salary.

➢

Sunoco employees are prohibited from entering into short sales, or purchasing, selling, or exercising any puts, calls or similar instruments pertaining to Company securities. This does not include Sunoco stock options exercised in accordance with the terms of the Company’s stock option plan.

➢

Sunoco prohibits any executive of the Company from utilizing, engaging, retaining, or hiring the independent registered public accounting firm that has been appointed/engaged by Sunoco’s Audit Committee for personal financial counseling, including tax services.

➢	Sunoco policy prohibits the making of personal loans or extensions of credit to directors or executive officers.

A copy of the Corporate Governance Guidelines can also be found at Sunoco’s web site at www.SunocoInc.com, and a printed copy is available upon request.

Other Governance Matters

Director Independence

Except for the Chief Executive Officer, or CEO, all of Sunoco’s directors are independent as defined by the New York Stock Exchange, or NYSE, Corporate Governance Listing Standards, as amended, and by the Company’s Categorical Standards of Independence, or the Standards, which were recommended by the Governance Committee and adopted by the Board of Directors. The Standards specify the criteria by which the independence of Sunoco’s directors will be determined. When making an independence determination, the Board endeavors to consider all relevant facts and circumstances. In accordance with the Standards, an independent director must be determined by the Board to have no material relationship with the Company other than as a director. The full text of the Standards is included in Sunoco’s Corporate Governance Guidelines under “Categorical Standards of Independence” on pages 14 to 15 of this proxy statement. Sunoco’s Corporate Governance Guidelines are also available on Sunoco’s web site (www.SunocoInc.com).

In making these determinations, the Board considered that in the ordinary course of business, transactions may occur between the Company and its subsidiaries and companies at which some of our directors or their immediate family members are or have been officers (Messrs. Jones and Rowe), or at which our directors and director nominee are current directors (Mr. Darnall, Mr. Edwards, Ms. Fairbairn, Ms. Greco, Messrs. Gerrity, Jones, Kaiser, Ratcliffe, Rowe and Wulff). In each case, the amount of transactions, if any, with these companies in each of the last three years was under the thresholds set forth in the Standards. The Board also considered charitable contributions made by the Company or the Sunoco Foundation to not-for-profit organizations of which our directors and director nominee are executive officers or directors, if any, and no contributions exceeded the thresholds set forth in the Standards.

In accordance with the Standards, the Board undertook its annual review of director independence. As provided in the Standards, the purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent. Pursuant to the Standards and a review of relevant facts and circumstances, the Board has affirmatively determined that all the directors and director nominee, with the exception of John G. Drosdick, Sunoco’s Chairman, Chief Executive Officer and President, are independent. The directors and the director nominee determined to be independent are: Robert J. Darnall, Gary W. Edwards, Ursula O. Fairbairn, Thomas P. Gerrity, Rosemarie B. Greco, John P. Jones, III, James G. Kaiser, R. Anderson Pew, G. Jackson Ratcliffe, John W. Rowe and John K. Wulff.

The NYSE Corporate Governance Listing Standards require that the Audit, Compensation and Governance Committees of the Board of Directors must be composed entirely of independent directors. The members of each of these committees are identified in the table in “Board and Committees” on page 27 of this proxy statement. As noted above, all of these directors have been determined to be independent as defined by the NYSE Corporate Governance Listing Standards and Sunoco’s Categorical Standards of Independence. The Audit Committee members are also independent as defined in the rules and regulations of the Securities and Exchange Commission.

Certain Relationships and Related Transactions

For many years, Sunoco has had procedures for the review of related person transactions. In 2007, the Board approved a written policy and procedures for the review, approval or ratification of related person transactions, the Related Person Transactions Policy. The policy applies to “Interested

Transactions” with a “Related Person.” For purposes of the policy, “Interested Transaction” includes a transaction, arrangement or relationship, or series of similar transactions, with an aggregate amount involved exceeding $100,000, in which the Company is a participant and a “Related Person” has a direct or indirect interest. “Related Person” includes a director, director nominee, executive officer, greater than 5% beneficial owner, or an immediate family member of the preceding group. The policy provides that the Governance Committee will review the material facts of “Interested Transactions” that require the Committee’s approval and will approve, disapprove or ratify the entry into the transaction.

Under the policy, certain Interested Transactions have standing pre-approval. These include: employment of executive officers if the compensation is disclosed in the proxy statement or approved by the Compensation Committee; employment of an immediate family member with compensation less than $120,000; director compensation that is disclosed in the proxy statement; transactions with companies where the business is less than the greater of $1 million or 2% of the other company’s total revenues; certain charitable contributions; regulated transactions; certain banking services; and certain transactions available to all employees or third parties generally.

The Board, through its Governance Committee, in accordance with the Related Person Transaction Policy, has carefully reviewed certain business or other relationships that Sunoco maintains with entities with which certain officers, directors, director nominee, and immediate family members are affiliated, and has concluded that they relate to activities conducted in the normal course of business or that they are not material, and that none requires additional disclosure.

An affiliate of Sunoco’s SunCoke Energy, Inc. subsidiary expects to enter into a transaction with United States Steel, whereby United States Steel will purchase furnace coke for its Granite City Works. It is anticipated that the supply and purchase obligations will become effective upon completion of a new cokemaking facility to be built by the SunCoke affiliate adjacent to the Granite City Works. The permit necessary for construction of the cokemaking facility has not yet been issued. Both Mr. Drosdick and Mr. Darnall serve on the Board of United States Steel. Sunoco’s Board determined that neither Mr. Drosdick nor Mr. Darnall has any direct or indirect material interest in this transaction. In addition, the amount of payments to be made by United States Steel in connection with this transaction are expected to be significantly less than 2% of Sunoco’s gross annual revenues.

Communications with Directors

Interested persons with concerns may communicate issues to Sunoco’s non-management directors by calling Sunoco’s toll-free, confidential Employee and Compliance Hotline at 1-800-228-5687. The hotline is available 24 hours a day, seven days a week.

Annual Meetings

For the last ten years, Sunoco’s annual meetings of shareholders have been held in Philadelphia, PA where Sunoco’s corporate headquarters and several major operating facilities are located. The meetings are always live, in-person meetings. The polls remain open during the meetings until shareholders have had the opportunity to ask questions about the items being voted on. In addition, after the business portion of the meeting, a question-and-answer period is held during which shareholders can ask questions on any matters. It is the Company’s policy that the directors and director nominee, all of whom are up for election at the annual meeting, attend the annual meeting. All nominees for election at the 2007 Annual Meeting of Shareholders attended the 2007 Annual Meeting.

Code of Business Conduct and Ethics

Sunoco, Inc. has a Code of Business Conduct and Ethics, or Code of Ethics, which applies to all officers, directors and employees including the chief executive officer, the principal financial officer, the principal accounting officer and persons performing similar functions. Sunoco intends to disclose on its web site the nature of any future amendments to and waivers of the Code of Ethics that apply to the chief executive officer, the principal financial officer, the principal accounting officer and persons performing similar functions.

A copy of the Code of Ethics can be found on Sunoco’s web site (www.SunocoInc.com), and a printed copy is available upon request.

Board and Committees

During 2007, the Board of Directors held nine meetings and had five standing committees consisting of an Audit Committee, a Compensation Committee, a Corporate Responsibility Committee, an Executive Committee, and a Governance Committee. For a description of the responsibilities and functions performed by each of the committees, see Sunoco’s Corporate Governance Guidelines beginning on page 13 of this proxy statement. Copies of the committee charters can be found on Sunoco’s web site at www.SunocoInc.com. Printed copies are also available upon request. All directors attended at least 75% of the total number of Board meetings and committee meetings during the period that they served on the Board and committees in 2007.

The table below provides Board committee membership as of February 26, 2008. The table also indicates the number of meetings held by each of the Board committees in 2007.

Name	Audit		Compensation		Corporate Responsibility		Executive		Governance

R. J. Darnall	x	[1]			x				x
J. G. Drosdick							x	[1]
U. O. Fairbairn			x	[1]	x		x
T. P. Gerrity	x								x
R. B. Greco	x						x		x
J. P. Jones, III			x						x
J. G. Kaiser			x		x	[1]	x
R. A. Pew	x				x		x
G. J. Ratcliffe	x		x				x		x	[1]
J. W. Rowe			x		x
J. K. Wulff	x				x

Number of Meetings in 2007	9		7		3		2		7

NOTE TO TABLE:

[1]	Committee Chairperson.

Audit Committee Financial Expert

The Board has determined that John K. Wulff qualifies as an “audit committee financial expert,” as defined by the applicable rules of the Securities and Exchange Commission, based on his financial and accounting education and experience, and has designated Mr. Wulff as the “audit committee financial expert.” Mr. Wulff is currently the Chairman of Hercules Incorporated. He was with KPMG and predecessor certified public accounting firms from 1971 until 1987 where he served as an audit partner for ten years. He served as Chief Financial Officer of Union Carbide for five years until its merger with Dow Chemical Company, and he was a member of the Financial Accounting Standards Board for two years.

Directors’ and Officers’ Ownership of Sunoco Stock

The following table shows how much Sunoco common stock and other share equivalents each director, director nominee, Named Executive Officer1, and all directors (including new nominee) and executive officers as a group, beneficially owned as of December 31, 2007.

Directors’ and Officers’ Stock Ownership

Name	Shares of Common Stock Beneficially Owned[2]	Other Share Equivalents[3]	Total	Percent of Class Outstanding[4]

R. J. Darnall**[5]	4,000	16,624	20,624	*

M.H.R. Dingus**[6]	56,469	0	56,469	*

J. G. Drosdick**[6]	304,000	0	304,000	*

G. W. Edwards[7]	0	0	0	*

U. O. Fairbairn**[6]	9,184	20,570	29,754	*

B. G. Fischer**[6]	51,739	0	51,739	*

T. P. Gerrity[8]	3,828	25,661	29,489	*

R. B. Greco**	4,920	35,098	40,018	*

T. W. Hofmann**[6]	135,767	0	135,767	*

J. P. Jones III	500	4,356	4,856	*

J. G. Kaiser**[6]	26,218	19,856	46,074	*

R. W. Owens[6]	44,531	6,583	51,114	*

R. A. Pew[5,8]	162,910	12,755	175,665	*

G. J. Ratcliffe**[5,8]	2,000	30,006	32,006	*

J. W. Rowe	1,000	15,072	16,072	*

C. K. Valutas**[6]	47,923	0	47,923	*

J. K. Wulff	2,000	13,406	15,406	*

All directors (including new nominee) and executive officers as a group including those named above**[6,8]	1,070,997	208,650	1,279,647	1.1%

NOTES TO TABLE:

*	Represents holdings of less than 1% of Sunoco’s outstanding common stock.

**	Certain of the directors and executive officers own common units representing limited partnership interests of Sunoco Logistics Partners L.P., a master limited partnership in which Sunoco has a 43% ownership interest. The number of such common units beneficially owned by individuals listed in the Directors’ and Officers’ Ownership of Sunoco Stock Table as of December 31, 2007 are as follows: R. J. Darnall (4,000); M.H.R.Dingus (2,000); J. G. Drosdick (30,000); U. O. Fairbairn (2,500); B. G. Fischer (3,000); R. B. Greco (1,500); T. W. Hofmann (2,500); J. G. Kaiser (2,500); G. J. Ratcliffe (20,000); and C. K. Valutas (2,150 direct, and 1,970, as trustee). The total number of such common units owned by directors (including new nominee) and executive officers as a group (24 persons) is 88,370. The number of common units of Sunoco Logistics Partners L.P. held by each individual and by the group is less than 1% of the outstanding common units as of December 31, 2007. These amounts are not included in the table.

[1]	The Chief Executive Officer, the Chief Financial Officer, and the next four most highly compensated executive officers during the last fiscal year.

[2]

This column includes shares of Sunoco common stock held by directors (including new nominee) and officers or by certain members of their families (for which the directors (including new nominee) and officers have sole or shared voting or investment power), shares of Sunoco common stock they hold in SunCAP and Sunoco’s Shareholder Access & Reinvestment Plan or “SHARP”, and shares of Sunoco common stock that directors and officers had the right to acquire within 60 days of December 31, 2007.

[3]

Includes share unit balances held under the Directors’ Deferred Compensation Plan I, the Directors’ Deferred Compensation Plan II, and the Deferred Compensation Plan for executives, and share equivalent balances held by executives under Sunoco’s Savings Restoration Plan (see the table on page 72 and the Nonqualified Deferred Compensation in 2007 Table on page 82). Although ultimately paid in cash, the value of share units and share equivalents mirrors the value of Sunoco common stock. Thus, the amounts ultimately realized by the directors (including new nominee) and executive officers will reflect all changes in the market value of Sunoco common stock from the date of deferral and/or accrual until the date of payout. The share units and share equivalents do not have voting rights, but are credited with dividend equivalents in the form of additional share units or share equivalents.

[4]	Percentage based on the number of shares of common stock outstanding at December 31, 2007.

[5]

Under the transition rules of Section 409A of the Internal Revenue Code, and as Sunoco, Inc. directors who will attain age 72 on or before December 2010, Messrs. Darnall, Pew and Ratcliffe made a one-time election in December 2007 to take a distribution of all or a portion of their deferred accounts under the Directors’ Deferred Compensation Plans I and II in June 2008. Mr. Pew elected to take a distribution of all of his deferred accounts under Plans I and II; Mr. Ratcliffe elected to take a distribution of all of his deferred accounts under Plan I; and Mr. Darnall elected to take a distribution of all of his deferred accounts under Plan II, and 50% of his deferred accounts under Plan I. In early January 2008, Messrs. Pew and Ratclife made a one-time conversion from share units to cash units of the amounts they elected to have paid out from their accounts, with the share units that were converted being valued at the average closing price of a share of Sunoco common stock for the ten trading days immediately prior to January 1, 2008. As a result, as of January 2, 2008, Mr. Pew no longer has any deferred share units; and Mr. Ratcliffe had 6,846 share units remaining in his deferred account.

[6]

The amounts of shares of common stock beneficially owned include shares of Sunoco common stock which the following persons have the right to acquire as a result of the exercise of stock options within 60 days after December 31, 2007 under certain Sunoco, Inc. plans:

Name	Shares

M.H.R. Dingus	17,000
J.G. Drosdick	114,000
U. O. Fairbairn	3,332
B.G. Fischer	21,000
T.W. Hofmann	85,000
J. G. Kaiser	6,492
R.W. Owens	23,500
C.K. Valutas	21,000
All directors (including new nominee) and executive officers as a group (including those named above)	383,524

NOTES TO TABLE (CONTINUED):

[7]

G.W. Edwards has not been a director or officer of Sunoco, and is standing for election to Sunoco’s Board of Directors for the first time. Prior to standing for election, Mr. Edwards purchased 1,000 shares of Sunoco common stock.

[8]

The individuals and group named in the table have sole voting power and investment power with respect to shares of Sunoco common stock beneficially owned, except that voting and/or investment power is shared with respect to the number of shares noted below:

Name	Shares

T. P. Gerrity	3,828

R. A. Pew	32,100

G. J. Ratcliffe	2,000

All directors (including new nominee) and executive officers as a group (including those named above)	38,667

Equity Compensation Plan Information

The following table provides information as of December 31, 2007 with respect to Sunoco common stock that may be issued upon the exercise of options, warrants and rights under Sunoco’s existing equity compensation plans, including the Long-Term Performance Enhancement Plan II, the Long-Term Performance Enhancement Plan, and the Retainer Stock Plan for Outside Directors.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted–average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders:					3,420,281	[4]
Stock options	1,572,308	[1]	$63.35
Common stock units	231,165	[2]	__	[3]

Equity compensation plans not approved by shareholders	0				0

Total	1,803,473		$63.35		3,420,281

NOTES TO TABLE:

[1]

Consists of stock options granted under the following shareholder-approved plans: Long-Term Performance Enhancement Plan II and the Long-Term Performance Enhancement Plan. No additional awards may be granted under the Long-Term Performance Enhancement Plan.

[2]

Consists of common stock units awarded under the Long-Term Performance Enhancement Plan II that are payable in stock. In addition, there are 371,320 common stock units that are payable in cash under this plan.

[3]	Common stock units do not have an exercise price. Payout is based on meeting certain targeted performance criteria or length of employment.

[4]	Consists of 3,042,379 shares available for issuance under the Long-Term Performance Enhancement Plan II and 377,902 shares under the Retainer Stock Plan for Outside Directors.

PROPOSALS ON WHICH YOU MAY VOTE

Item 1. Election	of Directors

There are 12 nominees for election this year. Detailed information on each nominee is provided on pages 32 to 35 All directors are elected annually, and serve a one-year term until the next Annual Meeting. For the vote requirements, see Question 9 on page 6 of this proxy statement. All of the director nominees have consented to serve if elected. However, if any of the nominees should be unable or unwilling to stand for election at the time of the Annual Meeting, the Board may reduce the number of directors to be elected at the Annual Meeting, or designate a substitute. If a substitute is designated, proxy votes in favor of the original director candidate will be counted for the substituted candidate. At this time, the Board of Directors knows no reason why any of the nominees may not be able to serve as a director if elected.

Your Board unanimously recommends a vote FOR each of these directors.

Nominees for the Board of Directors

ROBERT J. DARNALL	Director since 2000
Age 69
Mr. Darnall is the retired Chairman, President and Chief Executive Officer of Inland Steel Industries, Inc. (a carbon steel manufacturer and processor/distributor of industrial materials), a position held from September 1992 to October 1998. Mr. Darnall is also a director of Cummins, Inc.; HSBC North America Holdings, Inc.; Pactiv Corporation; and United States Steel Corporation.

JOHN G. DROSDICK	Director since 1996
Age 64
Mr. Drosdick is Chairman, Chief Executive Officer and President of Sunoco, Inc. and Chairman of the Board of Directors of Sunoco Partners LLC, a subsidiary of Sunoco, Inc. and the general partner of Sunoco Logistics Partners L.P. Mr. Drosdick was elected Chairman and Chief Executive Officer of Sunoco, Inc. in May 2000 and Chairman of the Board of Sunoco Partners LLC in October 2001. Mr. Drosdick has been a director and President of Sunoco, Inc. since December 1996. He was also Chief Operating Officer of Sunoco, Inc. from December 1996 to May 2000. He is also a director of H.J. Heinz Corporation and United States Steel Corporation.

Nominees for the Board of Directors

GARY W. EDWARDS
Age 66
Mr. Edwards has been a consultant in the energy field since December 2001. He was Senior Executive Vice President, Corporate Strategy & Development, of Conoco, Inc. (an integrated oil company, that merged with Phillips Petroleum Company in 2002), from November 1999 until his retirement in December 2001. He was Executive Vice President, Refining, Marketing, Supply & Transportation of Conoco from September 1991 until November 1999. From September 1991 to October 1998, Mr. Edwards was also a Senior Vice President of E. I. duPont de Nemours and Company (a chemical company that was Conoco’s former parent company). Mr. Edwards is also a director of Entergy Corporation and Sunoco Partners LLC, the general partner of Sunoco Logistics Partners L. P.

URSULA O. FAIRBAIRN	Director since 2001
Age 65
Ms. Fairbairn is President and Chief Executive Officer of Fairbairn Group LLC (a human resources and executive management consulting company), a position she has held since April 2005. She served as Executive Vice President, Human Resources & Quality, American Express Co. (a diversified global travel and financial services company), from December 1996 until her retirement in March 2005. She is also a director of Air Products and Chemicals, Inc.; Centex Corporation; Circuit City Stores, Inc. (until June 2008); and VF Corporation.

THOMAS P. GERRITY	Director since 1990
Age 66
Dr. Gerrity is a Professor of Management at The Wharton School (the business school) of the University of Pennsylvania, a position he has held since 1990. He also served as Dean of The Wharton School from July 1990 through June 1999, and since 1999 has been Dean Emeritus. He is also a director of CVS Corporation; Hercules Incorporated; and Internet Capital Group, Inc. Until December 31, 2006, Dr. Gerrity was a member of the board of directors of Federal National Mortgage Association (“Fannie Mae”) and served as the chair of Fannie Mae’s audit committee from January 1999 until May 2006, when he stepped down from the committee. Fannie Mae restated its audited financial statements for certain periods during which Dr. Gerrity was chair of the audit committee. For additional information, see Fannie Mae’s reports filed with the SEC.

Nominees for the Board of Directors

ROSEMARIE B. GRECO	Director since 1998
Age 61
Ms. Greco is Director, Governor’s Office of Health Care Reform for the Commonwealth of Pennsylvania, a position she has held since January 2003. She was founding Principal of GRECOventures Ltd. (a business investment and consulting partnership), a position she held from January 1999 until January 2003. Ms. Greco was Co-Chair of the Private Industry Council of Philadelphia (a private non-profit organization that is a resource for workforce development and job training) from August 1998 to December 1998, and Interim President and Chief Executive Officer of the Council from April 1998 to August 1998. From January 1998 until April 1998, she did consulting work. Ms. Greco was President of CoreStates Financial Corp. (parent company of CoreStates Bank) from May 1996 until August 1997, and President and Chief Executive Officer of CoreStates Bank (a financial institution) from August 1994 until August 1997. She was a bank director from April 1992 to August 1997. Ms. Greco is also a director of Exelon Corp. and Pennsylvania Real Estate Investment Trust; and is a trustee of the SEI I Mutual Funds of SEI Investments.

JOHN P. JONES, III	Director since 2006
Age 57
Mr. Jones is Chairman and a director of Air Products and Chemicals, Inc., (an industrial gas and related industrial process equipment business), a position he has held since October 2007. Mr. Jones served as Chairman and Chief Executive Officer from September 2006 through October 2007, and Chairman, President, and Chief Executive Officer from December 2000 through September 2006. Mr. Jones is also a director of Automatic Data Processing, Inc.

JAMES G. KAISER	Director since 1993
Age 65
Mr. Kaiser is Chairman, Chief Executive Officer and a director of Avenir Partners, Inc. (an automobile business), a position that he has held since December 1998, and President and a director of Kaiser Services, LLC (a business development company), a position that he has held since December 1998. Mr. Kaiser was engaged in developing businesses from January 1996 until December 1998. He retired as President, Chief Executive Officer and director of Quanterra Incorporated in January 1996, positions he had held since June 1994. Quanterra succeeded to businesses of the environmental analytical services division of International Technology Corporation and Enseco (a unit of Corning Incorporated) for which Mr. Kaiser had been President and Chief Executive Officer since June 1992. Mr. Kaiser is also a director of MeadWestvaco Corporation.

Nominees for the Board of Directors

R. ANDERSON PEW	Director since 1978
Age 71
Mr. Pew retired from Sunoco in May 1996 as Chief Executive Officer of Radnor Corporation (a real estate subsidiary of Sunoco), a position he had held since March 1995, and as President of Helios Capital Corporation (a leasing subsidiary of Sunoco), a position he had held since September 1977. Mr. Pew is a director of The Glenmede Corporation (a Pennsylvania holding company) and its wholly owned subsidiary, The Glenmede Trust Company, N.A., a provider of investment, trust and wealth management services.

G. JACKSON RATCLIFFE	Director since 1998
Age 71
Mr. Ratcliffe is retired Chairman of the Board of Hubbell Incorporated (an international manufacturer of electrical and electronic products), a position he held from 1987 until September 2004, having been first elected to its Board as a director in 1980. He also served as its President and Chief Executive Officer from January 1988 until his retirement in July 2001. Mr. Ratcliffe is also a director of Hubbell Incorporated and Praxair, Inc.

JOHN W. ROWE	Director since 2003
Age 62
Mr. Rowe has been Chairman, President and CEO of Exelon Corporation (an electric utility company) since November 2004. He has been Chairman and CEO since April 2002, serving as Co-CEO from October 2000 through April 2002, and as President from October 2002 through May 2003. He was Chairman, CEO and President of Unicom Corporation and Commonwealth Edison (electric utility companies) from March 1998 until October 2000, prior to the merger of Unicom and PECO Energy. Mr. Rowe is also a director of Northern Trust Corporation.

JOHN K. WULFF	Director since 2004
Age 59
Mr. Wulff is Chairman of the Board of Hercules Incorporated (a manufacturer and supplier of specialty chemical products), a position he has held since December 2003. Mr. Wulff was first elected as a director of Hercules in July 2003 and served as Interim Chairman from October 2003 to December 2003. Mr. Wulff served as a Member of the Financial Accounting Standards Board (the private-sector organization responsible for establishing standards of financial accounting and reporting in the United States) from July 2001 until June 2003. From January 1996 until March 2001, Mr. Wulff was Chief Financial Officer of Union Carbide Corporation (a manufacturer of chemicals, plastics, industrial gases and carbon/graphite). During his fourteen years with Union Carbide, Mr. Wulff also served as Vice President and Principal Accounting Officer from January 1989 to December 1995, and Controller from July 1987 to January 1989. From April 1977 until June 1987, Mr. Wulff was an audit partner with KPMG and predecessor firms (accounting and consulting firms). Mr. Wulff is also a director of Celanese Corporation; Fannie Mae; and Moody’s Corporation.

Item 2.    Approval of the Sunoco, Inc. Long-Term Performance Enhancement Plan II

The Sunoco, Inc. Long-Term Performance Enhancement Plan II, or LTPEP II, allows Sunoco to grant stock-based compensation awards in order to attract, retain and reward employees who contribute to Sunoco’s long-term success. The persons eligible to participate in this plan are executives and other senior level employees, the approximate number of which is 200. Although directors are eligible to receive stock options under the plan, in 2003 the Company discontinued granting stock options to the Company’s independent directors. The LTPEP II is administered by the Compensation Committee, which is comprised entirely of outside directors for purposes of Section 162(m) of the Internal Revenue Code. None of these directors receive additional compensation for administering the LTPEP II. The total number of shares of Common Stock that were authorized for issuance under LTPEP II was eight million (8,000,000) (as adjusted to reflect the August 1, 2005 2-for-1 stock split). As of December 31, 2007, 3,042,379 shares remained available for issuance under LTPEP II.

Sunoco intends to continue to use the LTPEP II to provide competitive incentive opportunities. However, Section 162(m) of the Internal Revenue Code, or IRC, does not allow publicly held companies to deduct compensation paid to certain executives, if it exceeds $1 million per officer for the year. Performance-based compensation plans, approved by shareholders at least every five years, are not subject to this deduction limit. Sunoco's shareholders last approved the LTPEP II at the May 2003 Annual Meeting.

Sunoco’s Board of Directors proposes that you approve the continuation of the LTPEP II, amended and restated effective November 1, 2007, so that the compensation awards made under this plan to Sunoco’s CEO and the next four most highly compensated executives may be deducted by Sunoco for federal income tax purposes.

The material features of the LTPEP II are described below:

Summary Plan Description:    The following is only a brief summary of the material terms of the LTPEP II, and the types of awards that may be made. This summary does not describe all the terms of the plan. We urge you to read the complete text of the plan included as Exhibit A to this proxy statement. All share amounts have been adjusted to reflect the August 1, 2005 2-for-1 stock split.

Stock Options.    Each stock option represents a right to buy one share of Sunoco's common stock. The maximum number of stock options that can be granted to a single participant in any calendar year is eight hundred thousand (800,000). The LTPEP II permits Sunoco to grant both non-qualified stock options and incentive stock options, qualified under Section 422 of the IRC. Sunoco has never granted incentive stock options from LTPEP II. The LTPEP II does not provide for "re-load" options.

➢

Exercise Price:    The purchase price payable upon exercise of an option will not be less than the closing price of a share of Sunoco's common stock on the date the option is granted. The purchase price may be paid in cash or in shares of Sunoco common stock. The LTPEP II prohibits re-pricing of out-of-the-money options without shareholder approval.

➢

Term and Vesting:    Each option is exercisable during a period fixed by the Compensation Committee, beginning no earlier than one year, and ending no later than ten years, after the date of grant. Options cannot be exercised after their term has expired. All outstanding options currently have a minimum vesting period of two years.

➢

Transferability:    Options may be transferred only by will, or by the laws of descent and distribution. During the participant’s lifetime, the options are only exercisable by the participant or by the participant’s guardian or legal representative.

➢	Change in control: Upon the occurrence of a change in control of Sunoco, all outstanding options will become immediately and fully exercisable.

➢

Termination:    In the case of a participant terminated for just cause, all outstanding options will be canceled immediately. For a participant whose employment is terminated due to retirement, permanent disability, or death, vested options may be exercised for up to sixty (60) months following termination to the extent that the options are exercisable during that period. For a participant who dies after terminating employment, vested options may be exercised during the otherwise available remainder of the original term. In the case of a participant whose employment is terminated for any reason other than the foregoing, unvested options will terminate immediately, vested options granted before November 1, 2007 will terminate ninety (90) days after termination of employment, and vested options granted on or after November 1, 2007 will terminate: (a) ninety (90) days after termination of employment, in the case of a participant terminated either before, or more than two years after, a change in control; and (b) one (1) year after termination of employment, in the case of a participant terminated within two years following a change in control.

Limited Rights.    Prior to December 2007, stock options had generally been granted along with an equal number of limited rights. Limited rights become exercisable only in the event of a change in control of Sunoco, and allow the participant to be paid, in cash, the appreciation on the option in lieu of exercising the option. The exercise of limited right results in cancellation of the related option. In December 2007, the Compensation Committee stopped granting limited rights in tandem with stock options.

Common Stock Units.    Each common stock unit, or CSU, represents a right to receive one share of Sunoco common stock (or cash equivalent), together with an additional cash amount representing dividends accrued from date of grant. At the time of grant, the Compensation Committee may condition the ultimate vesting and payout of CSUs upon: (a) continued employment with Sunoco through a specified period of time not less than three (3) years, or (b) the attainment, during a specified period, of certain pre-determined objective performance goals (based upon financial or operating measures) for Sunoco. For performance-based CSUs, the number of shares actually earned varies with the level of attainment of applicable performance goals. To date, most CSUs granted under the LTPEP II have been performance-based, with three-year performance periods. The maximum number of CSUs that can be granted in any calendar year to a participant is three hundred thousand (300,000), and the maximum number of CSUs that can be granted under the plan are four million (4,000,000).

➢

Termination:    For a participant whose employment is terminated due to death or permanent disability prior to the end of the specified period for CSUs conditioned upon continued employment, payout will occur on the first day of the second month following termination, in accordance with any applicable conditions set forth in the original grant agreement. For a participant whose employment is terminated due to death, retirement, or permanent disability prior to the end of the performance period for performance-based CSUs, payout will occur at the end of such period, as though the participant had continued to be employed through the applicable performance period and as, if and when the applicable performance goals have been met. For a participant whose employment is terminated as a result of a qualifying termination in connection with a change in control, CSUs will be paid out no later than the earlier of: (a) ninety (90) days after the change in control, or (b) two and one-half (2-1/2) months after the end of the year in which the change in control occurs. For a participant whose employment is terminated for just cause, or for any reason other than any of the foregoing, all outstanding CSUs will be canceled.

➢

Change in control: In the event of a change in control of Sunoco, CSUs will be paid out no later than the earlier of: (a) ninety (90) days after the change in control, or (b) two and one-half (2-1/2) months after the end of the year in which the change in control occurs, regardless of whether the specified period has ended, or applicable performance targets have been met.

•

For performance-based CSUs, if the change in control occurs within the first twelve months after grant, the number of CSUs paid out will be the number granted, not adjusted for any performance factors. However, if the change in control occurs more than twelve (12) months after grant, the number of CSUs paid out will be the greater of: (i) the number of CSUs granted, not adjusted for the performance factors, and (ii) the number CSUs granted, multiplied by the applicable performance factors related to the Company’s actual performance immediately prior to the change in control.

•	For CSUs conditioned upon continued employment, the number of CSUs paid out will be the number outstanding.

Minimum Stock Ownership Guidelines.    The Compensation Committee may restrict the sale or other disposition of shares of Sunoco common stock received, as a result of stock option exercises by, or CSU payouts to, participants failing to meet the minimum stock ownership guidelines, which are described on page 58 in this proxy statement.

Federal Tax Consequences.    A participant will not realize any income and Sunoco will not receive any deduction for federal income tax purposes, upon the grant of stock options, limited rights or CSUs.

➢

For stock options, the participant will realize ordinary income (in an amount equal to the difference between the exercise price and the market value of shares of Sunoco common stock on the date of exercise) upon the receipt of shares, following the exercise. A participant will not recognize taxable income from the exercise of an incentive stock option, so long as the participant holds the stock received until the later of: two (2) years from the date of grant; or one (1) year from the date of exercise. The exercise of an incentive stock option results in a tax preference item for the alternative minimum tax of an amount equal to the difference between the stock option price and market value of the shares on the date of exercise.

➢	For limited rights, the participant will realize ordinary income (in an amount equal to actual cash received) when exercised and paid.

➢

For CSUs, the participant will realize ordinary income (in an amount equal to the market value of shares issued or cash paid, and the dividend equivalents paid), in the year in which the CSUs are paid out.

Income received by a participant pursuant to stock options, limited rights or CSUs received upon a change in control of Sunoco may be subject to a twenty percent (20%) excise tax as an “excess parachute payment,” as defined in the IRC. Sunoco will receive a deduction on its consolidated federal income tax return for the tax year in which the participant realizes ordinary income from the exercise of stock options or limited rights, or from the payment of CSUs.

Adjustments.    In the event of a stock split or similar recapitalization event, the Compensation Committee, or Board of Directors, will make an appropriate anti-dilution adjustment. This adjustment may include a change in: (a) the number of shares reserved for issuance under the plan; (b) the number of shares subject to outstanding awards; (c) the exercise price of outstanding options; and/or (d) similar matters. In the event of a merger, spinoff, reorganization, liquidation, or similar event, the Compensation Committee, or Board of Directors, may: (a) make appropriate discretionary adjustments to the number and kind of securities reserved for issuance under the

LTPEP II and/or outstanding awards, (b) cancel outstanding awards in exchange for value and (c) in certain circumstances, approve the substitution of other property (including cash or other securities of Sunoco, or other entities) for the shares of Sunoco common stock subject to outstanding awards.

Amendments.    In general, the Compensation Committee may terminate or amend the LTPEP II at any time, without shareholder approval. However, shareholder approval is required for any amendment that would:

➢	increase maximum award levels established in LTPEP II, including the maximum number of shares of Sunoco common stock that may be issued under the LTPEP II, except for the adjustments described above.

➢	extend the term during which an option may be exercised beyond ten years from the date of grant; or

➢	alter the terms of any previously granted option in order to reduce the exercise price, or cancel any outstanding option and replace it with a new one having a lower exercise price.

Plan Benefits.    Because the awards are determined by the Compensation Committee, we cannot determine the benefits or amounts that will be received or allocated in the future under the LTPEP II.

Item 3.     Ratification of the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for the Fiscal Year 2008

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year 2008 subject to your ratification. Ernst & Young has served as our independent registered public accounting firm since 1996. They have unrestricted access to the Audit Committee to discuss audit findings and other financial matters. Representatives of Ernst & Young will attend the Annual Meeting to answer appropriate questions. They also may make a statement, if they choose to do so. All the work performed for Sunoco, Inc. by Ernst & Young pertaining to 2007 and the related fees were pre-approved by Sunoco’s Audit Committee. The work performed by Ernst & Young pertaining to 2007 for Sunoco Logistics Partners L.P., a master limited partnership in which Sunoco has a 43% ownership interest, and related fees were pre-approved by the Audit/Conflicts Committee of Sunoco Partners LLC, the general partner of Sunoco Logistics Partners L.P. The Ernst & Young fees for 2007 and 2006 pertaining to work performed for Sunoco, Inc. and Sunoco Logistics Partners L.P. are set forth below.

Auditor Fees

	2007	2006

Audit Fees[1]	$5,466,315	$5,893,372

Audit-Related Fees[2]	$567,000	$763,962

Tax Fees[3]	$6,000	$6,000

All Other Fees	$—	$—

Total	$6,039,315	$6,663,334

NOTES	TO TABLE:

[1]

Audit fees for 2007 and 2006 include fees related to the annual audit of Sunoco’s and Sunoco Logistics Partners L.P.’s consolidated financial statements and reviews of their financial statements included in quarterly reports on Form 10-Q, and other audit and attestation services related to statutory or regulatory filings. The 2007 and 2006 audit fees also include the audits of Sunoco’s and Sunoco Logistics Partners L.P.’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

[2]

Audit-related fees consisted of fees for consultation on accounting and reporting matters, audits of separate financial statements of subsidiaries and affiliates and employee benefit plans, and agreed upon procedures reports.

[3]	Tax fees for 2007 and 2006 include fees related to preparation and review of certain subsidiary tax returns.

Your Board unanimously recommends a vote FOR the ratification of Ernst & Young’s appointment as independent registered public accounting firm for the fiscal year 2008.

Approval of Audit and Non-Audit Services by the Sunoco, Inc. Audit Committee

Under its pre-approval policy, concurrent with the appointment of the independent registered public accounting firm, the Audit Committee specifically pre-approves the recurring audit and audit-related services and estimated fees. In addition, the Audit Committee provides pre-approval of certain audit and audit-related services. This process provides the necessary flexibility to enable the Company to consult with the independent registered public accounting firm on routine audit and audit-related matters or to enable the independent registered public accounting firm to provide services that only they may provide. With regard to tax services, the Audit Committee provides pre-approval for recurring, routine tax compliance services, provided that the Audit Committee has reviewed and believes such services would not impair the independence of the auditor and are consistent with the Securities and Exchange Commission’s and Public Company Accounting Oversight Board’s independence rules. If circumstances arise during the year that require the engagement of the independent registered public accounting firm for additional services not contemplated in the original pre-approvals, the Audit Committee specifically reviews and pre-approves the services and estimated fees before the independent registered public accounting firm provides such services.

The Company has determined that it will not engage the independent registered public accounting firm for tax planning services for the Company or its executives. The Company will engage its independent registered public accounting firm for permitted non-audit services only if the Audit Committee determines that specific services are in the best interests of the Company and would not impair the independence of the independent registered public accounting firm.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Committee”) reviews Sunoco’s financial reporting process on behalf of the Board of Directors. Management is responsible for the financial statements and the reporting process, including the internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles, and an opinion on the effectiveness of the Company’s internal control over financial reporting. The Committee monitors these processes. A copy of the Audit Committee Charter, which specifies the purpose and responsibilities of the Committee, is available on Sunoco’s web site at www.SunocoInc.com, and is also available upon request.

The Committee discussed with the Company’s internal audit department and independent registered public accounting firm the overall scope and plans for their respective audits. In addition, the Committee has reviewed and discussed the audited financial statements and management’s and the independent registered public accounting firm’s evaluations of the Company’s system of internal control over financial reporting contained in the 2007 Annual Report on Form 10-K. As part of this review, the Committee met with the General Auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their audits and the overall quality of the Company’s financial reporting.

As required by the standards of the Public Company Accounting Oversight Board, the Committee has discussed with the independent registered public accounting firm (1) the matters specified in Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended and (2) the independence of the independent registered public accounting firm from Sunoco and its management. The Committee obtained a written statement from the independent registered public accounting firm concerning independence as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee also considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements and management’s report on internal control over financial reporting in Sunoco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

Respectfully submitted on February 26, 2008 by the members of the Audit Committee of the Board of Directors:

Robert J. Darnall, Chair

Thomas P. Gerrity

Rosemarie B. Greco

R. Anderson Pew

G. Jackson Ratcliffe

John K. Wulff

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) (on pages 44 through 63 of this proxy statement) with management and with the Committee’s compensation consultant.

Based upon the review and discussions referred to in the preceding paragraph, the Committee recommended to the Board of Directors, and the Board approved, that the CD&A be included in Sunoco’s proxy statement and incorporated by reference into Sunoco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Respectfully submitted on February 26, 2008 by the members of the Compensation Committee of the Board of Directors:

Ursula O. Fairbairn, Chair

John P. Jones, III

James G. Kaiser

G. Jackson Ratcliffe

John W. Rowe

Compensation Committee Interlocks and Insider Participation: There are none.

COMPENSATION DISCUSSION AND ANALYSIS

Overview:    Sunoco, Inc. (“Sunoco” or the “Company”) operates in a competitive, challenging and highly volatile industry. The Company is committed to continually improving its performance and enhancing its shareholder value, while maintaining its financial strength and flexibility. To do this, Sunoco’s business strategy is focused on:

•	Delivering excellence in health, safety and environmental performance;

•	Increasing reliability and realizing additional operational improvements of Company assets in each of its businesses;

•	Prudently managing expenses;

•	Efficiently managing its capital spending with an increased emphasis on income improvement projects;

•	Diversifying, upgrading and growing the Company’s asset base through strategic acquisitions and investments;

•	Divesting assets that do not meet the Company’s return-on-investment criteria;

•	Optimizing the Company’s capital structure; and

•	Returning cash to the Company’s shareholders through the payment of cash dividends and the repurchase of Company common stock.

In order to be able to successfully implement Sunoco’s business strategy, the Company must employ talented executives. There is increased competition for experienced, skilled, knowledgeable and capable executives in the energy industry, and specifically in the refining and marketing sector. The Company believes that the compensation program for the Named Executive Officers or NEOs, should be designed to provide a competitive level of total compensation necessary to attract and retain talented and experienced executives and to motivate the NEOs to contribute to Sunoco’s success. The following provides a brief summary of the more detailed information set forth below in this Compensation Discussion and Analysis, or CD&A, section.

•	Sunoco’s compensation elements, their purpose/objective, and any associated performance metrics are summarized below:

Compensation Element	Form	Compensation Objective	Company Performance Metrics

Base Salary	Fixed annual cash payments	Attract and retain executives	The percentage of increase in base salary reflects benchmarking against the Market Data and the Compensation Committee’s subjective view of an individual’s performance over the prior year

Annual Incentive	Cash	Attract and retain executives; motivate the executives to contribute to the Company’s success in achieving short-term objectives, and align short-term compensation with the interests of shareholders	Focuses on Company short-term goals—Operating Income after tax (60%) and ROCE as measured against peer companies (40%), the total of which is modified by Health, Environment and Safety goals

Long-Term Incentives	Stock options and performance-based common stock units	Attract and retain executives; motivate the executives to contribute to the Company’s success in achieving long-term objectives; align long-term compensation with the interests of the shareholders	Focuses on Sunoco Common Stock Price, and on the Company’s long-term goals—equally weighted Total Shareholder Return and Earnings Per Share Growth, both as measured against peer companies

Other Benefits: Retirement, Savings Plans, health and other benefits	Cash or lump sum or annuity for retirement; cash for the savings plans; other	Attract and retain executives; provide incentive for long-term career with Sunoco	Not performance-based

Post-Termination Compensation	Compensation contingent on potential events	Attract and retain executives	Not performance-based

Perquisites	Limited perquisites	Primarily for the safety/security and productivity of the NEO	Not performance-based

•	Sunoco generally targets the competitive median (as described below) for base salary, targeted annual incentive and targeted long-term incentives (i.e., total direct compensation).

•	The major portion of each NEO’s targeted compensation is at-risk compensation that is performance-based.

•

Sunoco’s annual incentive program is designed to result in payments that are closely correlated with Sunoco’s earnings, return on capital employed relative to the performance of Sunoco’s peer companies, and health, environmental and safety performance. Most Sunoco salaried employees and hourly manufacturing employees participate in an annual incentive plan utilizing the same performance factors used for the executive annual incentive plan.

•	Sunoco’s long-term incentive awards have been a mix of stock options and performance-based common stock units that are based on performance factors over a three-year period,

which factors are measured relative to Sunoco’s peer companies. These awards generally have been granted at a rate of less than 1% of outstanding shares per year.

•

Sunoco maintains both tax-qualified retirement plans and non-qualified supplemental excess retirement plans. The NEOs participate in the same health and welfare benefits programs available to all employees.

•	The NEOs do not have individual employment, severance or change in control agreements; however, they are eligible to participate in Company severance and change in control plans.

•	Sunoco offers the NEOs limited perquisites. The Company provides these limited perquisites primarily for the safety/security and productivity of the NEOs.

Compensation Philosophy and Objectives:    Sunoco’s compensation program targets a compensation package (base salary and performance-based annual and long-term opportunities, i.e., total direct compensation) that at the time of approval and grant is generally at the competitive median (+/- 20%) of the Market Data (defined below), which includes Sunoco’s peer companies, the broader oil companies, and general industry (as adjusted for relative revenues). Actual realized compensation, however, can be significantly lower or higher than the median based on the Company’s performance as well as changes in the Company’s share price. When performance objectives are exceeded, compensation is intended to be above the median, and when performance is below the performance objectives, compensation is intended to be below the median. The compensation program emphasizes performance-based compensation (pay-at-risk) that promotes the achievement of short-term and long-term business objectives, which are aligned with the Company’s strategic plan. The compensation program is structured to link compensation to the Company’s overall performance so that the actual compensation received by executives is aligned with the Company’s performance in the areas of income, return on capital employed, health, environment and safety, or HES, and shareholder return. Sunoco’s Compensation Committee, or the Committee, strives to maintain a balanced program so that no one performance measure dominates. Sunoco’s compensation program focuses executives on “exceeding the competition” by including several objectives/measurements based on performance relative to peer companies. It also aligns executive compensation with the interests of Sunoco’s shareholders by providing stock incentives and requiring significant shareholdings.

The Committee reviews the compensation program in a holistic manner, and makes changes that it deems to be appropriate and in the best interest of the shareholders.

•      In the case of the performance-based common stock units, or CSUs, although the plan approved by the shareholders allows a maximum payout of 200%, the Committee decided to cap the maximum payout for awards granted in 2005, 2006 and 2007 at 150%. The payout of these awards may range from 0% to 150% based on actual results.

•      For many years, the Company had provided a moderate level of perquisites to its executives. During 2005 and 2006, these perquisites were further reduced, and in many cases, eliminated. As a result, the NEOs have a limited number of perquisites. The limited perquisites that remain are provided primarily for the safety/security and productivity of the NEO. (See also page 59 in this CD&A.)

•      Sunoco provides a pension program to its executives, including a nonqualified plan for benefits in excess of Internal Revenue Service limitations (the Sunoco, Inc. Pension Restoration Plan), and an executive retirement plan (the Sunoco, Inc. Executive Retirement Plan) that was designed to attract and retain mid-career senior executives. Since 1996, the ability to hire mid-career executives has been extremely important to Sunoco as two of its NEOs, Mr. Drosdick and Mr. Owens, and about 40% of the approximately 40 top executives, were mid-career hires. The Committee reviewed data regarding

Sunoco’s retirement plans and competitive analysis of other companies and their retirement benefits provided by Towers Perrin. These plans are designed to be competitive.

•       The Company’s Special Executive Severance Plan, or CIC Plan, was adopted to retain executives in the event of a potential change in control transaction, and to eliminate the uncertainty which such a transaction may raise among management, potentially resulting in the departure or distraction of key management personnel. In 2007, the Governance and Compensation Committees and the full Board conducted a comprehensive review of Sunoco’s plans with change in control provisions. While it was found that Sunoco’s current plans are generally consistent with prevailing market practices, Sunoco did make changes with regard to the calculation of severance to reduce how the bonus portion is calculated and modified the 280G tax gross-up related to any excise tax required under Section 280G of the Internal Revenue Code, or IRC. Sunoco also decided to stop granting limited rights in tandem with stock options. These changes are described in more detail later in this CD&A under “Severance and Change-in-Control Benefits”.

External Advisors and Internal Support:    The Committee reviews the effectiveness and competitiveness of the executive compensation structure in the context of the foregoing philosophy and objectives, with the assistance of external consultants and internal executive and staff support. Towers Perrin has been providing consulting support to the Committee for several years. Towers Perrin collects comparative executive compensation data with regard to the senior executive team (including the CEO) for review by the Committee. A single senior Managing Partner of Towers Perrin has had the responsibility for working with the Committee. Towers Perrin does perform other work for management in the pension and actuarial areas, which work is under the responsibility of a different Managing Partner at Towers Perrin. Many shareholders and governance experts believe that a compensation committee should directly engage a consultant who is totally independent from management and receives no compensation from management. In 2007, the Committee directly engaged Semler Brossy Consulting Group as its independent compensation consultant. Semler Brossy has responsibility for working with the Committee, and will not perform any work for nor receive any compensation from management. The scope of Semler Brossy’s engagement includes counseling and advising the Committee regarding the Company’s executive compensation program. Towers Perrin will continue to provide data and analysis for management, some of which may be presented to the Committee for review. Semler Brossy will separately review Towers Perrin’s information and will provide independent counsel to the Committee. Sunoco’s Senior Vice President, Human Resources and Public Affairs (who is management’s liaison to the Committee) and its Chief Governance Officer provide additional counsel, data and analysis as requested by the Committee. The CEO is not a member of the Committee, but he does attend Committee meetings. He makes recommendations on the compensation of the other NEOs. However, he is not in attendance when the Committee makes decisions with regard to his compensation. The CEO has input with regard to the setting of the goals or performance criteria for the incentive plans; however, the Committee, with the assistance and input of its independent compensation consultant, ultimately makes all final decisions with regard to setting goals or performance criteria. The CEO does not meet with the compensation consultants regarding compensation other than attending the Committee meetings where they are also in attendance or at the request of the Committee.

Compensation Methodology and Process:    The Committee reviews the effectiveness and competitiveness of the executive compensation program in the context of the foregoing philosophy and objectives. The components of executive compensation at the Company include: (1) base salary; (2) annual incentives; (3) long-term incentives; (4) other benefits, including retirement benefits and savings plans; (5) post-termination compensation; and (6) perquisites. For 2007, Towers Perrin provided the Committee with information on compensation trends, and annually provides relevant Market Data (defined below) and alternatives for the Committee to consider when making compensation decisions. As part of its review, the Compensation Committee looks at the compensation practices of Sunoco’s peer companies, other oil companies and companies in general industry. The data from other oil companies was the primary comparator group for most of the NEO positions since this is the industry that Sunoco operates in and those companies generally have comparable positions, but was adjusted for asset size and complexity. The peer companies included in compensation data reviewed for 2007 compensation consisted of ConocoPhillips, Frontier Oil, Hess, Lyondell, Marathon, Murphy Oil, Tesoro and Valero. In an effort to find the most appropriate mix of peer companies, the Committee has chosen companies that include similarly sized independent refiners and other companies with a significant refining presence. Because Sunoco and the Committee believe that the Company’s direct competition for executive talent is broader than the peer group, the Committee generally reviews compensation practices of other companies in the oil industry (some or all of the companies to the extent that they have comparable job positions), and general industry (adjusted for relative revenues) (collectively “Market Data”). The oil industry and general industry data are obtained from the following surveys: Towers Perrin’s Oil Industry Group Job Match Survey (which includes twelve companies: Anadarko Petroleum, British Petroleum, Chevron, ConocoPhillips, Devon Energy, ExxonMobil, Hess, Marathon, Occidental Petroleum, Shell Oil, Tesoro and Valero Energy) and Towers Perrin’s U. S. CDB General Industry Executive Database (which includes data from approximately 400 companies). For comparison purposes, due to the variance in size among the companies in the general industry group, regression analysis, which is an objective analytical tool used to determine the relationship between data, is used to adjust the data for differences in company revenues to be comparable to Sunoco. For the Market Data used to determine the 2007 compensation, the general industry comparisons were developed using a three-year average revenue scope for Sunoco of $30 billion, which was less than Sunoco’s actual 2006 revenues of approximately $36 billion (excluding excise taxes). Chemical company data is obtained from 24 companies from Towers Perrin’s General Industry Executive Database, which is size adjusted. Towers Perrin, when compiling the Market Data, excludes any one-time awards given to executives of the other companies for special circumstances. The Committee reviewed the compensation data for each of Sunoco’s senior executive positions, including each individual NEO, compared to the compensation of executives in similar positions with similar responsibility levels in the Market Data by pay type (including base salary, annual incentive, and long-term incentives, i.e., total direct compensation). In its review of the compensation for Mr. Drosdick and Mr. Hofmann, the Committee looked primarily at the compensation practices of other oil companies, but also looked at Sunoco’s peer companies and general industry. For Mr. Owens, the Committee looked primarily at the other oil companies, as well as general industry. As part of the review of Mr. Fischer’s compensation, the Committee looked primarily at comparative data from the chemical companies from Towers Perrin’s General Industry Executive Database, but also considered the general industry data. When considering Mr. Dingus’ and Mr. Valutas’ compensation, the Committee focused on data from general industry since survey data for comparable positions among the other oil or peer companies were not available.

For the past four years, the Committee has been using “tally sheets” as a tool to assist in its review of executive compensation. The Committee has annually reviewed the tally sheets, which contain all components of the CEO’s and the other NEOs’ current and historical (last 5 years) compensation, which helps place the compensation in context when the Committee is setting the current compensation. In addition, in consultation with Towers Perrin, management and other outside advisors, the Committee has annually reviewed the estimated compensation (e.g., potential severance, bonus, equity awards, retirement benefits, 280G tax gross-up, and the incremental cost of other compensation, as applicable) that would be received by the CEO and the other NEOs under various scenarios, including normal retirement and voluntary termination, involuntary termination, and involuntary termination due to a change in control of the Company. The tally sheets and the scenario information provide the potential cost to the Company. The review of the post-employment scenarios allows the Committee to see if the post-employment programs are working as intended. The Committee has concluded that current and future performance and results for shareholders, not prior compensation nor amounts realized or realizable from prior awards, should be the governing factors in setting current NEO compensation. The Committee believes that using prior compensation or amounts realized or realizable from prior awards in setting current compensation would send the wrong message to executives that they may be penalized as a result of prior success.

Annually, the CEO’s performance is evaluated by the full Board of Directors. Subjective criteria that the Board of Directors considers includes: overall leadership, development and stewardship of Sunoco’s long-term strategic plan and annual goals and objectives, development of an effective senior management team, provision for management development and succession, and effective communications with stakeholders. Based upon the conclusions reached as a result of the review of the CEO, together with data and information provided by the consultants, the Committee, in a session of Committee members only, along with their independent compensation consultant, determines and approves the CEO’s compensation. Annually, the CEO provides an assessment of the performance of the other members of the senior management team and, with the assistance of Sunoco’s Senior Vice President, Human Resources and Public Affairs, utilizing the competitive data provided by Towers Perrin, makes compensation recommendations to the Committee. The Committee reviews and approves the compensation of the other members of the senior management team. The Committee may exercise its discretion in modifying any recommended compensation or awards to any of the executives.

Elements of Compensation:    The following charts and tables provide the percentage of total direct compensation for the CEO and the other NEOs represented by each major element described below, indicating the 2007 compensation that is at risk, i.e., is variable based on performance/business results. The percentages represent the 2007 target levels for each element at the time that they were approved by the Committee.

The differences in the compensation provided to each NEO are primarily due to their different roles in the organization, as well as how they compare to their job peers in the Market Data. The CEO’s compensation is higher than the other NEOs due to his broader duties and responsibilities.

♦      Base Salary:    Base salary is designed to compensate executives for the scope and level of responsibility and sustained individual performance. The salaries of the NEOs are reviewed on an annual basis, as well as at the time of promotion and other change in responsibilities. The Company’s goal is to attract and retain executives, and to establish and maintain salaries within a range of competitive pay in the Market Data. The Committee strives to establish base salaries for the NEOs generally at the median (+/- 20%) of base salaries in the Market Data. The base salaries of the NEOs in 2007 were within this range. Base salaries are targeted at the median (+/- 20%), and may be adjusted by factors such as individual performance (including experience in position, scope of responsibilities, results achieved and future potential). The base salaries of the NEOs that were approved for 2007 are included in the Summary Compensation Table on page 66.

♦      Annual Incentive:    The Company’s Executive Incentive Plan, which was approved by the shareholders, provides eligible executive employees with an annual incentive opportunity. The annual incentive awards for the NEOs are provided in order to promote the achievement of the Company’s short-term business objectives by providing competitive incentive opportunities to those executives who can significantly impact Company performance. The annual incentive plan provides rewards based on the achievement of predetermined financial and HES goals.

The individual’s annual incentive is determined by the following formula:

Individual’s base salary for the plan year multiplied by the individual’s incentive guideline percentage multiplied by the payout percentage, if any, and then adjusted up or down (up to 10%) to reflect HES performance.

The incentive guidelines of the NEOs for 2007 were as follows:

Name	2007 Guideline Incentive (% of Base Salary)

J. G. Drosdick	120%
T. W. Hofmann	70%
M.H.R. Dingus	65%
B. G. Fischer	65%
R. W. Owens	70%
C. K. Valutas	65%

These percentages are primarily determined based on Market Data; however, internal equity issues may be taken into consideration.

Each year, the Committee considers the Company’s prior year’s performance and its objectives and expectations for the Company in the upcoming year, as reflected in the Company’s strategic plan. The Committee strives to establish performance goals that provide the appropriate balance between Company performance and its performance relative to its peer companies. For 2007, the Committee decided to continue to use operating income after tax and return on capital employed, or ROCE, relative to the peers as the two performance factors. The performance goals for 2007 were based on meeting weighted objectives for the following principal measurements:

➢	Performance relative to the Company’s targeted operating income after tax of $820 million (weighted 60%); and

➢	The Company’s performance relative to the peer group, as measured by ROCE (weighted 40%), with a maximum payout only if Sunoco ranked first among its peers:

Sunoco Percentile Rank	Payout Factor

Highest	200%

90th%	175%

60th%	100%

25th%	50%

Lowest	0%

as modified (up or down) by certain HES performance goals.

Performance between percentages in the performance goals are straight-line interpolated.

The annual incentive plan utilizes three goals that are important in driving the Company’s annual operating plan. The largest weight is given to operating income after tax which is derived from the annual operating plan, budgeting process and market forecasts. The use of operating income after tax as a factor assures that management continues to be focused on operations excellence. ROCE, the other major goal in the annual incentive plan, keeps management focused on getting the most out of existing assets and pursuing only those growth and investment opportunities which provide desired returns. Measuring ROCE relative to the peer companies, versus an absolute measure, mitigates the impact of industry-wide factors over which the NEOs have no control and assures that management is only rewarded above target on this goal when they outperform the competition. In addition, the Committee also determined that, in order to achieve maximum payout on this goal, Sunoco must rank first among the peer group. An HES score card is used as a third performance goal to reinforce that, along with financial success, management must be focused on Sunoco’s strategy of excellence in HES performance, by continuing to protect Sunoco’s employees and the communities in which the Company operates. Based on HES performance measured against the goals, the annual incentive may be modified up or down up to 10% (but not to exceed the 200% maximum payout). The HES component varies by business unit.

The goals selected for the annual incentive plan, and for the performance-based common stock unit portion of the long-term incentive plan, are company-wide, versus business unit or individual measures, because the Company and the Committee believe that it facilitates teamwork among the business units and members of the executive team to achieve results. Most Sunoco salaried and hourly employees participate in an annual incentive plan with the same performance goals as those used for the NEOs and other executives, which further facilitates teamwork across the organization.

The Company selected multiple measurements because it believes that no one metric is sufficient to capture the performance Sunoco is seeking to drive. It is recognized that no measurement or set of measurements can reliably measure actual performance in light of unanticipated opportunities and challenges.

The performance measures for the short-term incentive plan, and one of the measures for the performance-based CSU portion of the long-term incentive plan, utilize metrics that are not based on generally accepted accounting principles, or non-GAAP metrics. (Total shareholder return, one of the metrics of the long-term incentive plan, is a measure of investment performance that is not a financial statement performance measure covered by GAAP.) The Company uses operating income after tax, which is net income adjusted to exclude extraordinary/special items. For the 2007 annual incentive, the special items that were excluded from Sunoco’s net income were a gain related to the prior issuance of limited partnership units of Sunoco Logistics Partners L.P. to the public, a write off of a phenol line, a loss related to the sale of a terminal facility, and an accrual for a tentative settlement of certain litigation. ROCE is calculated by taking operating income after tax plus after-tax interest expense and dividing it by capital employed (total debt plus shareholders’ equity). Similar adjustments for extraordinary/special items were made to the net income of Sunoco’s peer companies to compute their respective amounts of operating income after tax. The Company’s Chief Financial Officer (CFO) or Comptroller reviews with the Committee accounting matters that may have an impact on the performance measures, including special income adjustments by the Company and proposed changes in accounting methodology. These matters are also reviewed with the Audit Committee. Towers Perrin also reviews the ROCE calculation used under the annual incentive plan for the Committee for consistency and reasonableness/appropriateness. On a quarterly basis, the CFO provides a review of the ROCE calculation and the extraordinary/special items excluded by Sunoco and its peer companies.

Before the payout of the annual incentive, if any, the Committee reviews performance data with management and with the compensation consultants, and determines the extent to which these goals have been achieved. Actual payout may range from 0% to 200% of the target amount, depending on achievement of Company goals, with payments increasing as Company performance improves. In the event that the Company achieves less than the target goals, participants in the plan may be entitled to receive a portion of the target percentage. If the Company attains results that exceed the target goals established by the Committee, participants will be entitled to receive a proportionately larger payment but in no event greater than two times the target percentage. Under the Executive Incentive Plan, the Committee has the discretion to reduce the amount payable, or to determine that no amount will be paid, even if the performance goals are met. The Committee did not exercise this discretion in connection with the payout of the 2007 annual incentive.

Despite significant market volatility, 2007 was another good year for the Company resulting from strong margins for refined products and positive contributions from the Company’s non-refining businesses. As a result of the Company’s performance, the 2007 annual incentives that were paid out ranged between 126% and 130% of target for the NEOs. The Company’s 2007 operating income after tax was $833 million and its ROCE was 21.0%. The Company achieved the 86.1th percentile of the peer group in 2007 in ROCE. The annual incentives that were earned for 2007 are included in the Summary Compensation Table on page 66 under “Non-Equity Incentive Plan Compensation.” The annual incentive that was paid to each NEO as compared to the targeted amount approved by the Committee is reflected in the table below.

Name	2007 Annual Incentive Award Targeted Amount ($)	2007 Annual Incentive Award as a % of Target (rounded to nearest percent)	2007 Actual Incentive Award Payment ($)

J. G. Drosdick	1,440,000	127	1,826,496
T. W. Hofmann	367,500	127	466,137
M. H. R. Dingus	279,500	126	352,701
B. G. Fischer	282,750	130	367,688
R. W. Owens	337,400	128	430,657
C. K. Valutas	278,850	127	353,693

♦      Long-Term Incentive Awards:    Long-term incentive awards for the NEOs are granted under the Company’s Long-Term Performance Enhancement Plan II, or LTPEP II, which was last approved by the shareholders in 2003, in order to promote the achievement of the Company’s long-term strategic business objectives. The purposes of the long-term incentive awards are: to align the executives’ compensation with the interests of shareholders by creating a direct linkage between the participants’ rewards and shareholders’ gains; provide management with the ability to increase equity ownership in the Company; provide competitive compensation opportunities that can be realized through attainment of performance goals; and provide a retention incentive for management.

Since 1996, the Company’s long-term compensation program has consisted of a mix of stock options and performance-based CSUs. Each year the Committee evaluates the appropriate value mix of stock options and performance-based CSUs, and reviews data from the peer companies and other oil companies regarding typical long-term incentive mix. For the awards granted in December 2007, the Committee reviewed the value mix with the compensation consultants. In considering the different vehicles used by the peer companies and other oil companies it determined that the data supported the Committee’s practice of splitting the target value of the long-term incentives equally between stock options and performance-based CSUs. As structured at Sunoco, performance-based CSUs and stock options balance relative versus absolute performance and intermediate-term (three years) versus long-term (up to ten years) performance, respectively. While the Company’s ultimate objective is the creation of absolute long-term stock price growth and shareholder value, relative measurement of intermediate-term performance through the performance-based CSUs recognizes the cyclical nature of the industry in which the Company operates and reinforces the importance of exceeding peer performance on a sustained basis.

Each year in December, in connection with the review and approval of other elements of the NEOs’ compensation, the Committee reviews and approves all long-term incentive awards. In determining the appropriate long-term value for each executive, the Committee reviews the level of responsibility, the total compensation of each senior executive, and the Market Data presented by the compensation consultant, and also looks at internal equity among the executives. The long-term compensation for each position is targeted at the median (+/- 20%) of the Market Data, but the award may be adjusted (up or down) for internal equity. The target value of stock options is determined by using the Binomial option pricing model. The targeted values of the stock options and performance-based CSUs that were approved by the Committee in December 2007 for each NEO were within the range of the median (+/- 20%) of the Market Data, except for Mr. Fischer, whose targeted long-term incentive values were increased for internal equity purposes. Additional information about these awards is included in the Grants of Plan-Based Awards in 2007 Table on page 71.

➢      Stock Options:    Stock options are designed to provide long-term equity-based compensation based on future appreciation of the Company’s common stock price. The grant date is the date of the meeting at which the stock options are granted. The exercise price for these grants is equal to the closing price of a share of Sunoco common stock on the date the stock option is granted. Options are exercisable beginning two years from the date of grant and have a term of ten years from the date of grant. The plan prohibits the repricing of out-of-the-money stock options and does not provide for reload options. Prior to December 2007, stock options had generally been granted along with an equal number of limited rights. Limited rights become exercisable only in the event of a change in control of the Company and permit the holder to be paid in cash the appreciation on a stock option instead of receiving shares by exercising the option. In 2007, the Committee decided to award stock options without associated limited rights because the Market Data showed that this approach was more consistent with predominant market practice. As noted below under “Executive Stock Ownership Guidelines,” executives who have not met their stock ownership guidelines are expected to retain all of their after-tax profit from option exercises in shares of stock. Further, senior executives who are at or above their respective ownership guideline are expected to retain at least 50% of the after-tax profit from option exercises in shares of stock for at least one year.

➢      Performance-Based Common Stock Units:    The performance-based CSUs provide intermediate-term incentive compensation that has been designed to pay out only if certain objective performance measures have been met over a three-year period. For the 2007 awards, the Committee decided to retain the same performance measures that had been approved for the 2005 and 2006 performance-based CSU awards. Payout will depend upon achievement by the Company of certain performance levels based on two equally weighted performance measures relative to the Company’s peer group—total shareholder return, or TSR, (for the three-year performance period) and earnings per share, or EPS, growth (measured against the prior three-year period). Consideration was given to a balanced incentive approach selecting those measures believed to be most important to the shareholders and recognizing that over longer time periods, it is extremely difficult to predict market conditions. Although the Plan, as approved by shareholders, allows for a maximum payout of 200%, the Committee decided to cap the maximum payout for the 2005, 2006 and 2007 awards at 150%. The actual payout of these awards may range from 0% to 150% based on actual results. Further, the Committee determined that maximum payout can only occur if the Company ranks first among the peer group in both performance measures. The performance measures approved by the Committee for the CSUs awarded in December 2007 are the following:

•	TSR measured relative to the peer companies (weighted 50%):

Sunoco TSR Percentile Rank	Payout Factor

Highest	150%
75th%	125%
Median	100%
25th%	50%

•	EPS growth measured relative to the peer group (weighted 50%):

Sunoco EPS Percentile Rank	Payout Factor

Highest	150%
75th%	125%
Median	100%
25th%	50%

With regard to the two performance measures, performance between points is straight-line interpolated.

The performance period for the CSUs is over a period of three years since Sunoco’s business is capital intensive, requiring large investments, in most cases over a period of years, before tangible financial returns are achieved. The performance measures are designed with the intent that management will only be rewarded with above-median levels of compensation when the Company outperforms the peer group. Conversely, the performance measures are designed with the intent that management will realize below-median compensation levels when performance trails the peer companies. Due to the manner in which long-term awards are measured, the payout under a performance-based CSU is influenced not only by performance in the year in which the award is paid, but also by performance for the two prior years. As a result, extreme positive or negative performance during the two years prior to the payout of an award may influence the actual award more than performance in the year in which the award vests. In addition, the value received from performance-based CSU awards will be affected by any changes in the Company’s stock price between the date of grant and the payment date. The performance-based CSUs can be paid out in either cash or shares of Company common stock as determined by the Committee at the time the award is granted. At the end of the performance period, to the extent that the performance-based CSUs are paid out, each holder of performance-based CSUs also receives an amount equal to the cash dividends that would have been paid over the performance period had he or she been the holder of record of shares of Sunoco common stock equal to the number of the performance-based CSUs that are paid out. Since the NEOs were above their stock ownership guidelines when outstanding performance-based CSUs were granted, any payouts will be paid in cash, based upon the average price of the Company’s common stock for the last ten trading days of the performance period. The EPS growth performance measure is determined by dividing operating income after tax (a non-GAAP measure) by the weighted average outstanding shares during the three-year performance period. TSR is a measure of investment performance that is not a financial statement performance measure covered by GAAP. (See discussion on page 52 of this CD&A.)

In December 2004, the Committee granted CSU awards with a three-year performance period beginning 2005 through 2007. The performance measures that were approved in 2004 for these awards were two equally weighted performance measures. These were the last CSUs for which these performance measures were used.

•	ROCE performance as measured against the peer group over the three-year performance period. For the ROCE metric, Sunoco ROCE must be 1% above the median to achieve a 100% of target payout.

3-year averages

ROCE vs. Median

5%	200%
4%	175%
3%	150%
2%	125%
1%	100%
Peer Median	75%
-1%	50%
-2%	25%
3%	0%

•

EPS compounded growth over the performance period aligned with Sunoco’s three-year plan as measured against the prior three-year average. The 100% of target was set at approximately the three-year plan EPS growth assumption. For the 2005-2007 period, target was three-year EPS at $4.33, or a 28% annual growth versus the EPS for the prior three-year period of $2.07 (as adjusted to reflect the two-for-one stock split on August 1, 2005).

Annual EPS Growth

40%	200%
36%	167%
32%	133%
28%	100%
20%	80%
15%	60%
10%	40%
5%	20%
0%	0%

During the 2005-2007 period, favorable refining margins, an improved asset portfolio and good operational performance led to strong ROCE and EPS growth. Average ROCE for the performance period was 27.3% or 5.2% above the peer company median, and the compounded annual EPS growth was 52%. As a result, the 2004 CSUs paid out at 200%. Under LTPEP II, the Committee has the discretion to reduce (but not increase) some or all of the amount of any CSU that would be payable even if the performance measures have been met.

The Committee did not exercise its negative discretion in 2007 in connection with the payout of the 2004 CSUs. The targeted value of the payout at the time the award was granted based on a stock price on the date of grant of $41.28 (as adjusted to reflect the August 1, 2005 2-for-1 stock split), and the actual value of the payout (including dividends) are presented in the table below.

Name	Targeted Value at the 2004 Grant Date ($)	Amount of Payout in 2008 ($)

J. G. Drosdick	2,612,198	9,302,793

T. W. Hofmann	666,131	2,358,040

M.H. R. Dingus	450,778	1,605,349

B. G. Fischer	549,850	1,958,173

R. W. Owens	624,154	2,222,791

C. K. Valutas	549,850	1,958,173

➢      Equity Awards Policy:    For many years, Sunoco has had procedures which governed the granting, valuation, vesting, exercise and settlement of equity awards. In 2006, the Committee approved a written policy which codified these equity award procedures. Under the policy, equity awards to employees must be approved at a meeting of the Committee, except that they may be approved by unanimous written consent of the Committee in exigent circumstances. Annual long-term incentive equity awards are granted at the Committee’s meeting each December. The grant date is the date of the meeting. Sunoco’s current practice is to set the dates for the regular Board and Committee meetings five years in advance of the meeting. For equity awards to new employees approved in advance by the Committee prior to the employee’s employment starting date, the effective date is the last New York Stock Exchange, or NYSE, trading day of the calendar month in which the employment starting date falls. For all other equity awards, the grant date is the date of the Committee’s meeting at which the award was approved. The exercise price is equal to the closing price of a share of Sunoco’s common stock on the NYSE on the applicable grant date. The Committee may, in its discretion, refrain from approving grants of equity awards to employees if the meeting at which such approval is to be considered occurs during a period in which management is in possession of material non-public information. Approval of such equity awards may be deferred to the next Committee meeting. No grants were deferred in 2007. When approving grants to the employees, the Committee considers information or recommendations provided by the CEO, except with respect to his own grants.

➢      Executive Stock Ownership Guidelines:    The executive stock ownership guidelines were first adopted in 1997 to reinforce the commitment of management to the Company’s success. The Company and the Committee consider stock ownership by executives to be an important means of linking executive interests directly to those of shareholders. The Company maintains stock ownership guidelines for its approximately 40 top executives. The amount of Company stock required to be owned increases with the level of responsibility. The CEO is expected to own stock with a value at least equal to six times his base salary, and the senior executives (including the other NEOs) are expected to own stock with a value at least equal to three times their base salary. All other executives covered by the guidelines are required to own stock with a value equal to their base salary. Shares that the executives have the right to acquire through the exercise of stock options or which may be earned at some time in the future through the potential payout of performance-based CSUs are not included in the calculation of stock ownership until any such rights result in the actual ownership of shares of common stock. New participants or those promoted to a new position are expected to reach their respective stock ownership goals by the end of a five-year period. In 2004, the Committee adopted a “holding period” requirement for stock option exercises for the CEO and other senior executives in addition to the stock ownership guidelines. Senior executives who are below these ownership guidelines are expected to retain shares equal to 100% of the after-tax gain on the option exercise, and senior executives who are above their stock ownership guidelines and who are exercising stock options are expected to retain shares equal to 50% of the after-tax gain on the option exercises for one year from the date of exercise. Also, at the discretion of the Committee, senior executives who are above their stock ownership guidelines will receive performance-based CSUs which, if earned, are payable in cash rather than common stock. The Committee has exercised this discretion with respect to the performance-based CSU awards since 2003, including the awards made in 2007. At least annually, the Committee reviews the share ownership levels of the senior executives. As of January 1, 2008, the CEO and the other NEOs were in compliance with the stock ownership guidelines.

➢      Policies:    Sunoco employees are prohibited from entering into short sales, or purchasing, selling, or exercising any puts, calls or similar instruments pertaining to Company securities. This does not include Sunoco stock options exercised in accordance with the terms of the Company’s stock option plan.

If the Company is required to restate its earnings as a result of noncompliance with a financial reporting requirement due to misconduct, under Section 304 of the Sarbanes-Oxley Act of 2002, or SOX, the CEO and the CFO would have to reimburse the Company for any bonus or other incentive-based or equity-based compensation received by them from the Company during the 12-month period following the first filing with the SEC of the financial document that embodied the financial reporting requirement, and any profits realized from the sale of Sunoco stock during that 12-month period, to the extent required by SOX. The Company does not have an additional “clawback” policy.

♦      Retirement Benefits:    The Company provides retirement benefits to most salaried and many hourly employees, which, under some plans, may vary depending on the employee’s hire date. Retirement benefits are provided to attract and retain employees and reward long-term employment. The NEOs participate in three plans that provide for retirement benefits—the Sunoco, Inc. Retirement Plan, or SCIRP, (a qualified plan under which benefits are subject to IRS limits for pay and amount), the Pension Restoration Plan (a nonqualified, unfunded plan that provides retirement benefits that would otherwise be provided under SCIRP except for IRS limits) and the Sunoco, Inc. Executive Retirement Plan, or SERP, (a nonqualified, unfunded plan available to the NEOs which may provide to certain eligible executives supplemental pension benefits over and above an NEO’s benefits under SCIRP and the Pension Restoration Plan). Under SCIRP, executives hired before January 1, 1987 participate in both a “final average pay” formula and a “cash balance” formula, and receive the higher benefit under the two formulas at retirement or termination of employment. Those executives hired on or after January 1, 1987 participate in a “cash balance” formula, which provides a benefit based on “career pay” rather than “final average pay.” The SERP was designed to attract mid-career senior executives by providing a competitive benefit, which includes accelerated benefit accruals to offset the loss in pension benefits due to a break in service when leaving a prior employer before retirement age. In 2003, the Company amended the SERP in order to enhance the benefit for the CEO. At the time of the amendment, the Committee focused on the fact that many oil industry CEOs had a full career with one employer, and that other oil industry CEOs who had mobile careers appeared to have had similar contractual pension benefits. In 2003, the Committee was also of the view that the Company was at a critical stage of its long-range strategic plan, and wanted to incent Mr. Drosdick to stay with the Company to see the plan through. The CEO SERP benefit provides Mr. Drosdick with a pension value similar to other oil industry CEOs, and provides an incentive for Mr. Drosdick to remain with the Company through age 65. The benefit includes a reduction in benefits for early retirement of 5% annually prior to age 65. The CEO SERP benefit vested in November 2006 after Mr. Drosdick attained ten years of service with the Company, and increased Mr. Drosdick’s projected annual benefit at age 65 from approximately 40% of his final average pay to 60% of his final average pay. Any NEO’s benefit under SERP is offset by benefits provided under SCIRP and the Pension Restoration Plan. The present values of each NEO’s accumulated pension benefit (including the CEO SERP benefit) as of year-end 2007 are included in the Pension Benefits Table on page 77. More detailed descriptions of SCIRP, the Pension Restoration Plan and SERP are included in the narrative accompanying the table.

♦      Perquisites:    Perquisites are reviewed each year by the Committee. Any perquisites that are outside Sunoco’s policies must be pre-approved by the Committee. In 2006, several perquisites were eliminated. The CEO has only one perquisite—personal use of the corporate aircraft for safety/security reasons, including the ability to have a spouse and/or family member accompany him on business or personal trips. The other NEOs are permitted to have a spouse and/or family member accompany the NEO on a business trip. Mr. Drosdick does not receive a gross-up for taxes in connection with personal use of the corporate aircraft. The perquisites of the other NEOs consist of parking at corporate headquarters and limited home security monitoring, in some cases, which are provided primarily for the safety/security and productivity of the NEO. A financial counseling allowance was discontinued beginning on January 1, 2007; however, any NEO who has a balance remaining that was accrued prior to 2005 is allowed to draw down the balance until depleted. The CEO voluntarily gave up his financial counseling benefit effective January 1, 2006 and has no balance remaining. Personal country club memberships were discontinued as a perquisite in 2006. The Company has several corporate country club memberships which are used primarily for business purposes. However, a corporate country club may be incidentally used for personal reasons, in which case the executive is required to reimburse Sunoco for all associated out of pocket expenses. When this incidental personal use occurs, the executive has imputed income for a prorated portion of the annual dues paid by Sunoco. This personal use also represents a perquisite. An executive does not receive a gross-up for taxes in connection with parking, home security monitoring or the imputed income based on the personal use of a corporate country club membership. The dollar amount of the perquisites received by the NEOs in 2007 is included in the Summary Compensation Table on page 66, under “All Other Compensation” and in the table on page 72. Additional information regarding the remaining financial counseling balances is included under “Nonqualified Deferred Compensation in 2007” on page 82.

Other Benefits:    Sunoco offers its NEOs and other salaried employees a competitive benefits package. The NEOs participate in the same basic benefits package and on the same terms as other eligible Company employees. The benefits package includes a savings program as well as medical and dental benefits (including the option of “flexible spending accounts”), disability benefits, insurance (life, travel accident), occupational death benefits, and vacations and holidays.

♦      Savings Plans:    The Company offers to all employees the opportunity to participate in the Sunoco Capital Accumulation Plan, or SunCAP, the Company’s 401(k) plan, which is a long-term investment (qualified defined contribution) plan designed primarily to help participating employees accumulate funds for retirement. SunCAP is a voluntary program. Employees that elect to participate may make contributions immediately. The Company matches up to 5% of base pay contributed to SunCAP dollar-for-dollar for all employees with at least one year of service with the Company. The employee elects how his/her contributions and the Company’s matching contribution are invested. If an employee leaves the Company (retires, terminates or becomes permanently disabled), he/she may take a lump-sum distribution from SunCAP, or the employee can leave the account balance in the Plan until age 70 1/2, at which time at least a required minimum distribution will be paid annually. The NEOs may also participate in the Sunoco, Inc. Savings Restoration Plan, a nonqualified deferred compensation plan that is made available to employees who participate in SunCAP and who may be subject to a compensation limitation and/or a contributions limitation under SunCAP pursuant to the Internal Revenue Service, or IRS, limits. Under the Savings Restoration Plan, the participant may contribute to an account an amount in excess of the applicable IRS limits up to 5% of base salary. Matching contributions by the Company are credited to the NEOs’ accounts to the extent that they would otherwise be made under SunCAP (up to a maximum of 5% of base salary). The amounts of the Company matches under SunCAP and the Savings Restoration Plan that were made for the NEOs in 2007 are included in the Summary Compensation Table on page 66 under “All Other Compensation” and in the table on page 72. Additional information regarding the NEOs’ participation in the Savings Restoration Plan is included in the Nonqualified Deferred Compensation in 2007 Table on page 82.

Severance and Change-in-Control Benefits:    Every executive, including each NEO, is an employee at will. This means that the Company may terminate employment at any time, with or without notice, and with or without cause or reason. Each of the NEOs serves without an employment agreement. Any severance or similar agreements or provisions and payments to be made to an NEO must be reviewed and approved in advance by the Committee.

Upon certain types of termination of employment and in the event of a change in control of the Company, certain benefits may be paid or provided to the NEOs pursuant to plans that are described below. These plans were approved by the Committee or by the full Board. The Company believes that severance protections can play a role in attracting and retaining key executives, including the NEOs, particularly in light of the fact that there has been much consolidation in the energy industry in recent years.

♦      The Sunoco, Inc. Executive Involuntary Severance Plan, or the Involuntary Severance Plan, is maintained by the Company for the purpose of providing severance allowances to executives whose employment is terminated by the Company other than for cause (for the definition, please refer to page 86 under “Other Potential Post-Employment Payments”). In recognition of their past service to the Company, the plan is intended to assist the executive in transition from employment at Sunoco. The amount or kind of benefit to be provided is based on the executive’s position and compensation at the time of termination. The plans are more fully described in “Other Potential Post-Employment Payments” beginning on page 84.

♦      The Sunoco, Inc. Special Executive Severance Plan, or the CIC Plan, is maintained for the purpose of providing severance allowances to executives whose employment is involuntarily terminated or if the executive resigns for good reason in connection with or following a change in control of the Company. The plan was adopted to retain executives in the event of a change in control, and to eliminate the uncertainty which such a transaction may raise among management, potentially resulting in the departure or distraction of key management personnel. A potential change in control can create uncertainty regarding continued employment since such transactions can result in significant organizational changes. The Board of Directors has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of key management personnel to their assigned duties without distraction. Since the Company does not believe that the NEOs should be entitled to receive the severance benefits solely because of a change in control event, the severance benefits are triggered only if there is also an actual or constructive termination of employment (a “double trigger”). In 2007, a comprehensive review of the Company’s change in control plans was performed, which included benchmarking of the Company’s CIC provisions against those of Sunoco’s peer companies, other oil companies and Fortune 1000 companies included in a study by Towers Perrin. While the review found that Sunoco’s current plans are generally consistent with prevailing market practices, a few changes were made as a result of the review. Among the changes, the CIC Severance Plan was amended to provide that the bonus portion of the severance calculation will be reduced from the highest bonus in any of the three years ending before the change in control to the average annual bonus award with respect to the three years ending before the change in control. The severance multiple for the NEOs is three times salary and bonus. No change was made to the severance multiple following the review since it was found to be competitive.

In the event of a change in control, the NEOs’ outstanding stock options become immediately exercisable and outstanding performance-based CSUs become immediately payable according to a formula without the requirement that the NEO also be actually or constructively terminated (a “single trigger”). Sunoco believes that single trigger vesting of outstanding previously granted equity compensation is appropriate, reasonable and consistent with prevailing market practice. Single trigger vesting helps align the executives’ interests with those of shareholders in a change in control; it provides equitable treatment for the executives by allowing them to realize the value created for shareholders, just as other employees and the shareholders are able to do; and it is more effective in retaining management. Double trigger vesting of outstanding equity awards can create the wrong incentives by rewarding employees that are terminated, and create a disincentive for employees to remain with the Company.

With regard to a change in control, excess parachute payments are subjected to an excise tax payable by the recipient under Section 280G of the Internal Revenue Code, or the IRC, which also disallows the deduction by the Company of certain payments made to “disqualified individuals” that are contingent on a change in control. Because the excise tax can discriminate against long-serving employees in favor of new hires and against those that do not exercise stock options versus those that do, among other things, the Company and the Committee believe that the provision of an excise tax gross-up in the CIC plan is appropriate; however, in 2007, as a result of the comprehensive review of the Company’s CIC plans, the Committee modified the 280G tax gross-up to reduce severance in some cases. See “Accounting and Tax Consequences—Change in Control—Federal Tax Consequences” below for information regarding this tax.

Additional information regarding the CIC plans can be found under “Other Potential Post-Employment Payments” beginning on page 84. Estimated benefits that would be payable under certain scenarios should they have occurred at December 31, 2007, can also be found under that section.

Accounting and Tax Consequences:    The following describes certain accounting and tax treatments that have an impact on or relate to the compensation philosophy or relate to certain forms of compensation.

♦      Tax Deductibility of Compensation:    Under Section 162(m) of the IRC, publicly held corporations may not take a tax deduction for compensation in excess of $1 million paid to the CEO or any of the next four highest paid officers during any fiscal year unless certain requirements are met. While the Committee considers deductibility under Section 162(m) with respect to compensation arrangements for executive officers, the Committee does not have a policy that all compensation must be deductible. The Committee believes that it is in the best interest of the Company for the Committee to retain flexibility and discretion to make compensation awards in order to foster achievement of corporate goals, including performance measures established by the Committee, as well as other goals deemed important to the Company’s success, such as encouraging employee retention, and rewarding achievement. Accordingly, the Committee reserves the right to pay non-deductible amounts in executive compensation if it determines that would be in the best interests of the Company and its shareholders. The Company believes that the annual incentive awards under the Executive Incentive Plan and the stock options and performance-based CSU grants under the LTPEP II qualify as performance-based compensation and are not subject to any deductibility limitations under Section 162(m). Base salary does not qualify as “performance-based” compensation and is subject to Section 162(m) deduction restrictions. In 2007, Mr. Drosdick’s base salary was $1,200,000, and thus $200,000 of his base salary and the costs of his perquisites, and any associated tax gross-ups, were not deductible. In addition, the deductibility by the Company of personal use of the corporate aircraft has been limited pursuant to the American Jobs Creation Act.

♦	Long-Term Incentives:

➢      Accounting:    The long-term incentive compensation is all stock-based, although it may be payable in common stock or cash. The accounting treatment for the long-term incentive compensation is specified by Statement of Financial Accounting Standards No.123 (revised 2004), “Share-Based Payment” (“SFAS 123R”). Stock options are valued using the Black-Scholes pricing model, based on expected life expectancy of the option, risk-free interest rate, dividend yield and volatility. CSUs payable in cash are marked to market on a quarterly basis to reflect changes in the price of the Company’s common stock and projected performance factors. The expenses for stock options and CSUs are recognized ratably over the vesting period, and are accelerated for vesting at retirement eligibility dates.

♦      Deferred Compensation:    In October 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. All of Sunoco's nonqualified deferred compensation plans have been amended to comply with the requirements of IRC Section 409A and the guidance and regulations promulgated under that section. A more detailed discussion of Sunoco’s nonqualified deferred compensation arrangements is provided under “Nonqualified Deferred Compensation in 2007” on page 82.

♦	Change in Control:

➢      Federal Tax Consequences:    With regard to a change in control of the Company, Section 280G of the IRC disallows the deduction of certain payments made to “disqualified individuals” that are contingent on a change in control. A change in control is defined in Sunoco’s plans as the occurrence of certain events, including the acquisition by a third party of 20% or more of Sunoco’s outstanding voting securities, a change in the majority of the Board of Directors, consummation of a reorganization, merger, consolidation, sale of a substantial portion of corporate assets, or shareholder approval of a liquidation or dissolution of Sunoco, subject, in each case, to certain exceptions. Section 280G provides that where payments to a disqualified individual that are contingent on a change in control exceed three times the individual’s annualized compensation for the previous five taxable years (the “base amount”), then the deduction of all such compensation contingent on a change in control is disallowed to the extent that it exceeds the base amount (“excess parachute payment”). Payments from the CIC Plan, SERP, Pension Restoration Plan, and LTPEP II may be made contingent on a change in control. Section 4999 of the IRC imposes a tax equal to 20% of the amount of any excess parachute payment on the recipient of the payment. Under the terms of the CIC Plan, the recipient of an excess parachute payment will receive an excise tax gross-up to offset the impact of the excise tax imposed pursuant to Section 4999 of the IRC, which will result in the receipt of the same after-tax payments as if the IRC Section 4999 tax did not apply. In 2007, the CIC Plan was amended to provide that an individual will only be entitled to the excise tax gross up if parachute payments to the individual equal or exceed 110% of the “safe harbor” amount under Section 280G of the IRC. In the event that parachute payments to an individual do not exceed the threshold of 110% of the “safe harbor”, the CIC payments to the individual will be reduced to the “safe harbor” amount, so that no excise tax would be imposed.

EXECUTIVE COMPENSATION

Corporate Governance

The Compensation Committee, or the Committee, has responsibility for setting and administering the policies that govern Sunoco’s executive compensation program. The Committee is composed of non-employee, independent directors. In addition to Committee processes that are discussed in the CD&A on page 47, the Committee has the following additional processes in place.

The Committee annually reviews tally sheets that set forth the Company’s total compensation obligations to the CEO and the senior executives under various scenarios, including voluntary termination, normal retirement, involuntary termination and involuntary termination due to a change-in-control of the Company. In connection with making the annual executive compensation awards, the Committee also reviews tally sheets setting forth each senior executive’s total compensation, including the executive’s realized compensation from the prior year, the targeted and projected compensation for the current year, and targeted compensation for the coming year. The Committee annually reviews all of the perquisites of the CEO and the other NEOs as well as their compliance with Sunoco’s policies regarding perquisites. The Committee reviews and approves, in advance, employment, severance or similar arrangements or payments to be made to any senior executive. The Committee receives reports from the Company’s Chief Governance Officer as to current governance trends and shareholder views and positions in the area of executive compensation, and may change its practices as it deems appropriate. There is a formal orientation program to help ensure that new Committee members understand the work of the Committee thoroughly and can contribute more fully.

The agendas for the Committee’s meetings are determined by the Committee’s Chair with the assistance of the Senior Vice President, Human Resources and Public Affairs (the Committee’s management liaison) and the Chief Governance Officer. The draft meeting materials are sent in advance to the Committee Chair, and a conference call is held with the Chair, the compensation consultants, the management liaison and the Chief Governance Officer to review and provide comments on the draft agenda and materials. As a result, the agenda and materials may be changed. The agenda and materials are mailed to the Committee members approximately one week before the meeting. After each regularly scheduled meeting, the Committee meets in two executive sessions. The first session consists only of Committee members and their independent compensation consultant. The second session consists of the Committee members only. The Committee Chair reports on Committee actions to the full Board of Directors at each regularly scheduled Board meeting. The Committee has authority to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in fulfillment of its responsibilities.

Named Executive Officers

JOHN G. DROSDICK, 64 Chairman, Chief Executive Officer and President, Sunoco, Inc., and Chairman of the Board of Directors, Sunoco Partners LLC	Mr. Drosdick was elected Chairman and Chief Executive Officer of Sunoco, Inc. in May 2000. He has been a director and President since December 1996. He was also Chief Operating Officer of Sunoco, Inc. from December 1996 to May 2000. Mr. Drosdick has been Chairman of the Board of Sunoco Partners LLC, a subsidiary of Sunoco, Inc. and the general partner of Sunoco Logistics Partners L.P., since October 2001.

THOMAS W. HOFMANN, 56 Senior Vice President and Chief Financial Officer	Mr. Hofmann was elected to his present position in January 2002.

MICHAEL H.R. DINGUS, 59 Senior Vice President, Sunoco, Inc. and President, SunCoke Energy, Inc.	Mr. Dingus was elected Senior Vice President, Sunoco, Inc. in January 2002. He has also been President, SunCoke Energy, Inc. (formerly, Sun Coke Company) since June 1996.

BRUCE G. FISCHER, 52 Senior Vice President, Sunoco Chemicals	Mr. Fischer was elected to his present position in January 2002.

ROBERT W. OWENS, 54 Senior Vice President, Marketing	Mr. Owens was elected to his present position in September 2001.

CHARLES K. VALUTAS, 57 Senior Vice President and Chief Administrative Officer	Mr. Valutas was elected to his present position in May 2000.

EXECUTIVE COMPENSATION

Summary Compensation Table

The Summary Compensation Table summarizes the total compensation earned by the CEO, CFO, and the next four most highly compensated executives of Sunoco (the “NEOs”) during 2007 and 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Option Awards[2] ($)	Non-Equity Incentive Plan Compen- sation[3] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[4] ($)		All Other Compen- sation[5] ($)		Total ($)

J. G. Drosdick, Chairman, Chief Executive Officer and President	2007	1,200,000	-0-	6,433,935	3,564,766	1,826,496	2,217,906	[6,8]	165,473	[7]	15,408,576
	2006	1,140,000	-0-	6,484,720	4,920,751	1,840,781	8,414,387	[8]	156,371	[7]	22,957,010
T. W. Hofmann, Senior Vice President and Chief Financial Officer	2007	525,000	-0-	1,640,819	874,722	466,137	83,694	[6]	48,574	[9]	3,638,946
	2006	500,000	-0-	1,504,700	1,197,951	470,960	1,576,119		54,576	[9]	5,304,306
M.H.R. Dingus, Senior Vice President, Sunoco, Inc. and President, SunCoke Energy, Inc.	2007	430,000	-0-	1,047,211	549,060	352,701	524,892	[6]	33,077		2,936,941
	2006	403,650	-0-	1,082,470	821,463	353,048	1,397,478		39,169	[10]	4,097,278
B. G. Fischer, Senior Vice President, Sunoco Chemicals	2007	435,000	-0-	929,377	446,125	367,688	0	[11]	39,139		2,217,329
	2006	414,000	-0-	769,184	506,659	373,403	863,936		72,873	[12]	3,000,055
R. W. Owens, Senior Vice President, Marketing	2007	482,000	-0-	1,240,654	666,176	430,657	0	[11]	31,918		2,851,405
	2006	465,750	-0-	900,991	579,512	438,699	884,958		34,549		3,304,459
C. K. Valutas, Senior Vice President and Chief Administrative Officer	2007	429,000	-0-	1,198,915	590,787	353,693	29,724	[6]	31,733		2,633,852
	2006	414,000	-0-	1,163,451	908,254	362,101	1,208,416		67,110	[13]	4,123,332

NOTES TO TABLE:

[1]

The NEOs’ CSU awards are payable in cash. In accordance with SFAS 123R, the awards are marked to market until fully vested to reflect changes in the Company’s common stock prices and are also adjusted for projected performance factors. The amounts included in this column reflect the compensation costs associated with CSU awards recognized as expense in Sunoco’s financial statements in accordance with SFAS 123R, including dividend equivalents related to their awards. The stock awards have a three-year performance period. The costs for 2007 and 2006 relate to CSU awards granted in December 2007 and 2006 under LTPEP II, as well as outstanding prior awards. In addition, Messrs. Drosdick, Hofmann, Dingus and Valutas are retirement eligible. Under SFAS 123R, the expense recognition for their December 2007 and 2006 awards has been fully recognized when granted rather than over the three-year period. The expense for the CSU awards is based on the price of Sunoco’s common stock at December 31, 2007 and December 29, 2006, respectively. The following table summarizes the 2007 and 2006 expense amounts by grant date of the award:

Name	Year	2003 Award ($)	2004 Award ($)	2005 Award ($)	2006 Award ($)	2007 Award ($)	Total ($)

J.G. Drosdick	2007		3,755,144	249,597	(967,518)	3,396,712	6,433,935
	2006	1,972,360	1,967,529	188,247	2,356,584		6,484,720

T.W. Hofmann	2007		951,840	53,506	(243,224)	878,697	1,640,819
	2006	373,202	498,722	40,356	592,420		1,504,700

M.H.R. Dingus	2007		648,012	36,423	(168,209)	530,985	1,047,211
	2006	305,764	339,529	27,472	409,705		1,082,470

B.G. Fischer	2007		790,433	43,913	76,067	18,964	929,377
	2006	310,840	414,151	33,120	11,073		769,184

R.W. Owens	2007		897,246	50,387	187,017	106,004	1,240,654
	2006	364,983	470,117	38,002	27,889		900,991

C.K. Valutas	2007		790,433	43,913	(166,416)	530,985	1,198,915
	2006	310,840	414,151	33,120	405,340		1,163,451

[2]

The amounts included in this column reflect the compensation costs associated with stock option awards recognized as expense in Sunoco’s financial statements in accordance with SFAS 123R. The options are exercisable two years after the date of grant. The costs for 2007 and 2006 relate to option awards granted in December 2007 and 2006 under LTPEP II, as well as for outstanding prior awards that had not yet fully vested. In addition, Messrs. Drosdick, Hofmann, Dingus and Valutas are retirement eligible. Under SFAS 123R, the full grant date fair value of their December 2007 and 2006 awards was recognized when granted rather than over a two-year vesting period. As noted in the Notes to the Consolidated Financial Statements, Note 17, in the Sunoco, Inc. 2007 and 2006 Annual Reports to Shareholders, the value used for recognition of expense for stock options was calculated using the Black-Scholes option pricing model based on weighted average assumptions. The assumptions for the 2007 and 2006 costs are the following:

	2004	2005	2006	2007

Expected Life (years)	5	5	5	5

Risk Free Interest Rate	3.8%	4.5%	4.4%	3.5%

Dividend Yield	1.5%	1.0%	1.5%	1.7%

Expected Volatility	27.4%	27.7%	28.8%	29.0%

NOTES TO TABLE: (CONTINUED)

The following table summarizes the 2007 and 2006 expense amounts by grant date of the award:

Name	Year	2004 Award ($)	2005 Award ($)	2006 Award ($)	2007 Award ($)	Total ($)

J.G. Drosdick	2007		1,189,210	—	2,375,556	3,564,766
	2006	1,184,966	1,297,320	2,438,465		4,920,751

T.W. Hofmann	2007		260,792	—	613,930	874,722
	2006	301,263	284,500	612,188		1,197,951

M.H.R. Dingus	2007		177,338	—	371,722	549,060
	2006	204,859	193,460	423,144		821,463

B.G. Fischer	2007		219,065	211,572	15,488	446,125
	2006	250,048	238,980	17,631		506,659

R.W. Owens	2007		245,144	346,744	74,288	666,176
	2006	283,187	267,430	28,895		579,512

C.K. Valutas	2007		219,065	—	371,722	590,787
	2006	250,048	238,980	419,226		908,254

[3]

The amounts in this column are the annual incentive amounts for 2007, which for the NEOs paid out in early 2008, ranging between 126.19% and 130.04% of target; and for 2006, which paid out in cash in early 2007 ranging between 130.36% and 138.76% of target.

[4]	The amounts in this column reflect the change in pension value.

[5]	For the components of the amounts in this column, see the Tables on page 72.

[6]

Beginning in 2008, the Pension Protection Act of 2006 changed the interest rate basis used to calculate the lump-sum distributions. The new basis is reflected in the change in pension value amounts in the table. The effect of the new basis was a slight increase in pension value for those assumed to retire in 2008 and a decrease for those assumed to retire after 2008.

[7]

The amount shown for 2007 includes $90,376 for perquisites in 2007 representing the incremental cost to Sunoco for personal use of the corporate aircraft. The amount shown for 2006 includes $77,855 for perquisites in 2006. The perquisites include $3,008 representing the cost to Sunoco for a company-provided leased car, which Mr. Drosdick returned in July 2006, and $74,847 representing the incremental cost to Sunoco for personal use of the corporate aircraft. The Board of Directors recommended that Mr. Drosdick use the corporate aircraft for personal use for safety/security reasons.

[8]

The calculation of the CEO SERP values in the Pension Benefits and Summary Compensation Tables apply the methodology and assumptions consistent with those used in the Company’s financial statements. The amount for 2006 reflects the CEO SERP benefit, which vested after completion of ten years of service. When measuring the change in pension value for 2006, the CEO SERP benefit amount was assumed to accrue ratably during his first ten years of service at 10% per year. Mr. Drosdick became vested in the CEO SERP benefit in November 2006 having attained ten years of service with 100% of his expected retirement benefit taken into account in the present value at December 31, 2006. The change in pension value during 2006 was primarily comprised of a $1,712,572 increase attributed to ratably accruing for the value of the CEO SERP benefit from 90% at year-end 2005 to 100% at year-end 2006 and a $6,397,677 increase attributed to an increase in his consecutive three-year average earnings for compensation during 2006.

The amount for 2007 was, and future changes in pension value will be, influenced by changes in his three-year average earnings computation, retirement age, movement in interest rates and regulatory changes.

NOTES TO TABLE: (CONTINUED)

[9]

The amount shown for 2007 includes $14,740 for perquisites in 2007, of which $10,900 related to financial counseling (discontinued in 2007, except for accrued balances), and $3,840 for Company—provided parking at corporate headquarters. The amount shown for 2006 includes $20,653 for perquisites in 2006, of which $6,763 is related to personal use of country club memberships, $10,050 for financial counseling, and $3,840 for Company-provided parking.

[10]	The amount shown for 2006 includes $11,039 for perquisites in 2006, of which $7,559 is related to personal use of country club memberships and $3,480 is for Company-provided parking.

[11]

The proxy disclosure rules require the change in pension value to equal $0 if the actual calculation of the change in pension value is less than $0 (i.e., a decrease). The decrease in pension value for Mr. Owens was $302,671 and the decrease for Mr. Fischer was $163,838.

[12]

The amount shown for 2006 includes $28,237 for perquisites in 2006, of which $24,037 is related to personal use of country club memberships, $3,480 for Company-provided parking, and the rest is for financial counseling.

[13]

The amount shown for 2006 includes $32,862 for perquisites in 2006, of which $13,500 is related to personal use of country club memberships, $15,198 for financial counseling (discontinued in 2007, except for accrued balances), $3,840 for Company-provided parking and the rest for home security monitoring.

Salary:    The amounts reflected in this column for 2007 and 2006 are the salaries approved by the Compensation Committee in December 2006, effective January 1, 2007; and in December 2005, effective January 1, 2006, respectively.

Bonus:    The NEOs do not receive payments that would be characterized as “Bonus” payments. Sunoco’s annual incentive award is performance-based. The annual incentive awards received by the NEOs for 2007 and 2006 are included under “Non-Equity Incentive Plan Compensation”.

Stock Awards:    The amounts reflected in this column are the amounts expensed pertaining to the NEOs in Sunoco’s 2007 and 2006 financial statements in accordance with SFAS 123R. (See footnote 1 to the Summary Compensation Table above). The number of performance-based CSUs awarded to each NEO in 2007 is the target amount in the Grants of Plan-Based Awards in 2007 Table below, under “Estimated Future Payouts Under Equity Incentive Plan Awards.” For the 2007 awards, payout will depend upon performance over the 2008-2010 performance period based on two equally weighted performance measures relative to Sunoco’s peer group—total shareholder return during the three-year performance period, and earnings per share growth versus the prior three-year period. (See page 55 of the CD&A for the specific performance payout levels.) Although the long-term incentive plan, as approved by shareholders, allows for a maximum payout of 200%, the Compensation Committee decided to cap the maximum payout of the 2006 and 2007 awards at 150%. The actual payout of these awards may range from 0% to 150% based on actual results. Maximum payout can only occur if Sunoco ranks first among the peer group in both performance measures. At the end of the performance period, to the extent the performance-based CSUs are paid out, each holder of the CSUs receives an amount equal to the cash dividends that would have been paid to such holder over the performance period had he or she been the holder of record of shares of Sunoco common stock equal to the number of performance-based CSUs that are paid out. Performance-based CSU awards vest upon completion of the three-year performance period. Upon retirement, death or permanent disability, CSUs continue to vest pursuant to the vesting schedule, but the actual payout, if any, continues to be dependent upon the performance levels achieved over the three-year performance period.

Option Awards:    The amounts reflected in this column are the amounts expensed pertaining to the NEOs in Sunoco’s 2007 and 2006 financial statements in accordance with SFAS 123R. (See footnote 2 to the Summary Compensation Table above.) The number of stock options awarded to each NEO in 2007 is included in the Grants of Plan-Based Awards in 2007 Table below, under “All Other Option Awards: Number of Securities Underlying Options.” Each option was awarded with an exercise price, which is equal to the price of a share of Sunoco common stock on the date the stock option was granted, and will become exercisable two years from the grant date. Each option has a term of ten years from the date of grant. Upon retirement, death or permanent disability, options become fully vested and may be exercised for up to 60 months, but not prior to two years after the grant date or after the end of the original ten-year option term.

Non-Equity Incentive Plan Compensation:    The amounts in this column are the payments earned by the NEOs for 2007 and 2006 under the Executive Incentive Plan, Sunoco’s annual incentive plan, and paid out in early 2008 and in early 2007, respectively. (See also the Grants of Plan-Based Awards in 2007 Table below, with regard to the 2007 annual incentive.) The performance goals for 2007 as approved by the Committee were based on meeting weighted objectives for the following principal measurements:

➢	Performance relative to the Company’s targeted operating income after tax of $820 million (weighted 60%); and

➢	Sunoco’s performance relative to the peer group, as measured by ROCE (See the CD&A page 55 for the percentile rank and payout factors) (weighted 40%);

as modified by certain HES performance goals.

The following table summarizes the payouts for 2007 and 2006 for the NEOs under Sunoco’s annual incentive plan, together with Company performance. The payout ranges are based on Sunoco’s after-tax operating income, Sunoco’s performance relative to the peer companies as measured by ROCE, and reflect the impact of the HES modifier on the overall incentive payout.

Plan Year	Payout (% of target)	Operating Income ($ in millions)	ROCE (%) (based on Operating Income

2007	126.19 – 130.04	833	21.0

2006	130.36 – 138.76	979	28.3

The following table shows the grants of awards made in 2007:

Grants of Plan-Based Awards in 2007

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options[2] (#)	Exercise or Base Price of Option Awards ($/Sh) [3]	Grant Date Fair Value of Stock and Option Awards ($)[4]
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

J.G. Drosdick	12/5/07				0	46,890	70,335				3,000,022
	12/5/07								141,234	63.98	2,375,556
	1/1/07	0	1,440,000	2,880,000
T.W. Hofmann	12/5/07				0	12,130	18,195				776,077
	12/5/07								36,500	63.98	613,930
	1/1/07	0	367,500	735,000
M.H.R. Dingus	12/5/07				0	7,330	10,995				468,973
	12/5/07								22,100	63.98	371,722
	1/1/07	0	279,500	559,000
B.G. Fischer	12/5/07				0	7,330	10,995				468,973
	12/5/07								22,100	63.98	371,722
	1/1/07	0	282,750	565,500
R.W. Owens	12/5/07				0	8,780	13,170				561,744
	12/5/07								26,500	63.98	445,730
	1/1/07	0	337,400	674,800
C.K. Valutas	12/5/07				0	7,330	10,995				468,973
	12/5/07								22,100	63.98	371,722
	1/1/07	0	278,850	557,700

NOTES TO TABLE:

[1]	The annual incentive was awarded under the Sunoco, Inc. Executive Incentive Plan. The grant date provided is the date that the plan year began for the 2007 annual incentive.

[2]	The performance-based CSUs and stock options were awarded under LTPEP II.

[3]	The exercise price is equal to the closing price of a share of Sunoco common stock on the date that the stock option was granted.

[4]	The grant date fair value was calculated in accordance with SFAS 123R.

Change in Pension Value and Nonqualified Deferred Compensation Earnings:    The amounts in this column for 2007 and 2006 reflect only the changes in each NEO’s pension value between December 31, 2006 and December 31, 2007, and between December 31, 2005 and December 31, 2006, respectively. The change in Mr. Drosdick’s present value of pension benefits in 2006 reflected the increase which was primarily attributable to ratably recognizing the CEO SERP benefit and the increase in his consecutive three-year average earnings for compensation in 2006. (See footnotes 6, 8 and 11 to the Summary Compensation Table, pages 68 and 69.) There is no above-market compensation on the NEOs’ deferred compensation balances.

All Other Compensation:    The amounts in this column in the Summary Compensation Table reflect the following items of compensation in 2007:

Name	Company Match Under Defined Contribution Plans	Cost of Basic Life Insurance	Perquisites[1]	Tax Gross-Ups	Total

J.G. Drosdick	$59,981	$2,736	$90,376	$12,380	$165,473

T.W. Hofmann	$26,250	$1,436	$14,740	$6,148	$48,574

M.H.R. Dingus	$21,500	$1,176	$8,057	$2,344	$33,077

B.G. Fischer	$21,750	$1,190	$8,893	$7,306	$39,139

R.W. Owens	$24,100	$1,319	$5,124	$1,375	$31,918

C.K. Valutas	$21,450	$1,174	$7,275	$1,834	$31,733

The amounts in this column in the Summary Compensation Table reflect the following items of compensation in 2006:

Name	Company Match Under Defined Contribution Plans	Cost of Basic Life Insurance	Perquisites[1]	Tax Gross-Ups	Total

J.G. Drosdick	$57,000	$2,700	$77,855	$18,816	$156,371

T.W. Hofmann	$25,000	$1,350	$20,653	$7,573	$54,576

M.H.R. Dingus	$20,183	$1,090	$11,039	$6,857	$39,169

B.G. Fischer	$20,700	$1,118	$28,237	$22,818	$72,873

R.W. Owens	$23,287	$1,258	$7,719	$2,285	$34,549

C.K. Valutas	$20,700	$1,118	$32,862	$12,430	$67,110

NOTE TO TABLES:

[1]	See footnotes 7, 9, 10, 12 and 13 of the Summary Compensation Table on pages 68 and 69.

The amounts in the “Company Match Under Defined Contribution Plans” column in the tables above reflect the amounts of the Company’s annual matching contributions into the qualified and nonqualified defined contribution plans. The NEOs participate in two defined contribution plans: (i) SunCAP, Sunoco’s 401(k) plan, and (ii) the Sunoco, Inc. Savings Restoration Plan, which permits a SunCAP participant to continue receiving the Company-matching contribution after reaching certain limitations under the IRC. (With regard to 2007, see also the information under “Nonqualified Deferred Compensation in 2007” on page 82.)

The Company provides basic life insurance coverage to employees, including the NEOs. The coverage/premium amount is one times base salary up to a maximum of $1 million.

In 2006, several perquisites were eliminated. Since 2006, the CEO has had only one perquisite—personal use of the corporate aircraft for safety/security reasons, including the ability to have a spouse and/or family member accompany him on business or personal trips. The other NEOs are permitted to have a spouse and/or family member accompany the NEO on business trips. Although the Company does not incur any incremental costs for spousal/family travel when accompanying the NEO on business, the NEO does receive imputed income for the value of the spousal/family flight, calculated pursuant to IRS guidelines. If the CEO uses the corporate aircraft for personal use, he also receives imputed income for the personal flight. The perquisites of the other NEOs (excluding Mr. Drosdick) are parking at corporate headquarters and limited home security monitoring, in some cases. The financial counseling allowance was discontinued beginning on January 1, 2007; however, any NEO who has a balance remaining that was accrued prior to 2005 is allowed to draw down the balance until depleted. The CEO voluntarily gave up his financial counseling benefit effective January 1, 2006 and has no balance remaining. Personal country club memberships were discontinued as a perquisite in 2006. The Company has several corporate country club memberships which are used primarily for business purposes. However, a corporate country club may be incidentally used for personal reasons, in which case the executive is required to reimburse Sunoco for all associated out of pocket expenses. When this incidental personal use occurs, the executive is also prorated a portion of the annual dues paid by Sunoco, based on the personal usage, as imputed income and the prorated amount is a perquisite. The dollar amount of the perquisites received by the NEOs in 2007 is included in the Summary Compensation Table on page 66, under “All Other Compensation” and in the table on page 72. Additional information regarding the remaining financial counseling balances as of December 31, 2007, is included under “Nonqualified Deferred Compensation in 2007” on page 82. (See also the “Perquisites” discussion on page 59 in the CD&A.)

Sunoco’s methodologies for calculating the costs associated with perquisites are as follows. The costs associated with the personal use of the corporate aircraft are equal to the incremental cost to the Company based on cost of fuel and amount of fuel used per hour of flight, crew travel expenses, on-board catering, landing fees, trip-related hangar/parking fees, and maintenance-related costs for the aircraft used for personal flights (including the costs of deadhead flights, if any). Since the corporate aircraft are primarily used for business-related travel, fixed costs that do not change based on usage (e.g., pilots’ and other employees’ salaries, purchase costs of Company-owned aircraft, the cost of and maintenance not related to personal travel) are not included. For home security monitoring and parking, the actual cost has been used. The values of the financial counseling benefit are the amounts actually used or reimbursed during the year. In the case of corporate country club memberships, the value of the prorated portion of the annual dues for the incidental personal use is the amount of the annual dues prorated based on the percentage of the executives’ personal usage.

The Company provides NEOs with tax gross-ups for business club memberships and for spousal/family flights on the corporate aircraft when a spouse/family member accompanies an executive on business, if any. An NEO with incidental personal usage of a corporate country club membership does not receive a tax gross-up. In the case of the CEO, tax gross-ups for personal use of the corporate aircraft were eliminated beginning in 2006.

Outstanding Equity Awards at Fiscal Year-End 2007

	Option Awards							Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

J. G. Drosdick	114,000	[1]	124,475 141,234	[2] [3]		77.54 68.43 63.98	11/30/15 12/6/16 12/5/17			32,000 37,790 46,890	[4] [5] [6]	2,318,080 2,737,508 3,396,712	[7] [7] [7]

T. W. Hofmann	60,000 25,000	[8] [1]	31,250 36,500	[2] [3]		41.28 77.54 68.43 63.98	12/1/14 11/30/15 12/6/16 12/5/17			6,860 9,500 12,130	[4] [5] [6]	496,938 688,180 878,697	[7] [7] [7]

M.H.R. Dingus	17,000	[1]	21,600 22,100	[2] [3]		77.54 68.43 63.98	11/30/15 12/6/16 12/5/17			4,670 6,570 7,330	[4] [5] [6]	338,295 475,931 530,985	[7] [7] [7]

B. G. Fischer	21,000	[1]	21,600 22,100	[2] [3]		77.54 68.43 63.98	11/30/15 12/6/16 12/5/17			5,630 6,570 7,330	[4] [5] [6]	407,837 475,931 530,985	[7] [7] [7]

R. W. Owens	23,500	[1]	26,550 26,500	[2] [3]		77.54 68.43 63.98	11/30/15 12/6/16 12/5/17			6,460 8,050 8,780	[4] [5] [6]	467,962 583,142 636,023	[7] [7] [7]

C. K. Valutas	21,000	[1]	21,400 22,100	[2] [3]		77.54 68.43 63.98	11/30/15 12/6/16 12/5/17			5,630 6,500 7,330	[4] [5] [6]	407,837 470,860 530,985	[7] [7] [7]

NOTES TO TABLE:

[1]	These options, which were granted with an equal number of limited rights, were awarded in December 2005 and became exercisable in December 2007.

[2]	These options, which were granted with an equal number of limited rights, were awarded in December 2006 and become exercisable in December 2008.

[3]	These options were granted in December 2007 and become exercisable in December 2009.

[4]

These performance-based CSUs were granted in December 2005. The performance period ends on December 31, 2008. The actual payout of the performance-based CSU awards granted in December 2005, December 2006 and December 2007 will depend upon the achievement by the Company of certain performance levels based on two equally weighted performance measures relative to Sunoco’s peer group: TSR during the three-year performance period and EPS growth, which is measured as the average EPS during the three-year performance period versus the average for the prior three-year period. At the end of the performance period, to the extent that the performance-based CSUs are paid out, each holder of performance-based CSUs also receives an amount equal to the cash dividends that would have been paid over the performance period had he or she been the holder of record of shares of Sunoco common stock equal to the number of the performance-based CSUs that are paid out, if any. Any CSUs which are earned will be paid in cash based upon the average price of the Company’s common stock for the last ten trading days of the performance period. Payout will range between 0% and 150%.

[5]	These performance-based CSUs were granted in December 2006. (See footnote 4 above for a discussion of how the actual payout for these awards will be determined.)

NOTES TO TABLE: (CONTINUED)

[6]	These performance-based CSUs were granted in December 2007. (See footnote 4 above for a discussion of how the actual payout for these awards will be determined.)

[7]

The market value or payout value of the unearned CSUs is based on the closing price of Sunoco common stock on December 31, 2007 (the last trading day of the year) of $72.44, and assumes a payout at target of 100% for the 2005, 2006 and 2007 awards. The target payout is assumed because of the uncertainty of the performance that will be achieved. These amounts do not include any amounts for related dividend equivalents that could be included in the payout.

[8]	These options, which were granted with an equal number of limited rights, were awarded in December 2004 and became exercisable in December 2006.

Option Exercises and Stock Vested in 2007

	Option Awards		Stock Awards[2]

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

J. G. Drosdick	0	0	0	0

T. W. Hofmann	0	0	0	0

M.H.R. Dingus	40,800	1,209,312	0	0

B. G. Fischer	19,800	864,072	0	0

R. W. Owens	0	0	0	0

C. K. Valutas	0	0	0	0

NOTES TO TABLE:

[1]

The value realized is equal to the difference between the option exercise prices and the fair market value of Sunoco common stock on the date of exercise, multiplied by the number of options exercised.

[2]

The performance period for the CSUs awarded in December 2004 was January 1, 2005 through December 31, 2007. While the performance-based CSUs awarded to the NEOs in December 2004 derived their value from Sunoco common stock and were valued under SFAS 123R, they were payable in cash. The performance measures for these awards were ROCE, as measured against Sunoco’s peer companies over the three-year performance period, and the Company’s compounded annual growth in its earnings per share for the three-year performance period measured against the prior three-year average. During the 2005-2007 period, favorable refining margins, an improved asset portfolio and good operational performance led to strong ROCE and EPS growth. Average ROCE for the performance period was 27.3% and the compounded annual EPS growth was 52%. As a result, the 2004 CSUs paid out at 200%. The value of the performance-based CSUs upon vesting was determined by: multiplying the number of performance-based CSUs awarded by the performance factor at the end of the performance period of 200% and then by (the average closing price of Sunoco’s common stock for the last ten days of the performance period, which was $70.73). The related dividend equivalents that were earned were also paid. The price of the Company’s common stock at the grant date of the award was $41.28 (as adjusted to reflect the August 1, 2005 two-for-one stock split). The following table reflects the number of performance-based CSUs that the NEOs received at the end of the performance period, based on the performance factor, and the value they realized from the performance-based CSUs, including dividend equivalents:

Name	Number of Performance-Based CSUs on Vesting (#)	Value Realized on Vesting ($)

J. G. Drosdick	126,560	9,302,793

T. W. Hofmann	32,080	2,358,040

M.H.R. Dingus	21,840	1,605,349

B. G. Fischer	26,640	1,958,173

R. W. Owens	30,240	2,222,791

C. K. Valutas	26,640	1,958,173

Pension Benefits

The following table shows the actuarial present values of the NEOs’ accumulated pension benefit under each of the retirement plans, through December 31, 2007, together with their credited years of service. The benefits were determined using assumptions consistent with those used by the Company in its financial statements. (See footnote 1 below).

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit[1] ($)	Payments During Last Fiscal Year ($)

	SCIRP	11.13	304,949	0
J. G. Drosdick	Pension Restoration	11.13	2,950,847	0
	SERP	11.13	22,789,642	0
	Total		26,045,438	0
	SCIRP	30.57	1,125,347	0
T. W. Hofmann	Pension Restoration	30.57	4,666,143	0
	SERP	30.57	0	0
	Total		5,791,490	0
	SCIRP	37.01	1,629,520	0
M. H. R. Dingus	Pension Restoration	37.01	5,076,149	0
	SERP	37.01	0	0
	Total		6,705,669	0
	SCIRP	29.15	837,587	0
B. G. Fischer	Pension Restoration	29.15	2,693,194	0
	SERP	29.15	0	0
	Total		3,530,781	0
	SCIRP	10.95	276,668	0
R. W. Owens[2]	Pension Restoration	10.95	674,042	0
	SERP	18.95	2,817,595	0
	Total		3,768,305	0
	SCIRP	31.11	1,207,680	0
C. K. Valutas	Pension Restoration	31.11	3,922,522	0
	SERP	31.11	0	0
	Total		5,130,202	0

NOTES TO TABLE:

[1]

An actuarial present value of the benefits is calculated by estimating expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount which, if invested as of December 31, 2007 at a discount rate of 6.25%, would be sufficient on an average basis to provide estimated future payments based on the current accumulated benefit. Estimated future payments are assumed to be in the form of a single lump-sum payment at retirement determined using interest rate and mortality table assumptions applicable under current IRS regulations for qualified pension plans. As defined under Pension Protection Act of 2006, or PPA, the interest rates used to calculate the lump-sum equivalent of annuity payments are based on three segment rates. This basis is phased in from the 2007 rules at a rate of 20% per year beginning in 2008. The mortality table used for lump-sum calculations has been updated as defined by PPA which generally resulted in an increase in pension values, all else being equal. Generally speaking, the net impact of the interest rate and mortality change in pension values was a decrease using the new basis under PPA. In addition, the value of the lump sum

NOTES TO TABLE: (CONTINUED)

payment includes the estimated value of the 50% postretirement death benefit payable to the spouse of a retired participant under the SERP and Final Average Pay formula benefits described below, if married. It is assumed that 90% of all male members are married and 60% of females are married, with wives assumed to be 3 years younger than husbands. The assumed retirement age for each executive is the earliest age at which the executive could retire without any benefit reduction due to age. For Mr. Drosdick, the assumed retirement age is 65 for the CEO SERP benefit. For all other pension benefits and for the other NEOs, the assumed retirement age is 60. Actual benefit present values will vary from these estimates depending on many factors, including an executive’s actual retirement age, final service, future compensation levels, interest rate movements and regulatory changes.

[2]

Under a prior employment agreement with the Company, Mr. Owens was credited with an additional eight years of service under SERP for service with prior employers upon joining Sunoco in 1997. His actual credited years of service with Sunoco under SCIRP and the Pension Restoration Plan is 10.95 years, in accordance with the terms of the respective plans. The present value associated with granting 8.0 additional years of credited service in the SERP is $343,622 (estimated) at year-end 2007.

The NEOs are eligible to participate in certain Company-provided retirement plans, including the Sunoco, Inc. Retirement Plan, a qualified plan, and the Sunoco, Inc. Pension Restoration Plan and SERP, two nonqualified plans. Benefits under each of these plans are calculated based on cash compensation including both base salary and annual incentives. (See the amounts in the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table on page 66 for the NEOs’ 2007 base salary and annual incentives.)

The Sunoco, Inc. Retirement Plan

The Sunoco, Inc. Retirement Plan, or SCIRP, is a qualified defined benefit retirement plan that covers most salaried and many hourly employees, including the NEOs. SCIRP provides for normal retirement at age 65. The plan includes two benefit formulas:

(1)	Final Average Pay formula.

■	Benefit is expressed in the plan as an annuity payable on an annual basis.
■

Benefit equals 1 2/3% of Final Average Pay (the average earnings during the 36 consecutive months of highest earnings in the last ten years prior to retirement) multiplied by the credited service up to 30 years, plus 3/4% of final average pay multiplied by the credited service over 30 years.

■	The amount is then reduced by 1 2/3% of the estimated Social Security Primary Insurance amount multiplied by the credited years of service up to a maximum of 30 years.
■

The Final Average Pay benefit is reduced by  5/12% for each month that retirement precedes age 60 (down to age 55), with the early retirement benefit at age 55 (and at least 10 years of service) being 75% of the unreduced Final Average Pay benefit.

(2)	Career Pay (cash balance) formula.

■	The benefit is expressed in the plan as an account balance, which is comprised of pay credits and indexing adjustments.
■	Pay credits equal 7% of pay for the year up to the Social Security (FICA) Wage Base, ($97,500 in 2007; $102,000 in 2008) plus 12% of pay for the year that exceeds the Wage Base.
■	The indexing adjustment equals the account balance at the end of each month multiplied by the monthly change in the All-Urban Consumer Price Index, plus 0.17%. However, if in any month the formula indexing adjustment would be negative, the actual adjustment would be zero for such month.

For employees, including NEOs, hired before January 1, 1987 (Messrs. Hofmann, Dingus, Fischer and Valutas), the benefits under SCIRP are the greater of the Final Average Pay or Career Pay formula benefits. An employee may retire at the Normal Retirement Age of 65 regardless of years of service with Sunoco, or may retire as early as age 55 with 10 years of service. All employees hired before January 1, 1987 are 100% vested in their benefits.

For employees, including NEOs, hired on or after January 1, 1987 (Messrs. Drosdick and Owens), retirement benefits are calculated under the Career Pay formula only. An employee may retire at the Normal Retirement Age of 65, or may retire as early as age 55 with 10 years of service. An employee is 40% vested in his or her benefit after completing two years of eligible service, with the vested portion increasing in 20% increments each year until it reaches 100% at five years. Effective January 1, 2008, an employee is 100% vested in his or her benefit after completing three years of eligible service.

The normal form of benefit under SCIRP is an annuity for the life of the employee, with 50% of that annuity paid for the life of the employee’s surviving spouse, if married (50% Joint and Survivor Benefit). This 50% Joint and Survivor benefit is free for participants who benefit under the Final Average Pay formula, but is reduced actuarially for participants who benefit under the Career Pay formula. Other forms of payment are also offered such as a lump sum and other annuity options. Under the Career Pay formula, the lump sum is equal to the value of the employee’s account, and under the Final Average Pay formula, the lump sum is the actuarial equivalent of the annuity benefit, based on IRC prescribed interest rates and mortality tables.

SCIRP is subject to qualified plan IRC limits on the amount of annual benefit that may be paid, and on the amount of compensation that may be taken into account in calculating retirement benefits, under the plan. For 2007, the limit on the compensation that may be used was $225,000, and will be $230,000 for 2008. The limit on annual benefits payable for an employee retiring at age 65 in 2007 was $180,000, and for 2008 is $185,000. Benefits in excess of those permitted under the statutory limits are paid from the Pension Restoration Plan, described below.

The amounts presented in the table above are actuarial present values based on accrued annual benefits, using pay and service through December 31, 2007. If the benefit is paid in a lump-sum, the actual amount distributed would vary depending on the actual interest rate and the mortality assumptions used to calculate the distribution at the time of retirement. The mortality table and interest rates to be used in determining lump-sum payments have changed beginning in 2008 under the Pension Protection Act of 2006, or PPA. Under the PPA, the method for computing the lump sum interest rate is being phased in 20% annually through 2012. The effect of this change is expected to result in lower lump-sum amounts than under the previous method. The estimated amounts above do not take into account future credited service, potential future changes in base salary, the annual guideline incentive opportunity, or future annual incentives that may be paid as a result of Company performance.

Pension Restoration Plan

The Pension Restoration Plan is a nonqualified defined benefit plan that provides retirement benefits that would be provided under SCIRP, but are prohibited from being paid from SCIRP by the IRC limits. (See the discussion regarding SCIRP above for the limits.) The benefit paid by the Pension Restoration Plan is the excess of the total benefit accrued under SCIRP over the amount of benefit that SCIRP is permitted to provide under the IRC. All benefits under the Pension Restoration Plan are paid in a lump sum calculated using the same actuarial factors applicable under SCIRP. Payment of benefits is made upon termination of employment, except that payment of amounts subject to IRC Section 409A is delayed until six months after separation from service for any specified employee as defined under IRC Section 409A.

Sunoco, Inc. Executive Retirement Plan

The Sunoco, Inc. Executive Retirement Plan, or SERP, is a nonqualified defined benefit plan that may cover certain executive employees, including the NEOs. The SERP may provide pension benefits over and above an NEO’s benefits under SCIRP and the Pension Restoration Plan. All SERP benefits are offset by SCIRP and Pension Restoration Plan benefits. NEOs hired before 1987 (Messrs. Hofmann, Dingus, Fischer, and Valutas) will not receive a SERP benefit at retirement, since at retirement their SCIRP and Pension Restoration Plan benefits will equal or exceed their SERP benefits. An NEO must be at least 55 years old with five years of Executive Service (defined below) to be eligible for a SERP retirement benefit.

The SERP provides Mr. Drosdick with a benefit equal to 60% of final average pay at retirement at age 65, reduced by benefits to be paid from SCIRP and the Pension Restoration Plan. The benefit vested with ten years of service (which occurred in November 2006), and will be reduced  5/12 % a month for each month that his retirement precedes age 65. The benefit accrued after December 31, 2004 is payable in a lump sum. At the time of retirement, Mr. Drosdick may elect either a lump sum or an annuity for benefits accrued prior to January 1, 2005. Payments of all benefits accrued before January 1, 2005 for Mr. Drosdick will be payable at the time of his retirement, and payment of benefits accrued after December 31, 2004 will be delayed until six months after separation from service pursuant to IRC Section 409A.

For Mr. Owens, the SERP benefit (before offset by SCIRP and Pension Restoration Plan benefits) equals the highest benefit resulting from three calculations:

(1)	SCIRP Final Average Pay formula (described above on page 78).

(2)	Minimum Benefit formula.

■	The benefit equals 3 1/3% of final average pay multiplied by credited service up to 12 years, with the maximum benefit under this formula equal to 40% of final average pay.
■	The Minimum Benefit is reduced by 5/12% for each month that retirement precedes age 60 (down to age 55), with the early retirement benefit at age 55 being 75% of the unreduced Minimum Benefit.
■	The Minimum Benefit is offset by the value of benefits paid by a prior employer’s qualified and non-qualified retirement plans.

(3)	Executive Service formula.

■	The benefit equals 2 1/4% of final average pay multiplied by Executive Service, with the maximum benefit under this formula equal to 50% of final average pay.
■

The Executive Service benefit is reduced by  5/12% for each month that retirement precedes age 62 (down to age 55), with the early retirement benefit at age 55 being 65% of the unreduced Executive Service Benefit. There is no reduction when payments start at age 62 or later.

■	Executive Service means service with Sunoco while the participant was an Executive Resources employee (e.g., one of the approximately 40 top executives), except that in the case of a Principal Officer who becomes a participant after December 31, 2002, Executive Service includes only service while a Principal Officer. A Principal Officer means the President, Chief Executive Officer, Chief Operating Officer, and employees reporting directly to those positions (and any other individuals designated by the Board of Directors as Principal Officers).

Annual benefits computed under the Final Average Pay formula and the Executive Service formula cannot exceed 50% of Final Average Pay.

Benefits under the SERP are paid in a lump sum calculated using the same actuarial factors applicable under SCIRP, with payment delayed until six months after separation from service with Sunoco pursuant to IRC Section 409A for any specified employee as defined in IRC Section 409A.

For purposes of calculating his benefits under SERP, Mr. Owens has been credited with eight additional years of service due to prior service with certain former employers. Any SERP benefit payable to Mr. Owens may be offset by accrued benefits from the pension plans of prior employers as provided in his initial employment arrangement with the Company.

The two nonqualified benefit plans are unfunded. The benefits from the nonqualified benefit plans are paid from general corporate assets which are subject to the claims of the Company’s general creditors under federal and state law in the event of insolvency.

Nonqualified Deferred Compensation in 2007

Name	Source	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)		Aggregate Earnings in Last FY ($)		Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last FYE ($)

J. G. Drosdick	Savings Restoration Plan	48,731	48,731	[1]	131,544	[2]	0		1,252,360	[3]

T. W. Hofmann	Savings Restoration Plan	15,000	15,000	[1]	11,858	[2]	0		245,744	[3]
	Financial Counseling	0	0		0		10,900	[4]	3,760	[4]

M. H. R. Dingus	Savings Restoration Plan	10,250	10,250	[1]	10,063	[2]	0		391,850	[3]
	Financial Counseling	0	0		0		2,970	[4]	14,263	[4]
	Deferred Compensation Plan	0	0		38,072	[5]	0		669,252

B. G. Fischer	Savings Restoration Plan	10,500	10,500	[1]	11,711	[2]	0		212,943	[3]
	Financial Counseling	0	0		0		735	[4]	9,959	[4]

R. W. Owens	Savings Restoration Plan	12,850	12,850	[1]	72,165	[2]	0		533,447	[3]
	Financial Counseling	0	0		0		1,200	[4]	0

C. K. Valutas	Savings Restoration Plan	10,200	10,200	[1]	8,838	[2]	0		192,882	[3]
	Financial Counseling	0	0		0		1,611	[4]	0

NOTES TO TABLE:

[1]	These amounts reflect the Company match under the Savings Restoration Plan (described below), which are also included in the Summary Compensation Table in the “All Other Compensation” column.

[2]

These amounts reflect the net gains (losses) attributable to the investment funds in which the NEOs are deemed to have chosen to invest their contributions and the Company’s matching contributions under the Savings Restoration Plan, which are based upon how their contributions under SunCAP, the 401(k) plan, are invested.

[3]

The aggregate balances include the following aggregate amounts of Company matches under the Savings Restoration Plan that were previously reported in Summary Compensation Tables as compensation in prior proxy statements when the individual NEO was included as an NEO, and not including the amounts in the “Registrant Contributions” column above: J.G. Drosdick–$311,002; T.W. Hofmann–$60,581; M.H.R. Dingus–$16,683; B.G. Fischer–$26,700; R.W. Owens–$71,710; and C.K. Valutas–$56,195; The prior rules required that only the Company match and above-market or preferential earnings, if any, be disclosed. In addition, since the executives’ contributions come out of their salary, to the extent the NEO was included the Summary Compensation Table and his salary listed, the executive contribution for that year would have been included in the reported salary for the respective year.

[4]

The aggregate withdrawals/distributions reflect the amounts reimbursed for financial counseling services during 2007. Although the financial counseling allowances were discontinued effective January 1, 2007, the NEOs may use any remaining amounts that they have not used, that were accrued before 2005, until the balance has been depleted.

[5]

This amount reflects the aggregate amount of interest earned in 2007 on Mr. Dingus’ deferred account under the executive Deferred Compensation Plan. Incentive awards paid after December 31, 2004 can no longer be deferred.

The Nonqualified Deferred Compensation in 2007 Table above includes deferred compensation provided to the NEOs in 2007 under the Sunoco, Inc. Savings Restoration Plan and the remaining allotment for use toward financial planning. The NEOs may participate in the Sunoco, Inc. Savings Restoration Plan, which is a nonqualified plan that is made available to employees who participate in SunCAP (the Company’s 401(k) Plan) and who may be subject to a compensation limitation and/or a contributions limitation under SunCAP pursuant to the IRC. Under this plan, the participant may contribute to an account an amount in excess of the applicable limits. The executive’s contributions and the matching contributions by Sunoco are credited to the extent that they would be credited under SunCAP (i.e., allocated among the investment funds selected by the executive in SunCAP) (up to a maximum of 5% of base salary). The investment funds are the same as those available to all employees participating in SunCAP. The participant will receive earnings, depending on the fund the contributions are allocated to, which are calculated in the same manner and at the same rate as earnings to employees participating in similar funds in SunCAP.

Sunoco had provided the NEOs with an annual allotment for use toward financial planning. Prior to 2006, to the extent that the NEO did not use the allotment, a balance accumulated in a book account. Mr. Drosdick voluntarily gave up his financial counseling allotment for 2006, while the other NEOs received an allotment of $2,500 for use in 2006. This 2006 allotment could not be carried over to 2007. The Company discontinued the allotment beginning in 2007; however, the NEOs are allowed to use the remaining balances accrued prior to 2005, if any. No interest is added to these book accounts.

The Sunoco, Inc. Deferred Compensation Plan provided the NEOs the opportunity to defer the receipt of all or a portion of the annual incentive awards paid to an executive before January 1, 2005, as designated by the executive. Mr. Dingus deferred certain annual incentives paid prior to 2005, and has an outstanding balance under this Plan (see the table above). His account is credited with interest at a rate set annually by the Compensation Committee, which reflects Sunoco’s cost of borrowing. The interest rate for 2007 was 5.9%. Neither the CEO nor any of the other NEOs have any outstanding deferred compensation balances under the Sunoco, Inc. Deferred Compensation Plan. No annual incentive awards paid after December 31, 2004 may be deferred under this Plan.

Other Potential Post-Employment Payments

There are certain plans or provisions described below that provide for payment of benefits to the NEOs at, following or in connection with termination or separation from employment or change in control of the Company. The following describes the benefits that the NEOs would receive if such an event occurred on December 31, 2007. The actual amounts paid to a NEO can only be determined at the time of such NEO’s separation from the Company.

A.	Payments NEOs are Already Entitled to Receive

♦	Voluntary Termination—For Non-Retirement Eligible NEOs (Messrs. Fischer and Owens)

If Mr. Fischer or Mr. Owens voluntarily terminates employment (other than for death or permanent disability), he would receive the following benefits:

➢

Benefits accrued under the Sunoco, Inc. Retirement Plan, or SCIRP, and the Pension Restoration Plan would be paid according to the terms of those plans applicable to separated employees. (The benefits paid to NEOs under qualified and nonqualified pension plans are described on pages 77 through 81.) To the extent that the amount payable under SCIRP exceeds the amount available due to IRS limits, the remaining amount would be paid under the Pension Restoration Plan on termination of employment, except that payment of amounts subject to IRC Section 409A is delayed six months after separation from service. No amounts would be payable under the SERP as these employees have not yet reached age 55.

➢	Under LTPEP II, outstanding vested stock options would be exercisable for ninety days after the termination date. Outstanding performance-based CSUs would be canceled as of the termination date.

➢

If Mr. Fischer or Mr. Owens voluntarily terminates his employment with the Company prior to December 31 of any plan year, he would not receive payment of any annual incentive award for that plan year. The entire annual incentive amount would be payable if resignation was on December 31.

➢	Mr. Fischer or Owens would be entitled to receive an amount for his accrued vacation, which benefit is generally provided to active employees of Sunoco.

♦	Voluntary Termination—For Retirement Eligible NEOs (Messrs. Drosdick, Hofmann, Dingus and Valutas)

If Messrs. Drosdick, Hofmann, Dingus or Valutas voluntarily terminated employment, since they are retirement eligible, they would receive the following benefits:

➢

Benefits accrued under SCIRP, the Pension Restoration Plan and the SERP would be paid according to the terms of those plans applicable to retired employees. To the extent that the amount payable under SCIRP exceeds the amount available due to IRS limits, the remaining amount would be paid under the Pension Restoration Plan on termination of employment, except that payment of amounts under the Pension Restoration Plan and SERP subject to IRC Section 409A would be delayed six months after separation from service. (The benefits paid to NEOs under qualified and nonqualified pension plans are described on pages 77 through 81.)

➢	Post-retirement medical and life insurance coverage would be available on the same basis as to other retired employees.

➢

Under LTPEP II, outstanding unvested stock options would continue to vest and outstanding vested stock options would be exercisable for sixty months (but not prior to two years after the grant date or after the end of the original ten-year option term). All outstanding CSUs would be paid out at the end of the respective performance periods based upon the achievement of the applicable performance goals.

➢

Messrs. Drosdick, Hofmann, Dingus and Valutas would receive a prorated annual incentive based on the date of termination of employment; or the entire annual incentive amount if termination was on December 31.

➢

Messrs. Drosdick, Hofmann, Dingus and Valutas would be entitled to receive an amount for their accrued vacation and a prorated portion of the vacations earned for the subsequent year, which benefit is generally provided to retirees of Sunoco.

♦	Disability

In case of disability, an NEO would be eligible for the following benefits:

➢	In the event of short-term disability, full base pay for up to twenty-six weeks.

➢	Benefits, including Social Security, up to 60% of base salary plus guideline annual incentive or $25,000 per month, whichever is less, under Sunoco’s long-term disability plan.

➢

Continued accrual of benefits under SCIRP and SERP until normal retirement date or later, according to the terms of those plans. (The benefits paid to NEOs under qualified and nonqualified pension plans are described on pages 77 through 81.)

➢	Medical and life insurance coverage would be available on the same basis as to other disabled employees.

➢

Under LTPEP II, in the event of permanent disability, outstanding unvested stock options would continue to vest and outstanding vested stock options would be exercisable for up to sixty months (but not prior to two years after the grant date or after the end of the original ten-year option term). All outstanding CSUs would be paid out at the end of the respective performance periods based upon the achievement of the applicable performance goals.

➢	NEOs who become disabled would receive a prorated annual incentive for the period to the date of eligibility for long-term disability benefits.

♦	Death

In case of death, an NEO’s beneficiaries or estate would receive the following benefits:

➢

Life insurance benefits equal to one times base compensation up to a maximum of $1 million plus any supplemental life insurance elected and paid for by the NEO. Travel Accident Insurance in the amount of three times base compensation (up to a maximum of $3 million) would be payable in the event of accidental death while traveling on Company business. An Occupational Death benefit in the amount of $250,000 would be payable in the event of accidental death on the Company’s premises in the course of his job; however, the Occupational Death Plan does not pay benefits if there is a Travel Accident benefit of three times base compensation.

➢

For an NEO who is eligible for Final Average Pay formula benefits under SCIRP (Messrs. Hofmann, Dingus, Fischer and Valutas): A married NEO’s spouse would receive the greater of 50% of the benefit under the Final Average Pay formula or 100% of the benefit accrued under the Career Pay Formula. A non-married NEO’s beneficiary(ies) or estate would receive 100% of the benefit accrued under the Career Pay Formula. These benefits are the same for all similarly situated employees.

➢

For an NEO who is eligible for Career Pay Formula benefits only under SCIRP (Messrs. Drosdick and Owens): A married or non-married NEO’s spouse, beneficiary(ies) or estate would receive 100% of the benefit accrued under the Career Pay Formula. This benefit is the same for all similarly situated employees.

➢

For all NEOs, to the extent that the amount payable under SCIRP exceeds the amount available due to IRC limits, the remaining amount would be paid under the Pension Restoration Plan at the employee’s death.

➢

Under SERP, a married NEO’s spouse would receive 50% of any benefit payable under the plan. This benefit is available only to those who are 55 and have at least five years of service on the date of death.

➢

If the NEO is married, medical coverage would be available to his spouse on the same basis as other married employees, i.e., if retirement eligible at death, coverage would be available to his spouse on the same basis as other retirement-eligible employees. If not retirement eligible, coverage would be available for a period equal to the time he was employed by the Company or until the spouse reached age 65, if earlier.

➢

Under LTPEP II, outstanding unvested stock options would continue to vest and outstanding vested stock options would be exercisable for sixty months (but not prior to two years after the grant date or after the end of the original ten-year option term). All outstanding CSUs would be paid out at the end of the respective performance periods based upon the achievement of the applicable performance goals.

➢	A prorated annual incentive based on date of death would be payable to the NEO’s beneficiaries.

♦	Involuntary Termination—For Cause

If an NEO is terminated for cause:

➢

Benefits accrued under the SCIRP and the Pension Restoration Plan would be paid according to the terms of those plans applicable to terminated or retirement eligible employees, as described in the Voluntary Termination sections above.

➢	Under LTPEP II, outstanding stock options would terminate immediately and outstanding CSUs would be canceled as of the termination date.

➢	Under the Executive Incentive Plan, any annual incentive award for that year would be forfeited.

➢	An NEO would be entitled to receive an amount for his accrued vacation, which benefit is generally provided to active employees of Sunoco.

Under the Involuntary Severance Plan, “just cause” is defined as the willful and continued failure of the participant to perform substantially his/her duties with the Company (other than resulting from incapacity due to physical or mental illness) after a demand for substantial performance, or the willful engaging in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

B.	Additional Payments That NEOs May Receive

There are two post-employment scenarios which will potentially trigger the payment of compensation in addition to that which the NEO may already be entitled to receive under the post-employment scenarios described in Section A, “Payments NEOs are Already Entitled to Receive,” above. These two scenarios and the additional payments that could be triggered are set forth below.

♦	Involuntary Termination—Not for Cause

The Sunoco, Inc. Executive Involuntary Severance Plan (“Involuntary Severance Plan”) provides severance allowances to executives whose employment is terminated by the Company for other than just cause, death or disability. This plan is available to Sunoco’s NEOs and approximately 30 other executives. The following is a summary of the benefits that would be available under this and other plans in the event of involuntary termination not for cause in addition to benefits described in the Section A, “Payments NEOs are Already Entitled to Receive,” above:

➢	In the case of Mr. Drosdick, severance payments would be for a period of and equal to two years of base salary plus the guideline annual incentive in effect on the termination date.

➢	The other NEOs would receive severance payments for a period of and equal to one and one-half years of base salary plus their guideline annual incentive in effect on the termination date.

➢	Each NEO would receive a prorated annual incentive based on the date of termination of employment, or the entire amount if termination was at December 31.

➢	Each NEO would be entitled to medical coverage for up to the period of severance received, at the same rate that such benefits are generally provided to active employees of Sunoco.

➢

Mr. Fischer would receive the present value of the free 50% surviving spouse’s benefit payable under SERP at age 55 in addition to the benefits under SCIRP and the Pension Restoration Plan payable in the event of voluntary termination. The present value of Mr. Fischer’s SERP benefit, which is subject to IRC Section 409A, would be payable six months after separation from service.

➢

Mr. Owens would receive the involuntary termination SERP benefit equal to his age 55 SERP benefit accrued at date of termination (prior to offset by the SCIRP and Pension Restoration Plan benefits), discounted to the date of termination, and then offset by the discounted value of the SCIRP and Pension Restoration Plan benefits. As noted above, Mr. Owens’ SERP benefits may be offset by pension benefits payable by former employers. The present value of Mr. Owens’ SERP benefit, which is subject to IRC Section 409A, would be payable six months after separation from service.

➢	Messrs. Drosdick, Hofmann, Dingus and Valutas, who are retirement eligible, would receive regular benefits provided under qualified and nonqualified retirement plans, as described above.

The estimated additional benefits to which the NEOs could be entitled under this scenario, assuming the involuntary termination occurred on December 31, 2007, are set forth in the table below. The amounts in the table reflect severance for all the NEOs, and for Messrs. Fischer and Owens who are not retirement eligible, also include additional pension benefits (described above) that they would not otherwise receive except for an involuntary termination. The additional pension benefits for Messrs. Fischer and Owens were calculated based on the segmented interest rates under the PPA. For Mr. Owens, the amount also includes his estimated additional SERP benefit based on his additional credited years of service with certain former employers (See footnote 2 on page 78 under “Pension Plans”), but the amount presented has not been reduced for benefits from prior employers.

Involuntary Termination—Not for Cause

Estimated Additional Payments

Name	Severance ($)	Additional Pension Benefits ($)	Total ($)

J. G. Drosdick	5,280,000	0	5,280,000

T. W. Hofmann	1,338,750	0	1,338,750

M.H.R. Dingus	1,064,250	0	1,064,250

B. G. Fischer	1,076,625	217,487	1,294,112

R. W. Owens	1,229,100	3,721,218	4,950,318

C. K. Valutas	1,061,775	0	1,061,775

♦	Change in Control and Termination in the Event of a Change in Control

The Sunoco, Inc. Special Executive Severance Plan, or CIC Plan, provides severance allowances to executives whose employment is terminated in connection with or following a change in control of the Company. Sunoco’s NEOs participate in this plan. The plan was adopted to retain executives in the event of a change in control, and to eliminate the uncertainty which such a transaction may raise among management, potentially resulting in the departure or distraction of key management personnel. There is a “double trigger” for payment of severance benefits, which requires a change in control and a termination of employment after the change in control. The following is a summary of the additional benefits that would be available under this and other plans in addition to the benefits described in Section A, “Payments NEOs are Already Entitled to Receive,” above:

➢

If involuntary termination (whether actual or constructive and other than for just cause, death or disability) occurs within two years of a change in control, the CIC Plan would provide severance benefits. In the case of the CEO and the other NEOs, severance would be payable in a lump sum equal to three times annual compensation. For these purposes, annual compensation consists of:

(i)	the executive’s annual base salary in effect immediately prior to a change in control or immediately prior to his or her employment termination date, whichever is greater, plus

(ii)	the greater of 100% of his or her annual incentive guideline in effect immediately before the change in control or employment termination date, or the average annual incentive awarded to the NEO with respect to the three years ending before the change in control or ending before the employment termination date.

➢

In the case of a change in control, Sunoco’s plans also provide for (1) additional pension benefits, (2) full vesting and immediate exercisability of unvested stock options and accelerated vesting of outstanding CSUs, and (3) reimbursement for any additional tax liability incurred as a result of excise taxes imposed on payments deemed to be attributable to the change in control (subject to the new modification described on pages 62 and 63 in the CD&A).

Under SCIRP, the qualified retirement plan for employees, in the event of a change in control, the benefits of an NEO whose employment is terminated after a change in control (a “double trigger”), are increased to provide for three years of additional service, subject to a reduction for service after a change in control. To the extent that the amount payable under SCIRP exceeds the amount available due to IRC limits, the remaining amount would be paid under the Pension Restoration Plan, except that payment of amounts subject to IRC Section 409A is delayed six months after separation from service.

Under SERP, after a change in control and a qualifying termination (a “double trigger”), a participant becomes 100% vested in his SERP benefit (regardless of age). A participant’s service is increased by three years, subject to reduction for service after the change in control. The three-year increase in service does not apply to Mr. Drosdick, whose benefit is provided under the CEO SERP formula, described on page 80 above.

Under LTPEP II, if a change in control occurs, each outstanding stock option will become immediately and fully exercisable (a “single trigger”). For stock options granted before November 1, 2007, if there is a termination not for cause, the stock options will terminate ninety days following the termination date. For stock options granted on or after November 1, 2007, if there is a termination not for cause within two years of the change in control, the stock options will expire one year after the termination date; and if the termination occurs after the two year anniversary of the change in control, the stock options will expire ninety days following the termination date. Prior to December 2007, stock options were generally granted with an equal number of limited rights. The limited rights may be exercised during the seven-month period following the date of a change in control (or, if earlier, within the period starting on the date of a change in control and ending seventy days after the end of the calendar year in which the change in control occurs), and permit the holder to be paid in cash the appreciation on a stock option (the difference between the option price and highest trading price or price paid during a specified period) instead of receiving shares by exercising the option. The limited rights remain exercisable during the exercise period if the participant leaves as a result of a qualifying termination. In 2007, the Compensation Committee decided to award stock options without associated limited rights because the Market Data showed that this was more consistent with predominant market practice. In addition, all performance-based CSUs will fully vest if a change in control occurs. The CSUs that have been outstanding for more than one year will be paid out at the greater of target or in an amount in line with actual performance results. The CSUs that have been outstanding for less than one year will be paid out at target. Retention-based CSUs will be paid out at target.

With regard to a change in control of the Company, Section 280G of the IRC disallows the deduction of certain payments made to “disqualified individuals” that are contingent on a change in control. For a description of the IRC Section 280G gross up, see page 62 in the CD&A. Had a change in control occurred on December 31, 2007, based on current estimated payments, none of the NEOs would be subject to the deduction disallowance rules of Section 280G.

In the event of a change in control, a Deferred Compensation and Benefits Trust, or the Trust, may be funded to provide the source of funds for the Company to meet its liabilities under certain benefit plans and other arrangements, including the CIC Plan, the Pension Restoration Plan, SERP, and the

Indemnification Agreements entered into with the NEOs (and other key executives and other management personnel) (see page 95). Assets held by the Trust are subject to the claims of the Company’s general creditors under federal and state law in the event of insolvency.

The following table reflects the estimated additional payments to the NEOs that may be made in the event of a change in control. The estimates are based on the following assumptions:

➢	The price of Sunoco stock is the price at the close on December 31, 2007 (last business day of December 2007 which was $72.44 per share); and

➢

Pension lump-sum values based on the applicable segment interest rates being phased in under the PPA (one rate is used for the first 5 years; a second rate is used for years 5 through 20 and a third rate is used for years 20 and beyond).

The total amounts in the table below include severance, additional qualified and non-qualified pension benefits, outstanding performance-based CSUs and unvested stock options that would vest on an accelerated basis (as described above).

Change in Control and Termination in the Event of a Change in Control

Estimated Additional Payments

Name	Severance[1] ($)	Additional Pension Benefits[1] ($)	Accelerated Options[2] ($)	Accelerated Performance- Based CSUs[3] ($)	280G Excise Tax and Gross-Up ($)	Total ($)

J. G. Drosdick	10,334,781	0	1,693,984	8,557,723	0	20,586,488

T. W. Hofmann	3,282,960	346,425	434,103	2,087,920	0	6,151,408

M.H.R. Dingus	2,621,487	289,009	273,582	1,361,730	0	4,545,808

B. G. Fischer	2,695,003	513,628	273,582	1,433,217	0	4,915,430

R. W. Owens	3,066,711	4,046,115	330,656	1,708,863	0	9,152,345

C. K. Valutas	2,669,601	261,307	272,780	1,428,071	0	4,631,759

NOTES TO TABLE:

[1]	These amounts represent the amounts that would be payable in the event of a qualifying termination after a change in control.

[2]	These amounts represent the value that would be realized if accelerated stock options were exercised on December 31, 2007.

[3]	These amounts represent the amounts that would be payable in the event of a change in control.

DIRECTORS’ COMPENSATION

Director Compensation in 2007

The following table reflects the compensation earned by each independent director during fiscal year 2007. The CEO receives no additional compensation for his services as a director.

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards[2] ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)[4]	Total ($)

R.J. Darnall[5]	139,147	100,000	—	—	—	17,372	256,519

U.O. Fairbairn[5]	137,647	100,000	—	—	—	21,703	259,350

T.P. Gerrity[5]	125,647	100,000	—	—	—	27,123	252,770

R.B. Greco	119,647	100,000	—	—	—	389,385	609,032

J.P. Jones, III	119,647	100,000	—	—	—	3,938	223,585

J.G. Kaiser[5]	118,147	100,000	—	—	—	20,943	239,090

R.A. Pew	119,647	100,000	—	—	—	13,381	233,028

G.J. Ratcliffe[5]	152,147	100,000	—	—	—	34,378	286,525

J.W. Rowe	111,647	100,000	—	—	—	14,693	226,340

J.K. Wulff	115,647	100,000	—	—	—	12,885	228,532

NOTES	TO TABLE:

[1]

Directors are permitted to defer all or a portion of their fees under the Directors’ Deferred Compensation Plans (described below). The directors that deferred all or a portion of their cash retainers and/or fees during 2007: were: R. B. Greco; J.P. Jones, III; G. J. Ratcliffe; J. W. Rowe; and J. K. Wulff. R. J. Darnall; U. O. Fairbairn; T. P. Gerrity; J. G. Kaiser; and R. A. Pew elected not to defer their cash retainers or fees. See footnote 2 regarding aggregate amounts deferred by the directors outstanding as of December 31, 2007.

[2]

The amount in this column is the dollar value of the Annual Restricted Share Credit provided to each director, which is automatically deferred, and the Retainer Stock award, which the directors may either take in stock or elect to defer in share units. The amount reflects the value of the shares on the date of grant. In 2007, the Annual Restricted Share Credit was $60,000; and the Retainer Stock award was $40,000. R. J. Darnall; R. B. Greco; J. P. Jones, III; G. J. Ratcliffe; J. W. Rowe; and J. K. Wulff elected to defer their Retainer Stock in 2007. U. O. Fairbairn; T. P. Gerrity; J. G. Kaiser; and R. A. Pew elected to not defer the Retainer Stock award in 2007 and received shares.

As of December 31, 2007, each director had the following aggregate number of share units accumulated in an account for their years of service as a result of the involuntary deferral of the Annual Restricted Share Credit under the Directors’ Deferred Compensation Plans, including share units for the dividend equivalents applied to the accounts: R.J. Darnall—8,774; U.O. Fairbairn—7,039; T.P. Gerrity—25,661; R.B. Greco—10,863; J.P. Jones, III—1,285; J.G. Kaiser—19,856; R.A. Pew—12,755 G.J. Ratcliffe—10,863; J.W. Rowe—3,708; and J.K. Wulff—3,291.

As of December 31, 2007, the directors had the following aggregate number of share units accumulated in an account for their years of service as a result of voluntary deferrals of the Retainer Stock awards, cash retainers and/or fees, under the Directors’ Deferred Compensation Plans, including share units for the dividend equivalents applied to the accounts: R. J. Darnall—7,850; U.O. Fairbairn—13,531; R.B. Greco—24,235; J.P. Jones, III—3,071; G.J. Ratcliffe—19,143; J.W. Rowe—11,364; and J.K. Wulff—10,115.

NOTES TO TABLE: (CONTINUED)

Under the transition rules of Section 409A for the IRC, and as Sunoco, Inc. directors who will attain age 72 on or before December 2010, Messrs. Darnall, Pew and Ratcliffe made a one-time election in December 2007 to take a distribution of all or a portion of their deferred accounts under Directors’ Deferred Compensation Plans I and II in June 2008. Mr. Pew elected to take a distribution of all of his deferred accounts under Plans I and II; Mr. Ratcliffe elected to take a distribution of all of his deferred accounts under Plan I; and Mr. Darnall elected to take a distribution of all of his deferred accounts under Plan II, and 50% of his deferred accounts under Plan I. In early January 2008, Messrs. Pew and Ratclife made a one-time conversion from share units to cash units of the amounts they elected to have paid out from their accounts, with the share units that were converted being valued at the average closing price of a share of Sunoco, Inc. common stock for the ten trading days immediately prior to January 1, 2008. As a result, as of January 2, 2008, Mr. Pew no longer has any deferred share units; and Mr. Ratcliffe had 6,846 share units remaining in his deferred account.

For those directors who have not deferred their Retainer Stock awards, the number of shares received and outstanding are included in the Directors’ and Officers’ Ownership of Sunoco Stock Table on page 28 of this proxy statement. Further, the share units in the deferred accounts referred to in footnote 2 above are also included in the Ownership Table.

[3]

LTPEP II, as adopted, allowed for stock options to be awarded to directors. Stock options were awarded in May 2001 and May 2002 as part of the directors’ annual compensation package. At the time of the 2001 and 2002 awards, the exercise price was $18.20 and $17.62, respectively (as adjusted for the stock split in August 2005). In 2003, the Company discontinued granting stock options to the independent directors. Currently, two independent directors have outstanding stock options: U. O. Fairbairn—3,332; and J. G. Kaiser—6,492.

[4]

The amounts in this column include dividend equivalents earned on deferred compensation during 2007 (which are also included in the deferred share unit balances described in footnotes 1 and 2 above); the amount realized by Ms. Greco from the exercise of 6,492 stock options; and imputed income realized due to spousal travel on the Company aircraft for Messrs. Jones and Ratcliffe.

[5]	These individuals were chairs of committees during 2007.

Compensation Philosophy:    Sunoco’s Board of Directors believes that the compensation program for Sunoco’s independent directors should be designed to attract experienced and highly qualified directors; provide appropriate compensation for their time, efforts, commitment and contributions to Sunoco and Sunoco’s shareholders; and align the interests of the independent directors and Sunoco’s shareholders. The Governance Committee of the Board engages a third-party compensation consultant each year to advise it as to the “best practices” and emerging trends in director compensation. In December 2007, the Governance Committee engaged Semler Brossy Consulting Group as its independent compensation consultant. The compensation consultant benchmarks Sunoco’s director compensation compared to Sunoco’s peer group, the oil industry generally and general industry data. Directors are compensated partially in Sunoco common stock or stock equivalents to better align their interests with those of Sunoco’s shareholders. Currently, equity-based compensation represents a substantial portion of the total compensation package. The following table summarizes the current compensation program for Sunoco’s independent directors.

Directors’ Compensation Program Table

Type of Compensation	Value

Annual Retainer (Cash Portion)	$65,000

Annual Retainer (Stock-Based Portion)	$40,000

Annual Restricted Share Credit under Directors’ Deferred Compensation Plan	$60,000

TOTAL (excluding Committee Chair Retainer, Committee Chair Fee, and meeting fees)	$165,000

Annual Retainer for Committee Chair	$5,000

Committee Chair Fee (per meeting attended for which a director serves as chair)	$500

Board or Committee Attendance Fee (per meeting attended)	$2,000

A fee of $2,000 per day is also paid in cash for special meetings (e.g., strategic planning meetings, facility visits, annual meeting of shareholders). The Annual Restricted Share Credit is deferred. The directors may defer their retainers and meeting fees.

Directors’ Deferred Compensation Plan I and II:    The Directors’ Deferred Compensation Plan I (previously, Directors’ Deferred Compensation Plan) and the Directors’ Deferred Compensation Plan II, or Plan I and Plan II, respectively, permit independent directors to defer a portion of their compensation. Plan I was amended in response to the American Jobs Creation Act of 2004 and the requirements of Section 409A of the IRC, and covers deferrals of compensation earned before January 1, 2005. No deferrals may be made under Plan I with respect to compensation earned after December 31, 2004. Plan II is effective for deferrals of compensation earned after December 31, 2004. Payments of compensation deferred under the Plans are restricted in terms of the earliest and latest dates that payments may begin. Deferred compensation is designated as share units, cash units, or a combination of both. Cash units accrue interest at a rate set annually by the Board of Directors and which is based on Sunoco’s cost of borrowing. In 2007, the interest rate was 5.9%. A share unit is treated as if it was invested in shares of Sunoco common stock, but it does not have voting rights. If share units are chosen, dividend equivalents are credited in the form of additional share units. Share units are settled in cash, based upon the fair market value of Sunoco common stock at the time of payment. The Plans also provide for the annual crediting of restricted share units, which is a portion of the directors’ compensation package.

Directors’ Retainer Stock Plan:    The Retainer Stock Plan for independent directors allows for the payment of a portion of the independent directors’ annual retainer in stock. The retainer is granted to each director after the annual meeting. Any shares issued are restricted, prohibiting the transfer or sale of such shares for one year from the date of issue.

Long-Term Performance Enhancement Plan II:    LTPEP II provides that stock option awards under the plan may be made to independent directors of the Company. The stock options generally have a ten-year term and are exercisable two years after the date of grant. The purchase price payable upon exercise of an option will not be less than the fair market value of a share of Sunoco common stock on the date the option is granted. The purchase price may be paid in cash or in shares of common stock. In 2003, the Company discontinued granting stock options to the Company’s independent directors.

The Directors’ Retainer Stock Plan and LTPEP II, which are equity compensation plans, were approved by the shareholders.

Directors’ Deferred Compensation and Benefits Trust:    In the event of a change in control, the Directors’ Deferred Compensation and Benefits Trust, or the Directors’ Trust, may be funded to provide the source of funds for the Company to meet its liabilities under certain benefit plans and arrangements, including Plan I and Plan II. Assets held by the Directors’ Trust are subject to the claims of the Company’s general creditors under federal and state law in the event of insolvency.

Business Expenses:    The directors are reimbursed for their business expenses related to their attendance at Sunoco meetings, including room, meals and transportation to and from board and committee meetings (e.g., commercial flights, trains, cars and parking). When traveling on Sunoco business, a director may occasionally be accompanied by his or her spouse. The director will be imputed income for the spousal flight, which amount is not grossed up for taxes. At times, a director may travel to and from Sunoco meetings on Sunoco corporate aircraft. Directors are also reimbursed for attendance at qualified third-party director education programs.

Directors’ Stock Ownership Guidelines:    Each independent director is expected to own Sunoco common stock with a market value equal to at least five times the total annual retainer. Included in the determination of stock ownership for purposes of these guidelines are all shares beneficially owned and any share units held under Plan I and Plan II. New directors are allowed a five-year phase-in period to comply with the guidelines. As of December 31, 2007, all independent directors were in compliance with the guidelines.

Directors’ & Officers’ Indemnification Agreements

Sunoco’s bylaws require that Sunoco indemnify its directors and officers, to the extent permitted by Pennsylvania law, against any costs, expenses (including attorneys’ fees) and other liabilities to which they may become subject by reason of their service to Sunoco. Sunoco has purchased liability insurance for its directors and officers and has entered into indemnification agreements with its directors and certain key executive officers and other management personnel. This insurance and the indemnification agreements supplement the provisions in Sunoco’s Articles of Incorporation which eliminate the potential monetary liability of directors and officers to Sunoco or its shareholders in certain situations as permitted by law.

By Order of the Board of Directors,

Ann C. Mulé

Chief Governance Officer, Assistant General Counsel and Corporate Secretary

Philadelphia, PA

March 17, 2008

Exhibit A

SUNOCO, INC.

LONG-TERM PERFORMANCE ENHANCEMENT PLAN II

(Amended and Restated effective November 1, 2007)

ARTICLE I

Definitions

As used in this Plan, the following terms shall have the meanings herein specified:

1.1 Affiliate—shall mean any entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Sunoco, Inc.

1.2 Board of Directors—shall mean the Board of Directors of Sunoco, Inc.

1.3 Business Combination—shall have the meaning provided herein at Section 1.4(c).

1.4 Change in Control—shall mean the occurrence of any of the following events:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then-outstanding shares of common stock of Sunoco, Inc. (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of Sunoco, Inc. entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from Sunoco, Inc., (B) any acquisition by Sunoco, Inc., (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Sunoco, Inc. or any company controlled by, controlling or under common control with Sunoco, Inc., or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (c)(2) and (c)(3) of this definition;

(b) Individuals who, as of September 6, 2001, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the shareholders of Sunoco, Inc., was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Sunoco, Inc. or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of Sunoco, Inc. or the acquisition of assets or stock of another entity by Sunoco, Inc. or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns Sunoco, Inc. or all or substantially all of the assets of Sunoco, Inc., either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no

Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Sunoco, Inc. or such corporation resulting from such Business Combination or any of their respective subsidiaries) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or

(d) Approval by the shareholders of Sunoco, Inc. of a complete liquidation or dissolution of Sunoco, Inc.

1.5 Code—shall mean the Internal Revenue Code of 1986, as amended.

1.6 Committee—shall mean the committee appointed to administer this Plan by the Board of Directors, as constituted from time to time. The Committee shall consist of at least two (2) members of the Board of Directors, each of whom shall meet applicable requirements set forth in the pertinent regulations under Section 16 of the Exchange Act and Section 162(m) of the Code.

1.7 Common Stock—shall mean the authorized and unissued or treasury shares of common stock of Sunoco, Inc.

1.8 Common Stock Units—shall have the meaning provided herein at Section 6.1.

1.9 Company—shall mean Sunoco, Inc., and any Affiliate.

1.10 Corporate Transaction—shall have the meaning provided herein at Section 7.8(b).

1.11 CSU Payout Date—shall have the meaning provided herein at Section 6.9.

1.12 Disaffiliation—shall mean, for purposes of Section 7.8(b) hereof, a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

1.13 Dividend Equivalents—shall have the meaning provided herein at Section 6.3.

1.14 Dividend Equivalent Account—shall have the meaning provided herein at Section 6.3.

1.15 Employment Termination Date—shall mean the date on which the employment relationship between the Participant and the Company is terminated, or on which the Participant ceases to be a member of the Board of Directors.

1.16 Exchange Act—shall mean the Securities Exchange Act of 1934, as amended.

1.17 Exercise Period—shall have the meaning provided herein at Section 5.3.

1.18 Fair Market Value—shall mean, as of any date and in respect of any share of Common Stock, the opening price on such date of a share of Common Stock (which price shall be the closing price on the previous trading day of a share of Common Stock as reflected in the consolidated trading tables of the Wall Street Journal under the caption “New York Stock Exchange Composite Transactions” or any other publication selected by the Committee). If there is no sale of shares of Common Stock on the New York Stock Exchange for more than ten (10) days immediately preceding such date, the Fair Market Value of the shares of Common Stock shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

1.19 Immediate Family Member—shall mean spouse (or common law spouse), siblings, parents, children, stepchildren, adoptive relationships and/or grandchildren of the Participant (and, for this purpose, also shall include the Participant).

1.20 Incentive Stock Options—shall have the meaning provided herein at Section 4.1.

1.21 Incumbent Board—shall have the meaning provided herein at Section 1.4(b).

1.22 Just Cause—shall mean, for any Participant who is a participant in the Sunoco, Inc. Special Executive Severance Plan, “Just Cause” as defined in such plan, and for any other Participant:

(a) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness or following notice of employment termination by the Participant pursuant to Section 1.34), after a written demand for substantial performance is delivered to the Participant by the Board of Directors or any employee of the Company with supervisory authority over the Participant that specifically identifies the manner in which the Board of Directors or such supervising employee believes that the Participant has not substantially performed the Participant’s duties, or

(b) the willful engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

1.23 Limited Rights—shall have the meaning provided herein at Section 5.1.

1.24 Market Price—shall have the meaning provided herein at Section 5.4.

1.25 Option—shall mean Stock Option and/or Incentive Stock Option.

1.26 Option Price—shall mean the purchase price per share of Common Stock deliverable upon the exercise of an Option.

1.27 Optionee—shall mean the holder of an Option.

1.28 Outstanding Company Common Stock—shall have the meaning provided herein at Section 1.4(a).

1.29 Outstanding Company Voting Securities—shall have the meaning provided herein at Section 1.4(a).

1.30 Participant—shall have the meaning provided herein at Section 2.4(a).

1.31 Performance Factors—shall mean the various payout percentages related to the attainment levels of one or more Performance Goals, as determined by the Committee.

1.32 Performance Goals—shall mean the specific targeted amounts of, or changes in, financial or operating goals including: revenues; expenses; net income; operating income; equity; return on equity,

assets or capital employed; working capital; shareholder return; operating capacity utilized; production or sales volumes; or throughput. Other financial or operating goals may also be used as determined by the Committee. Such goals may be applicable to the Company as a whole or one or more of its business units and may be applied in total or on a per share, per barrel or percentage basis and on an absolute basis or relative to other companies, industries or indices or any combination thereof, as determined by the Committee.

1.33 Performance Period—shall have the meaning provided herein at Section 6.4.

1.34 Person—shall have the meaning provided herein at Section 1.4(a).

1.35 Plan—shall have the meaning provided herein at Section 2.2.

1.36 Qualifying Termination—shall mean, with respect to the employment of any Participant who is a participant in the Sunoco, Inc. Special Executive Severance Plan, a “Qualifying Termination” as defined in such plan, and with respect to the employment of any other Participant, the following:

(a) a termination of employment by the Company within seven (7) months after a Change in Control, other than for Just Cause, death or permanent disability;

(b) a termination of employment by the Participant within seven (7) months after a Change in Control for one or more of the following reasons:

(1) the assignment to such Participant of any duties inconsistent in a way significantly adverse to such Participant, with such Participant’s positions, duties, responsibilities and status with the Company immediately prior to the Change in Control, or a significant reduction in the duties and responsibilities held by the Participant immediately prior to the Change in Control, in each case except in connection with such Participant’s termination of employment by the Company for Just Cause; or

(2) a reduction by the Company in the Participant’s combined annual base salary and guideline (target) bonus as in effect immediately prior to the Change in Control; or

(3) the Company requires the Participant to be based anywhere other than the Participant’s present work location or a location within thirty-five (35) miles from the present location; or the Company requires the Participant to travel on Company business to an extent substantially more burdensome than such Participant’s travel obligations during the period of twelve (12) consecutive months immediately preceding the Change in Control;

provided, however, that in the case of any such termination of employment by the Participant under this subparagraph (b), such termination shall not be deemed to be a Qualifying Termination unless the termination occurs within 120 days after the occurrence of the event or events constituting the reason for the termination; or

(c) before a Change in Control, a termination of employment by the Company, other than a termination for Just Cause, or a termination of employment by the Participant for one of the reasons set forth in (b) above, if the affected Participant can demonstrate that such termination or circumstance in (b) above leading to the termination:

(1) was at the request of a third party with which the Company had entered into negotiations or an agreement with regard to a Change in Control; or

(2) otherwise occurred in connection with a Change in Control;

provided, however, that in either such case, a Change in Control actually occurs within one (1) year following the Employment Termination Date.

1.37 Share Change—shall have the meaning provided herein at Section 7.8(b).

1.38 Stock Options—shall have the meaning provided herein at Section 3.1.

1.39 Subsidiary—shall mean any corporation of which, at the time, more than fifty percent (50%) of the shares entitled to vote generally in an election of directors are owned directly or indirectly by Sunoco, Inc. or any subsidiary thereof.

1.40 Sunoco, Inc.—shall mean Sunoco, Inc., a Pennsylvania corporation, and any successor thereto by merger, consolidation, liquidation or purchase of assets or stock or similar transaction.

ARTICLE II

Background, Purpose and Term of Plan; Participation & Eligibility for Benefits

2.1 Background.    Effective on December 31, 2001, no further awards shall be made under the Sunoco, Inc. Long-Term Performance Enhancement Plan adopted in May, 1997; provided, however, that any rights theretofore granted under that plan shall not be affected.

2.2 Purpose of the Plan.    The purposes of this Sunoco, Inc. Long-Term Performance Enhancement Plan II (the “Plan”) are to:

(a) better align the interests of shareholders and management of the Company by creating a direct linkage between Participants’ rewards and shareholders’ gains;

(b) provide management with the ability to increase equity ownership in Sunoco, Inc.;

(c) provide competitive compensation opportunities that can be realized through attainment of performance goals; and

(d) provide an incentive to management for continuous employment with the Company.

It is intended that most awards made under the Plan will qualify as performance-based compensation under Section 162(m) of the Code.

2.3 Term of the Plan.    The original Plan was approved by shareholders at Sunoco, Inc.’s 2001 Annual Meeting of Shareholders and first became effective at that time. The amended and re-stated version of the Plan, presented at Sunoco, Inc.’s 2003 Annual Meeting of Shareholders, will become effective upon approval by the holders of a majority of the votes present, in person or represented by proxy, at such meeting. No awards will be made under this Plan after December 31, 2008 unless the Board of Directors extends this date to a date no later than December 31, 2013. The Plan and all awards made under the Plan prior to such date (or extended date) shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.

2.4 Administration.    The Plan shall be administered by the Committee, which shall have the authority, in its sole discretion and from time to time to:

(a) designate the employees or directors, or classes of employees or directors, eligible to participate in the Plan (each such employee or director being, a “Participant”);

(b) grant awards provided in the Plan in such form and amount as the Committee shall determine;

(c) impose such limitations, restrictions and conditions upon any such award as the Committee shall deem appropriate; and

(d) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

The decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for any action taken or not taken or decision made or not made in good faith relating to the Plan or any award thereunder.

2.5 Eligibility for Participation.    Participants in the Plan shall be:

(a) non-employee members of the Board of Directors; and

(b) those officers and other key employees occupying responsible managerial or professional positions at the Company, and capable of substantially contributing to its success.

In making this selection and in determining the amount of awards, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to its profitability and sound growth.

2.6 Types of Awards Under the Plan.    Awards under the Plan may be in the form of any one or more of the following:

(a) Stock Options, as described in Article III;

(b) Incentive Stock Options, as described in Article IV;

(c) Limited Rights, as described in Article V; and/or

(d) Common Stock Units, as described in Article VI.

2.7 Aggregate Limitation on Awards.    Shares of stock which may be issued under the Plan shall be Common Stock. The maximum number of shares of Common Stock authorized for issuance under the Plan as originally adopted by the shareholders at Sunoco, Inc.’s 2001 Annual Meeting was four million (4,000,000) [now eight million (8,000,000) as a result of the two-for-one stock split on August 1, 2005 (“2005 Stock Split”)]. No Option may be granted if the number of shares of Common Stock to which such Option relates, when added to the number of shares of Common Stock previously issued under the Plan, exceeds the number of such shares reserved under the preceding sentence. For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan:

(a) all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for shares issued upon exercise of an Option;

(b) only the shares issued (including the shares, if any, withheld for tax withholding requirements) net of shares of Common Stock used as full or partial payment for such shares upon exercise of an Option, shall be counted; and

(c) only the shares issued (including the shares, if any, withheld for tax withholding) upon vesting and payment of Common Stock Units, shall be counted.

In addition to shares of Common Stock actually issued pursuant to the exercise of Options, there shall be deemed to have been issued a number of shares equal to the number of shares of Common Stock in respect of which Limited Rights (as described in Article V) shall have been exercised. Shares tendered by a Participant as payment for shares issued upon exercise of an Option shall be available for issuance under the Plan. Any shares distributed pursuant to an Option may consist, in whole or in part, of authorized and unissued shares or treasury shares including shares of Common Stock acquired by purchase in the open market or in private transactions. Any shares of Common Stock subject to an Option, which for any reason is terminated, unexercised or expires shall again be available for issuance under the Plan, but shares subject to an Option that, as a result of the exercise of Limited Rights, are not issued, shall not be available for issuance under the Plan.

(d) The maximum number of Options that shall be granted in any calendar year to a Participant shall be four hundred thousand (400,000) [now eight hundred thousand (800,000) as a result of the 2005 Stock Split].

(e) The maximum number of Common Stock Units granted in any calendar year to a Participant shall be one hundred fifty thousand (150,000) [now three hundred thousand (300,000) as a result of the 2005 Stock Split].

(f) The maximum number of Common Stock Units granted under the Plan will be two million (2,000,000) [now four million (4,000,000) as a result of the 2005 Stock Split].

The share limits set forth in this Section 2.7 shall be adjusted to reflect any capitalization changes as discussed in Section 7.8.

ARTICLE III

Stock Options

3.1 Award of Stock Options.    The Committee, from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, may grant to any Participant in the Plan one or more options to purchase for cash or shares the number of shares of Common Stock (“Stock Options”) allotted by the Committee. The date a Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of options to a Participant pursuant to the Plan.

3.2 Stock Option Agreements.    The grant of a Stock Option shall be evidenced by a written Stock Option Agreement, executed by the Company and the holder of a Stock Option, stating the number of shares of Common Stock subject to the Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

3.3 Stock Option Price.    The Option Price per share of Common Stock deliverable upon the exercise of a Stock Option shall be not less than the closing price of a share of Common Stock on the date the Stock Option is granted, as reflected in the consolidated trading tables of the Wall Street Journal under the caption 'New York Stock Exchange Composite Transactions' or any other publication selected by the Committee). If there is no sale of shares of Common Stock on the New York Stock Exchange for more than ten (10) days immediately preceding such date, the Option Price shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the Option Price of any share of Common Stock be less than its par value.

3.4 Term and Exercise.    The term and the vesting schedule of the Stock Options shall be determined by the Committee. However, except as otherwise provided in Section 3.11, no Stock Option may be exercisable before the first anniversary of the date of grant or after the tenth anniversary of the date of grant. No Stock Option shall be exercisable after the expiration of its term.

3.5 Transferability.    No Stock Option may be transferred by the Participant other than by will, by the laws of descent and distribution or, to the extent not inconsistent with the applicable provisions of the Code, pursuant to a domestic relations order under applicable provisions of law, and during the Participant's lifetime the option may be exercised only by the Participant; provided, however, that, subject to such limits as the Committee may establish, the Committee, in its discretion, may allow the Participant to transfer a Stock Option for no consideration to, or for the benefit of, an Immediate Family Member or to a bona fide trust for the exclusive benefit of such Immediate Family Members, or a partnership or limited liability company in which such Immediate Family Members are the only partners or members.

Such transfer may only be effected following the advance written notice from the Participant to the Committee, describing the terms and conditions of the proposed transfer, and such transfer shall become effective only when recorded in the Company’s record of outstanding Stock Options. Any such transferable Stock Option is further conditioned on the Participant and such Immediate Family Member or other transferee agreeing to abide by the Company’s then-current Stock Option transfer guidelines. In the discretion of the Committee, the foregoing right to transfer a Stock Option also will apply to the right to transfer ancillary rights associated with such Stock Option, and to the right to consent to any amendment to the applicable Stock Option Agreement.

Subsequent transfers shall be prohibited except in accordance with the laws of descent and distribution, or by will. Following transfer, any such Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and the terms “Optionee” or “Participant” shall be deemed to include the transferee; provided, however, that the events of termination of employment of Sections 3.8 (“Retirement or Disability”), 3.9 (“Termination for Other Reasons”) and 3.10 (“Death of Optionee”) hereof shall continue to be applied with respect to the original Optionee, following which the options shall be exercisable by the transferee only to the extent, and for the respective periods specified therein. Neither the Committee nor the Company will have any obligation to inform any transferee of a Stock Option or stock appreciation right of any expiration, termination, lapse or acceleration of such Option. The Company will have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Stock Option or stock appreciation right that has been transferred by a Participant under this Section 3.5.

3.6 Manner of Payment.    Each Stock Option Agreement shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the Optionee shall pay to the Company, in full, the Option Price for such shares (together with payment for any taxes which the Company is required by law to withhold by reason of such exercise) with cash or with Common Stock. All shares of Common Stock issued under this Plan, or any other Company plan, must be held at least six (6) months before they may be used as payment of the Option Price.

3.7 Issuance and Delivery of Shares.    As soon as practicable after receipt of payment, the Company shall deliver to the Optionee a certificate or certificates for, or otherwise register the Optionee on the books and records of the Company as a holder of, such shares of Common Stock. The Optionee shall become a shareholder of Sunoco, Inc. with respect to the Common Stock so registered, or represented by share certificates so issued, and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder except to the extent otherwise provided in the Option award.

(a) Notwithstanding the foregoing, and at the discretion of the Committee, any Optionee subject to minimum stock ownership guidelines (as established from time to time by the Committee or the Company), but failing to meet the applicable personal ownership requirement within the prescribed period may, upon exercise of the Options, receive a number of shares of

Common Stock subject to the following restrictions which shall remain in place until compliance with such ownership guidelines is attained:

(1) The number of shares subject to the restrictions shall be equal to the total number of shares received in the exercise of the Options, minus the sum of:

(i)	to the extent that shares received upon exercise of the Option are used to pay the Option Price, the number of shares which have a Fair Market Value on the date of the Option exercise equal to the total amount paid for all the shares received in the Option exercise; and

(ii)	to the extent that shares received upon exercise of the Option are used to pay taxes and brokerage fees, the number of shares which have a Fair Market Value on the date of the Option exercise equal to the applicable federal, state and local withholding tax on the total Option exercise and any brokerage commission or interest charges, if applicable to the exercise.

(2) Other than transfers to family members or trusts that are permitted in accordance with the applicable stock ownership guidelines, and that will not result in a reduction in the level of ownership attributable to the Participant under such guidelines, the Optionee shall be prohibited from effecting the sale, exchange, transfer, pledge, hypothecation, gift or other disposition of such shares of Common Stock until the earlier of:

(i)	attainment of compliance with applicable stock ownership guidelines;

(ii)	the Optionee’s death, retirement, or permanent disability (as determined by the Committee); or

(iii)	occurrence of the Optionee’s Employment Termination Date, for any reason other than Just Cause.

Notwithstanding the foregoing, six (6) months after the exercise of the Stock Option, such shares of Common Stock may be used as payment of the Option Price of shares issued upon the exercise of other Stock Options. However, all such shares issued will be restricted shares.

(3) The restrictions shall apply to any new, additional or different securities the Optionee may become entitled to receive with respect to such shares by virtue of a stock split or stock dividend or any other change in the corporate or capital structure of the Company.

(b) Until such time as the restrictions hereunder lapse, the shares will be held in “book-entry form” and appropriate notation of these restrictions will be maintained in the records of the Company’s transfer agent and registrar. Any share certificate representing such shares will bear a conspicuous legend evidencing these restrictions, and the Company may require the Optionee to deposit the share certificate with the Company or its agent, endorsed in blank or accompanied by a duly executed irrevocable stock power or other instrument of transfer.

3.8 Retirement or Disability.    Upon termination of the Optionee’s employment by reason of retirement or permanent disability (as each is determined by the Committee), the Optionee may, within sixty (60) months from the date of termination, exercise any Stock Options to the extent such options are exercisable during such 60-month period.

3.9 Termination for Other Reasons.

(a) Stock Options Granted Before November 1, 2007.    For Stock Options granted before November 1, 2007, except as provided in Sections 3.8 and 3.10, or except as otherwise determined by the Committee, upon termination of an Optionee’s employment, all unvested Stock Options shall terminate immediately, and all vested Stock Options shall terminate:

(1) immediately, in the case of an Optionee terminated by the Company for Just Cause; or

(2) upon the expiration of ninety (90) calendar days following the occurrence of the Optionee’s Employment Termination Date, other than for Just Cause;

provided, however, that the Limited Rights awarded in tandem with such Stock Options shall not terminate and such Limited Rights shall remain exercisable during the Exercise Period for any Optionee whose employment relationship with the Company has been terminated as a result of any Qualifying Termination.

(b) Stock Options Granted On and After November 1, 2007.    For Stock Options granted on or after November 1, 2007, except as provided in Sections 3.8 and 3.10, or except otherwise determined by the Committee, upon termination of an Optionee’s employment, all unvested Stock Options shall terminate immediately, and all vested Stock Options shall terminate:

(1) immediately, in the case of an Optionee terminated by the Company for Just Cause; or

(2) (A) if such termination of employment occurs prior to a Change in Control or following the two-year anniversary of a Change in Control, upon the expiration of ninety (90) calendar days following the occurrence of the Optionee’s Employment Termination Date and (B) if such termination of employment occurs within two (2) years after a Change in Control, upon the expiration of one (1) year following the occurrence of the Optionee’s Employment Termination Date, other than, in the case of each clause (A) and clause (B), a termination of employment for Just Cause (in which clause (1) shall apply);

provided, however, that the Limited Rights awarded in tandem with such Stock Options shall not terminate and such Limited Rights shall remain exercisable during the Exercise Period for any Optionee whose employment relationship with the Company has been terminated as a result of any Qualifying Termination.

3.10 Death of Optionee.    Any rights in respect of Stock Options to the extent exercisable on the date of the Optionee’s death may be exercised by the Optionee’s estate or by any person that acquires the legal right to exercise such Stock Option by bequest, inheritance, or otherwise by reason of the death of the Optionee. Any such exercise to be valid must occur within the remaining option term of the Stock Option. The foregoing provisions of this Section 3.10 shall apply to an Optionee who dies while employed by the Company and to an Optionee whose employment may have terminated prior to death; provided, however, that:

(a) an Optionee who dies while employed by the Company will be treated as if the Optionee had retired on the date of death. Accordingly, the Optionee’s estate or a person who acquires the right to exercise such Stock Option by bequest or inheritance will have the right to exercise the Stock Option in accordance with Section 3.8; or

(b) the estate or a person who acquires the right to exercise a Stock Option by bequest or inheritance from an Optionee who dies after terminating employment with the Company will have the remainder of any exercise period provided under Sections 3.8 and 3.9.

3.11 Acceleration of Options.    Notwithstanding any provisions to the contrary in agreements evidencing Options granted thereunder or in this Plan, each outstanding Option shall become immediately and fully exercisable upon the occurrence of any Change in Control.

3.12 Effect of Exercise.    The exercise of any Stock Options shall cancel that number of related Limited Rights, if any, which is equal to the number of shares of Common Stock purchased pursuant to said Options.

ARTICLE IV

Incentive Stock Options

4.1 Award of Incentive Stock Options.    The Committee, from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, may grant to any Participant in the Plan one or more “incentive stock options” (intended to qualify as such under the provisions of Section 422 of the Code (“Incentive Stock Options”)) to purchase for cash or shares the number of shares of Common Stock allotted by the Committee. The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of options to a Participant pursuant to the Plan. Notwithstanding the foregoing, Incentive Stock Options shall not be granted to any owner of ten percent (10%) or more of the total combined voting power of Sunoco, Inc. and its subsidiaries (within the meaning of Section 424(f) of the Code).

4.2 Incentive Stock Option Agreements.    The grant of an Incentive Stock Option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and the holder of an Incentive Stock Option stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

4.3 Incentive Stock Option Price.    The Option Price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be not less than the closing price of a share of Common Stock on the date the Incentive Stock Option is granted, as reflected in the consolidated trading tables of the Wall Street Journal under the caption 'New York Stock Exchange Composite Transactions' or any other publication selected by the Committee). If there is no sale of shares of Common Stock on the New York Stock Exchange for more than ten (10) days immediately preceding such date, the Option Price shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the Option Price of any share of Common Stock be less than its par value.

4.4 Term and Exercise.    The term and the vesting schedule of the Incentive Stock Option shall be determined by the Committee. However, no Incentive Stock Option may be exercisable before the first anniversary of the date of grant or after the tenth anniversary of such date. No Incentive Stock Option shall be exercisable after the expiration of its term.

4.5 Limits on Incentive Stock Options.    Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of grant with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year, under this Plan or any other stock option plan of Sunoco, Inc. and its subsidiaries (within the meaning of Section 424(f) of the Code) exceeds One Hundred Thousand Dollars ($100,000.00), then the Option, as to the excess shall be treated as a non-qualified stock option. An Incentive Stock Option shall not be granted to any person who is not an “employee” of the Company (within the meaning of Section 424(f) of the Code).

4.6 Retirement or Disability.    Upon the termination of the Optionee’s employment by reason of retirement or permanent disability (as each is determined by the Committee), the Optionee may, within sixty (60) months from the date of such termination of employment, exercise any Incentive Stock Options to the extent such Incentive Stock Options are exercisable during such 60-month period. Notwithstanding the foregoing, the tax treatment available pursuant to Section 422 of the Code upon the exercise of an Incentive Stock Option will not be available to an Optionee who exercises any Incentive Stock Option more than:

(a) twelve (12) months after the date of termination of employment due to permanent disability; or

(b) three (3) months after the date of termination of employment due to retirement.

4.7 Termination for Other Reasons.    Except as provided in Sections 4.6 and 4.8, or except as otherwise determined by the Committee, upon termination of an Optionee’s employment, all unvested Incentive Stock Options shall terminate immediately, and all vested Incentive Stock Options shall terminate:

(a) immediately, in the case of an Optionee terminated by the Company for Just Cause; or

(b) upon the expiration of ninety (90) calendar days following the date of termination of an Optionee's employment other than for Just Cause;

provided, however, that the Limited Rights awarded in tandem with such Incentive Stock Options shall not terminate and such Limited Rights shall remain exercisable during the Exercise Period for any Optionee whose employment relationship with the Company has been terminated as a result of any Qualifying Termination.

4.8 Death of Optionee.    Any rights in respect of Incentive Stock Options to the extent exercisable on the date of the Optionee’s death may be exercised by the Optionee’s estate or by any person that acquires the legal right to exercise such Stock Option by bequest, inheritance, or otherwise by reason of the death of the Optionee. Any such exercise to be valid must occur within the remaining option term of the Incentive Stock Option. The foregoing provisions of this Section 4.8 shall apply to an Optionee who dies while employed by the Company and to an Optionee whose employment may have terminated prior to death; provided, however, that:

(a) an Optionee who dies while employed by the Company will be treated as if the Optionee had retired on the date of death. Accordingly, the Optionee’s estate or a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance will have the right to exercise the Incentive Stock Option in accordance with Section 4.6; or

(b) the estate or a person who acquires the right to exercise a stock option by bequest or inheritance from an Optionee who dies after terminating employment with the Company will have the remainder of any exercise period provided under Section 4.6 and 4.7.

4.9 Applicability of Stock Options Selections.    Section 3.6 (“Manner of Payment”), Section 3.7 (“Issuance and Delivery of Shares”), Section 3.11 (“Acceleration of Options”) and Section 3.12 (“Effect of Exercise”), applicable to Stock Options, shall apply equally to Incentive Stock Options. Said Sections are incorporated by reference in this Article IV as though fully set forth herein.

ARTICLE V

Limited Rights

5.1 Award of Limited Rights.    Concurrently with or subsequent to the award of any Option, the Committee may, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the Optionee with respect to each Option, a related limited right permitting the Optionee, during a specified limited time period, to be paid the appreciation on the Option in lieu of exercising the Option (“Limited Right”).

5.2 Limited Rights Agreement.    Limited Rights granted under the Plan shall be evidenced by written agreements in such form as the Committee may from time to time determine.

5.3 Exercise Period and Time of Payment.    Limited Rights are immediately exercisable in full upon the occurrence of a Change in Control through the period ending on the earlier of (a) seven (7) months following the date of a Change in Control or (b) seventy (70) days following the end of the calendar year in which the date of such Change in Control occurs (the “Exercise Period”). Payment of Limited Rights shall be made no later than two and one half (2 1/2) months following the end of the calendar year in which the date of such Change in Control occurs.

5.4 Amount of Payment.    The amount of payment to which an Optionee shall be entitled upon the exercise of each Limited Right shall be equal to 100% of the amount, if any, which is equal to the difference between the Option Price of the related Option and the Market Price of a share of such Common Stock. “Market Price” is defined to be the greater of:

(a) the highest price per share of Common Stock paid in connection with any Change in Control during the period from the sixtieth (60th) calendar day immediately prior to the Change in Control through the earlier of (1) the ninetieth (90th) calendar day following the Change in Control or (2) the seventieth (70th) day following the end of the calendar year in which the date of such Change in Control occurs; and

(b) the highest trading price per share of Common Stock reflected in the consolidated trading tables of The Wall Street Journal (presently the New York Stock Exchange Composite Transactions quotations) during the 60-day period immediately prior to the Change in Control.

5.5 Form of Payment.    Payment of the amount to which an Optionee is entitled upon the exercise of Limited Rights, as determined pursuant to Section 5.4, shall be made solely in cash.

5.6 Effect of Exercise.    If Limited Rights are exercised, the Stock Options, if any, related to such Limited Rights cease to be exercisable to the extent of the number of shares with respect to which the Limited Rights were exercised. Upon the exercise or termination of the Options, if any, related to such Limited Rights, the Limited Rights granted with respect thereto terminate to the extent of the number of shares as to which the related Options were exercised or terminated; provided, however, that with respect to Options that are terminated as a result of the termination of the Optionee’s employment status, the Limited Rights awarded in tandem therewith shall not terminate and such Limited Rights shall remain exercisable during the Exercise Period for any Optionee whose employment relationship with the Company has been terminated as a result of any Qualifying Termination.

5.7 Retirement or Disability.    Upon termination of the Optionee’s employment by reason of permanent disability or retirement (as each is determined by the Committee), the Optionee may, within six (6) months from the date of termination, exercise any Limited Rights to the extent such Limited Right is exercisable during such six-month period.

5.8 Death of Optionee or Termination for Other Reasons.    Except as provided in Sections 5.7 and 5.9 or except as otherwise determined by the Committee, all Limited Rights granted under the Plan shall terminate upon the termination of the Optionee’s employment or upon the death of the Optionee.

5.9 Termination Related to a Change in Control.    The requirement that an Optionee be terminated by reason of retirement or permanent disability or be employed by the Company at the time of exercise pursuant to Sections 5.7 and 5.8 respectively, is waived during the Exercise Period as to any Optionee whose employment relationship with the Company has been terminated as a result of any Qualifying Termination.

ARTICLE VI

Common Stock Units

6.1 Award of Common Stock Units.    The Committee, from time to time, and subject to the provisions of the Plan, may grant to any Participant in the Plan rights to receive shares of Common Stock which are subject to a risk of forfeiture by the Participant (“Common Stock Units”). At the time it grants any Common Stock Units, the Committee shall determine whether the payment of such Common Stock Units shall be conditioned upon either:

(a) the Participant’s continued employment with the Company throughout a stated period (Section 6.4); or

(b) the attainment of certain predetermined performance objectives during a stated period (Section 6.5).

The date Common Stock Units are granted shall mean the date selected by the Committee as of which the Committee allots a specific number of Common Stock Units to a Participant pursuant to the Plan.

6.2 Common Stock Unit Agreements.    Common Stock Units granted under the Plan shall be evidenced by written agreements stating the number of Common Stock Units evidenced thereby or in such form and as the Committee may from time to time determine.

6.3 Dividend Equivalents.    A holder of Common Stock Units will be entitled to receive payment from the Company in an amount equal to each cash dividend (“Dividend Equivalent”) Sunoco, Inc. would have paid to such holder had he, on the record date for payment of such dividend, been the holder of record of shares of Common Stock equal to the number of Common Stock Units which had been awarded to such holder as of the close of business on such record date. The Company shall establish a bookkeeping account on behalf of each Participant in which the Dividend Equivalents that would have been paid to the holder of Common Stock Units (“Dividend Equivalent Account”) shall be credited. The Dividend Equivalent Account will not bear interest.

6.4 Performance Period.    Upon making an award, the Committee shall determine (and the Common Stock Unit Agreement shall state) the length of the applicable period during which employment must be maintained or certain performance targets must be attained (the “Performance Period”). Performance Periods will normally be from three (3) to five (5) years; provided, however, that the Committee at its sole discretion may establish other time periods; and further provided that the Performance Period for an award conditioned upon a Participant’s continued employment with the Company shall not be less than three (3) years.

6.5 Performance Goals.    Common Stock Units and the related Dividend Equivalent Account earned may be based upon the attainment of Performance Goals established by the Committee in accordance with Section 162(m) of the Code. Within the first ninety (90) days of the Performance Period, the Committee shall establish, in writing, the weighted Performance Goals and related Performance Factors for various goal achievement levels for the Company. In establishing the weighted Performance Goals, the Committee shall take the necessary steps to insure that the Company’s ability to achieve the pre-established goals is uncertain at the time the goals are set. The established written Performance Goals, assigned weights, and Performance Factors shall be written in terms of an objective formula, whereby any third party having knowledge of the relevant Company performance results could calculate the amount to be paid. Such Performance Goals may vary by Participant and by grant.

The number of Common Stock Units and Dividend Equivalents earned will be equal to the amounts awarded multiplied by the applicable Performance Factors. However, the Committee shall have the discretion, by Participant and by grant, to reduce (but not to increase) some or all of the amount that would otherwise be payable by reason of the satisfaction of the Performance Goals. In making any such determination, the Committee is authorized to take into account any such factor or factors it determines are appropriate, including but not limited to Company, business unit and individual performance.

6.6 Payment of Common Stock Units and Dividend Equivalent Account.    Payment in respect of Common Stock Units earned (as determined under Sections 6.4 and 6.5) shall be made to the holder thereof within two and one-half (2 1/2) months after the Performance Period for such units has ended, but only to the extent that the Committee certifies in writing that the continuing employment and/or any applicable performance targets have been met.

Except as may be otherwise provided by Section 6.9, payment for Common Stock Units earned shall be made either in shares of Common Stock, or in cash, at the sole discretion of the Committee. The medium of payment, whether in shares of Common Stock or in cash, shall be set forth in the Committee’s resolution granting the Common Stock Units and in the Agreement with the Participant.

For an award of Common Stock Units to be paid out in shares, the number of shares paid shall be equal to the number of Common Stock Units earned. The holder may elect to reduce this amount by the number of shares of Common Stock which have, on the date the Common Stock Units are paid, a Fair Market Value equal to the applicable federal, state and local withholding tax due on the receipt of Common Stock, in lieu of making a cash payment equal to the amount of such withholding tax due.

For an award of Common Stock Units to be settled in cash, the amount of cash paid shall be equal to the number of Common Stock Units earned multiplied by the average closing price for a share of Common Stock as published in the Wall Street Journal (under the caption “New York Stock Exchange Composite Transactions”) or any other publication selected by the Committee for the period of ten (10) trading days immediately prior to such date following the lapse of the Performance Period, and the satisfaction of any other applicable conditions established by the Committee at the time of grant, that the Participant first becomes entitled to receive such payment. Such amount will be reduced by applicable federal, state and local withholding tax due.

A holder of Common Stock Units (whether or not such Common Stock Units are to be paid out in Common Stock, or settled in cash) will be entitled to receive from the Company, within two and one-half (2 1/2) months after the Performance Period, payment of an amount in cash equal to the Dividend Equivalent Account earned (as determined under Sections 6.4 and 6.5) by the holder minus applicable federal, state and local withholding tax due.

(a) Notwithstanding the foregoing, and at the discretion of the Committee, any Participant subject to minimum stock ownership guidelines (as established from time to time by the Committee or the Company), but failing to meet the applicable personal ownership requirement within the prescribed period may receive a number of shares of Common Stock upon payment of the Common Stock Units, subject to the following restrictions which shall remain in place until compliance with such ownership guidelines is attained:

(1) The number of shares subject to the restrictions shall be equal to the total number of Common Stock Units being paid out, minus the number of shares of Common Stock used to pay applicable federal, state and local withholding tax on the total payment of such Common Stock Units.

(2) Other than transfers to family members or trusts that are permitted in accordance with the applicable stock ownership guidelines, and that will not result in a reduction in the level of ownership attributable to the Participant under such guidelines, the Participant shall be prohibited from effecting the sale, exchange, transfer, pledge, hypothecation, gift or other disposition of such shares of Common Stock until the earlier of:

(i)	attainment of compliance with applicable stock ownership guidelines;

(ii)	the Participant’s death, retirement, or permanent disability (as determined by the Committee); or

(iii)	occurrence of the Participant’s Employment Termination Date, for any reason other than Just Cause.

(3) These restrictions shall apply to any new, additional or different securities the Participant may become entitled to receive with respect to such shares by virtue of a stock split or stock dividend or any other change in the corporate or capital structure of the Company.

(b) Until such time as the restrictions hereunder lapse, the shares will be held in “book-entry form” and appropriate notation of these restrictions will be maintained in the records of the Company’s transfer agent and registrar. Any share certificate representing such shares will bear a conspicuous legend evidencing these restrictions, and the Company may require the Participant to deposit the share certificate with the Company or its agent, endorsed in blank or accompanied by a duly executed irrevocable stock power or other instrument of transfer.

6.7 Death, Disability or Retirement.

(a) In the case of an award of Common Stock Units made pursuant to Section 6.1(a) hereof and conditioned upon the Participant’s continued employment, upon the occurrence of a Participant’s death or permanent disability (as determined by the Committee) prior to the end of the Performance Period, the conditions to payout, if any, shall be determined by the Committee and shall be set forth in the agreement granting the Common Stock Units, and shall be paid on the first day of the second month following the date of the Participant’s death or the date of determination of permanent disability.

(b) In the case of an award of Common Stock Units made pursuant to Section 6.1(b) hereof and conditioned upon the attainment of certain predetermined performance objectives, upon the occurrence of a Participant’s Employment Termination Date, by reason of death, permanent disability or retirement (as each is determined by the Committee) prior to the end of the Performance Period, no portion of the Participant’s Common Stock and the Dividend Equivalent Account related to such award shall be forfeited, and the Common Stock Units, together with related Dividend Equivalents, shall be paid out as though such Participant continued to be an employee or director of the Company through any applicable Performance Period, and as, if, and when the applicable Performance Goals have been met.

6.8 Termination of Employment.    Except as provided in Sections 6.7 and 6.9, or as determined by the Committee, 100% of all Common Stock Units of a Participant under the Plan shall be forfeited and the Dividend Equivalent Account shall be forfeited upon the occurrence of the Participant’s Employment Termination Date prior to the end of the Performance Period, and in such event the Participant shall not be entitled to receive any Common Stock or any payment of the Dividend Equivalent Account regardless of the level of Performance Goals achieved for the respective Performance Periods.

6.9 Change in Control.    In the event of a Change in Control, Common Stock Units shall be paid to the Participant no later than the earlier of (i) ninety (90) days following the date of occurrence of such Change in Control or (ii) two and one-half (2 1/2) months following the end of the calendar year in which occurs the date of such Change in Control (the “CSU Payout Date”), regardless of whether the applicable Performance Period has expired or whether the applicable Performance Goals have been met. For a Change in Control occurring within the first consecutive twelve-month period following the date of grant, the number of performance-based Common Stock Units paid out with regard to such grant shall be equal to the total number of Common Stock Units outstanding in such grant as the Change in Control, not adjusted for any Performance Factors described in Section 6.5. For a Change in Control occurring after the first consecutive twelve-month period following the date of grant, the number of performance-based Common Stock Units paid out with regard to such grant shall be the greater of (i) the total number of Common Stock Units outstanding in such grant as of the Change in Control, not adjusted for any Performance factors described in Section 6.5 or (ii) the total number of such Common Stock Units outstanding in such grant, multiplied by the applicable Performance Factors related to the Company’s actual performance immediately prior to the Change in Control. In the case of an award of Common Stock Units conditioned upon the Participant’s continued employment, the total number of Common Stock Units outstanding in such grant as of the Change in Control shall be paid to the Participant. The Participant’s Common Stock Units shall be payable to the Participant in cash or stock, as determined by the Committee prior to the Change in Control, as follows:

(a) if the Participant is to receive stock, the Participant will receive shares of Common Stock equal in number to the total number of Common Stock Units as stated above in this Section 6.9; or

(b) if the Participant is to receive cash, the Participant will be paid an amount in cash equal to the number of Common Stock Units stated above in this Section 6.9 multiplied by the Market Price as defined in Section 5.4; provided that for purposes of this Section 6.9(b), the determination under Section 5.4(a) will be made for the period set forth in the first sentence of this Section 6.9. Such amount will be reduced by the applicable federal, state and local withholding taxes due.

On or before the CSU Payout Date, the Participant will be paid an amount in cash equal to the applicable Dividend Equivalents on the number of Common Stock Units being paid pursuant to this Section 6.9 for the time period immediately preceding the Change in Control. Payout of Common Stock Units and the Dividend Equivalents shall be made to each Participant:

(c) who is employed by the Company on the CSU Payout Date; or

(d) whose employment relationship with the Company is terminated:

(1) as a result of any Qualifying Termination prior to the CSU Payout Date; or

(2) as a result of death, permanent disability or retirement (as each is determined by the Committee), that has occurred prior to the CSU Payout Date.

The Committee may establish, at the time of the grant of Common Stock Units, other conditions which must be met for payout to occur. These conditions shall be set forth in the Committee’s resolution granting the Common Stock Units and in the Agreement with the holders.

ARTICLE VII

Miscellaneous

7.1 General Restriction.    Each award under the Plan shall be subject to the requirement that if, at any time, the Committee shall determine that:

(a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law; or

(b) the consent or approval of any government regulatory body; or

(c) an agreement by the recipient of an award with respect to the disposition of shares of Common Stock,

is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, then such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

7.2 Non-Assignability.    Awards under the Plan shall not be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution except as otherwise determined by the Committee. Accordingly, during the life of the recipient, such award shall be exercisable only by such person or by such person’s guardian or legal representative, unless the Committee determines otherwise.

7.3 Right to Terminate Employment; Effect of Disaffiliation.    Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Company, to continue to be nominated or serve on the Board of Directors, or affect any right which the Company may have to terminate the employment of such Participant. If an Affiliate ceases to be an Affiliate as a result of the sale or other disposition by Sunoco, Inc. or one of its continuing Affiliates of its ownership interest in the former Affiliate, or otherwise, then individuals who remain employed by such former Affiliate thereafter shall be considered for all purposes under the Plan to have terminated their employment relationship with the Company.

7.4 Non-Uniform Determinations.    The Committee’s determinations under the Plan (including without limitation, determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards, and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

7.5 Rights as a Shareholder.    The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until shares of Common Stock are issued on behalf of such recipient in “book-entry” form, in the records of the Company’s transfer agent and registrar, or certificates have been issued for such shares.

7.6 Leaves of Absence.    The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (b) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any recipient who takes such leaves of absence.

7.7 Newly Eligible Employees.    The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or incentive period.

7.8 Adjustments.

(a) In the event of a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company (each a “Share Change”), the Committee or Board of Directors shall make an equitable and proportionate anti-

dilution adjustment to offset any resultant change in the per-share price of the Company’s Common Stock, and preserve the intrinsic value of Stock Options, Common Stock Units and other awards theretofore granted under the Plan. Such mandatory adjustment may include a change in one or more of the following: (1) the aggregate number of shares of Common Stock reserved for issuance and delivery under the Plan; (2) the number of shares of Common Stock or other securities subject to outstanding awards under the Plan; (3) the exercise price of outstanding Options; and (4) other similar matters.

(b) In the event of a merger, amalgamation, consolidation, acquisition of property or shares, separation, spinoff, other distribution of stock or property (including any extraordinary cash or stock dividend), reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board of Directors may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (1) the aggregate number and kind of shares of Common Stock or other securities reserved for issuance and delivery under the Plan, (2) the number and kind of shares of Common Stock or other securities subject to outstanding awards under the Plan; and (3) the exercise price of outstanding Options, (4) the cancellation of outstanding awards granted under the Plan in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such awards, as determined by the Committee or the Board of Directors in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee or the Board of Directors that the value of an Option shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Transaction over the exercise price of such Option shall conclusively be deemed valid); (5) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares of Common Stock subject to outstanding awards under the Plan; and (6) in connection with any Disaffiliation, arranging for the assumption of awards granted under the Plan, or replacement of awards granted under the Plan with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to awards under the Plan that remain based upon Company securities.

7.9 Amendment of the Plan.

(a) The Committee may, without further action by the shareholders and without receiving further consideration from the Participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

(b) The Committee may at any time, and from time to time, modify or amend the Plan, or any award granted under the Plan, in any respect; provided, however, that, without shareholder approval the Committee may not:

(1) increase the maximum award levels established in Section 2.7, including the maximum number of shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 7.8);

(2) extend the term during which an Option may be exercised beyond ten years from the date of grant; or

(3) alter the terms of any Option to reduce the Option Price, or cancel any outstanding Option award and replace it with a new Option, having a lower Option Price, where the economic effect would be the same as reducing the Option Price of the cancelled Option.

Except as provided in Section 7.9(a) above, no termination, modification or amendment of the Plan (or any award granted under the Plan), shall, without the consent of a Participant, affect the Participant’s rights under an award previously granted.

Sunoco, Inc.

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www.SunocoInc.com

Your Vote is Important!

You can vote in one of three ways:

OPTION 1:	Vote by Telephone – Call 1-877-290-2604 using a touch-tone telephone to transmit your voting instructions. Have your proxy card in hand and then follow the instructions. Telephone voting closes at 11:59 p.m. Eastern U.S. Time on Wednesday, April 30, 2008.*

Call on a touch-tone telephone 1-877-290-2604 anytime. There is no charge for this call.

OPTION 2:	Vote by Internet – Access http://www.ivselection.com/sunoco08. Have your proxy card in hand when you access the web site and follow the instructions. Internet voting closes at 11:59 p.m. Eastern U.S. Time on Wednesday, April 30, 2008.*

Your telephone or Internet vote authorizes the named Proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card.

OPTION 3:	Vote by Mail – If you do not wish to vote using a touch-tone telephone or the Internet, please complete, sign, date and return the proxy card below in the envelope provided.*

Whichever method you choose, please vote promptly.

Important notice regarding availability of proxy materials for the Annual Meeting of Shareholders to be held on May 1, 2008 at 9:30 a.m. The Proxy Statement and Annual Report are available at: www.SunocoInc.com/site/proxymaterials

*	In order to allow the SunCAP Trustee adequate time to vote the shares held in that plan, voting instructions from SunCAP participants must be received no later than 9:30 a.m. Eastern U.S. Time on Tuesday, April 29, 2008.

Fold and Detach Here	Fold and Detach Here

Sunoco, Inc. 1735 Market Street Suite LL Philadelphia, PA 19103-7583	THIS PROXY AND VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SUNOCO, INC. FOR THE MAY 1, 2008 ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENTS THEREOF.

The undersigned appoints J. G. DROSDICK and A. C. MULE´ and each of them, with full power of substitution, as proxies and attorneys-in-fact (the “Proxies”) to vote as indicated all shares of Sunoco, Inc. Common Stock, which the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the 2008 Annual Meeting. This proxy card also provides voting instructions for shares held for the account of the undersigned, if any, in the Sunoco, Inc. Capital Accumulation Plan (“SunCAP”). For additional explanatory information, see the “Questions and Answers” section of the accompanying proxy statement.

SIGNATURE	SIGNATURE	DATED

Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title. If stock is jointly owned, each joint owner should sign.

CONTINUED ON REVERSE SIDE

This proxy and voting instruction card, when properly executed, will be voted by the Proxies in the manner designated below. For shares not held in SunCAP, if this proxy and voting instruction card is returned signed, but there is no indication of a vote or if it is not clear which box is checked, the Proxies will vote FOR proposals (1), (2) and (3) SunCAP shares will be voted in accordance with the terms of that plan.

The Board of Directors unanimously recommends a vote FOR proposals (1), (2) and (3).

				FOR All Nominees Listed	WITHHOLD From All Nominees Listed
(1) Election of a Board of Directors:
01 - R. J. Darnall	04 - U. O. Fairbairn	07 - J. P. Jones, III	10 - G. J. Ratcliffe	☐	☐
02 - J. G. Drosdick	05 - T. P. Gerrity	08 - J. G. Kaiser	11 - J. W. Rowe
03 - G. W. Edwards	06 - R. B. Greco	09 - R. A. Pew	12 - J. K. Wulff

FOR all nominees, except vote withheld from the following nominee(s), if any:

(2) Approval of the Sunoco, Inc. Long-Term Performance Enhancement Plan II:	☐FOR	☐AGAINST	☐ABSTAIN

(3) Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for fiscal year 2008:	☐FOR	☐AGAINST	☐ABSTAIN

☐Please check ONLY if you plan to attend the 2008 Annual Meeting. Admission tickets are required and will be mailed to you.

☐Please check if you have multiple shareholders in your household and want to consent to receive only one set of the annual report and proxy statement. Your consent will remain effective, and will apply to future annual meeting materials, until revoked. (See the 2008 Proxy Statement, Question 13).

☐ Please check if you consent to access future annual reports and proxy statements electronically via the Internet instead of receiving them in the mail. Your consent will remain effective, and will apply to future annual meeting materials, until revoked.

Please sign and date your proxy card on the reverse side and return it promptly in the envelope provided.